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                                                                   EXHIBIT 10.79

                              SETTLEMENT AGREEMENT

         This Settlement Agreement is made and entered into as of November 11, 2002, by and among the Governor of the State of California, acting on behalf of the agencies, departments, subdivisions, boards, and commissions of the executive branch of the State of California, including without limitation the California Department of Water Resources; the California Electricity Oversight Board; the California Public Utilities Commission; the People of the State of California, by and through the Attorney General; the City and County of San Francisco and the City of Oakland; the County of Santa Clara; the County of Contra Costa; Valley Center Municipal Water District; Padre Dam Municipal Water District; Ramona Municipal Water District; Helix Water District; Vista Irrigation District; Yuima Municipal Water District; Fallbrook Public Utility District and Borrego Water District; The Metropolitan Transit Development Board; San Diego Trolley, Inc.; San Diego Transit Corporation; Sweetwater Authority; California Lieutenant Governor Cruz Bustamante; California Assemblywoman Barbara Mathews; classes consisting of all persons or entities in California who indirectly purchased Electric Power for purposes other than resale or distribution since January 1, 1998, represented by Pamela R. Gordon, Ruth Hendricks, Mary L. Davis and Oscar's Photo Lab; the Attorneys General of Washington and Oregon as chief law enforcement officers of their respective states; The Williams Companies, Inc.; and Williams Energy Marketing & Trading Company.

         1.       DEFINITIONS.

         The following terms with initial capital letters, which are in addition to other terms with initial capital letters defined in the body of this Settlement Agreement or by the context in which they appear in this Settlement Agreement, have the following meanings when used in this Settlement Agreement:

         1.1 "AB1X" means Assembly Bill 1 of the 2001-02 First Extraordinary Session, which amended the California Water Code by adding Division 27, authorizing the CDWR to, among other things, enter into contracts with energy suppliers.

         1.2 "AES" means any one or more of AES Corporation; AES Southland L.L.C., a Delaware limited liability company, AES Alamitos, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware, AES Huntington Beach, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware, and AES Redondo Beach, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware.

         1.3 "AES Contract" means that certain Capacity Sale and Tolling Agreement (together with all ancillary agreements) dated May 1, 1998, as amended May 15, 1998, by and among AES and Williams.

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         1.4      "AG" means the Attorney General of California; the People of the State of California, by and through the Attorney General Bill Lockyer.

         1.5 "All Releasing Parties" means the California State Releasing Parties, the California Cities, Counties and Political Subdivisions, California Water Districts, Bustamante, the Northwest AGs, the Private Parties, Unnamed California Cities, Counties and Political Subdivisions, Williams, and Williams Companies.

         1.6      This paragraph has been intentionally left blank.

         1.7 "Bill of Sale" means, collectively, the Bill of Sale, Assignment and Assumption Agreement(s) providing for transfer and assignment of the Property to the AG or his designee(s) required to be delivered by Paragraph 3.2(b) of this Settlement Agreement.

         1.8 "Business Day" means any day other than a Saturday, Sunday, or legal holiday in the State of California in which state government is not generally open for business to the public.

         1.9 "Bustamante" means Lieutenant Governor Cruz Bustamante and California Assemblywoman Barbara Mathews.

         1.10 "CAISO" means the California Independent System Operator Corporation.

         1.11 "California Cities and Counties" means the County of Santa Clara, the County of Contra Costa, the City of Oakland and the City and County of San Francisco.

         1.12 "California Executive" means the Governor of the State of California, acting on behalf of the agencies, departments, subdivisions, boards, and commissions of the executive branch of the State of California, including, without limitation, CDWR. California Executive shall not include the CPUC or any other body created by the California Constitution.

         1.13 "California State Releasing Parties" means California Executive, the CDWR, the CPUC, the CEOB, and the AG.

         1.14 "California Water Districts" means Valley Center Municipal Water District, Padre Dam Municipal Water District, Ramona Municipal Water District, Helix Water District, Vista Irrigation District, Yuima Municipal Water District, Fallbrook Public Utility District, Borrego Water District, and Sweetwater Authority.

         1.15     "Cal PX" means the California Power Exchange.

         1.16 "Cash Consideration" means $150,000,000, payable to the AG or its designee(s) as follows: (a) $42,000,000 payable on or before the Closing Date; (b) $30,000,000 payable on January 1, 2004; (c) $15,000,000 payable on
January 1, 2005; (d) $15,000,000 payable on January 1, 2007; (e) $15,000,000 payable on January 1, 2008; (f) $15,000,000 payable on January 1, 2009; and (g) $15,000,000 payable on January 1, 2010, subject, however, to the provisions of Paragraphs 4.8(a), 4.8(b), and 4.8(c) hereof. The payments described in clauses
(b), (c) and (d) shall be referred to collectively as the "Tranche A Payments," and the payments described in clauses (e), (f) and (g) shall be referred to collectively as the "Tranche B Payments."

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         1.17     "CDWR" means the State of California Department of Water
Resources, including without limitation, the California Energy Resources Scheduling Division.

         1.18 "Class" means a class or classes consisting of persons or entities in California who indirectly purchased Electric Power for purposes other than resale or distribution since January 1, 1998.

         1.19     "CEOB" means the California Electricity Oversight Board.

         1.20 "Civil Actions" mean Gordon v. Reliant Energy, Inc., et al., Case No. GIC 758487 (San Diego Super. Ct.), Hendricks v. Dynegy Power Marketing, Inc., et al, Case No. GIC 758565 (San Diego Super. Ct.) and Pier 23 Restaurant and Oscar's Photo Lab v. PG&E Energy Trading, et al., Case No. 308120 (San Francisco Super. Ct.).

         1.21 "Civil Plaintiffs' Counsel" means the counsel of record for plaintiffs in the Civil Actions.

         1.22 "Closing Date" has the meaning given to it in Paragraph 3.1 of this Settlement Agreement.

         1.23 "Court" shall have the meaning given to it in Paragraph 3.3 of this Settlement Agreement.

         1.24     "CPUC" means the California Public Utilities Commission.

         1.25 "Credit Document(s)" means, any of the following documents delivered pursuant to this Settlement Agreement:

         a.       Letter(s) of Credit,

         b. Cash held by the AG (or a third party for the benefit of the AG pursuant to the terms of a Deposit Account Control Agreement satisfactory in form and substance to the AG or such other agreement as may be necessary to perfect the AG's interests therein) as security for all or part of the Cash Consideration,

         c. Credit Default Swap(s) designating the AG (or such other party as may be designated in writing by the AG) as the fixed rate payor meeting the criteria set forth in Schedule 1.25 and Paragraph 4.8(e) of this Settlement Agreement and otherwise satisfactory in form and substance to the AG, or

         d. Documents evidencing such other security for all or part of the Cash Consideration as the AG may agree in writing to accept.

         1.26 "Electric Power" means electric energy and related products, including capacity and ancillary services such as regulation, spinning reserve, non-spinning reserve and replacement reserve.

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         1.27     "Event of Default" has the meaning given to it in Paragraph
4.8(a) of this Settlement Agreement.

         1.28 "Fee and Expense Fund" shall have the meaning given to it in Paragraph 4.18 of this Settlement Agreement.

         1.29     "FERC" means the Federal Energy Regulatory Commission.

         1.30 "Gas" means any natural gas or natural gas-related product or service.

         1.31 "Gas Contract" means the NAESB Base Contract to be executed and delivered by Williams to CDWR pursuant to the terms of Paragraph 3.2(c) of this Settlement Agreement.

         1.32 "GE Agreement" means that certain Agreement dated October 18, 2001, by and between GE Packaged Power, Inc., as seller, and State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity but solely as Owner Trustee under that certain trust established under the laws of the State of Connecticut pursuant to a Trust Agreement dated December 5, 2000, between State Street Bank and Trust Company of Connecticut, National Association, and Newcourt Capital U.S.A., Inc., as buyer, relating to the Property.

         1.33 "Just and Reasonable" has the meaning ascribed to it in Sections 205 and 206 of the Federal Power Act, 16 U.S.C. Sections 824d and 824e and/or Sections 4 and 5 of the Natural Gas Act 15 U.S.C. Sections 717c and 717d.

         1.34 "Letter of Credit" means a standby letter of credit satisfactory to the AG that (a) permits the AG to draw on the Letter of Credit for the full amount stated therein upon any Event of Default, (b) is issued by Bank of America, or another financial institution acceptable to the AG in the AG's reasonable discretion, and (c) permits the AG to draw on the Letter of Credit for the full amount stated therein (but only to the extent of outstanding obligations secured thereby) if a substitute Letter of Credit issued by Bank of America, or another financial institution acceptable to the AG in the AG's reasonable discretion, (which shall equal the Cash Consideration obligation outstanding that is secured by such Letter of Credit), in substantially the same form as the Letter of Credit delivered to the AG on the Closing Date, or other Security Documents fully securing the outstanding obligation secured by the Letter of Credit being replaced, is not issued in favor of the AG on or before sixty (60) days prior to the expiration date stated in the Letter of Credit.

         1.35     "Litigation Claims" has the meaning given to it in Paragraph
2.19 of this Settlement Agreement.

         1.36 "Northwest AGs" means the Attorneys General of Washington and Oregon as chief law enforcement officers of their respective states.

         1.37 "Notice Order" has the meaning given to it in Paragraph 3.3 of this Agreement.

         1.38 "Original Contracts" means that certain Master Power Purchase and Sale Agreement (together with any exhibits, schedules, confirmation letters and any written

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supplements thereto) dated as of February 16, 2001, between Williams and CDWR, and the Amended and Restated Confirmation Letter dated February 21, 2001 (together with any exhibits, schedules, confirmation letters and any written supplements thereto).

         1.39 "Owner Trustee" means State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity but solely as Owner Trustee under that certain trust established under the laws of the State of Connecticut pursuant to a Trust Agreement dated December 5, 2000, between State Street Bank and Trust Company of Connecticut, National Association, and Newcourt Capital U.S.A., Inc.

         1.40 "Paragraph" means a numbered paragraph of this Settlement Agreement, unless otherwise noted, and all references to a Paragraph shall include all subparts or subparagraphs of that Paragraph.

         1.41 "Parties" means the persons and entities listed in the first Paragraph of this Settlement Agreement, collectively, and their successors and assigns. Each of the Parties may be individually referred to herein as a "Party."

         1.42 "Phase I Execution Date" has the meaning given to it in Paragraph 3.1 of this Settlement Agreement.

         1.43     "Phase II Parties" has the meaning given to it in Paragraph
3.1 of this Settlement Agreement.

         1.44 "Private Parties" means the named plaintiffs individually and in their respective representative capacities in each of the Civil Actions, the Class, the Metropolitan Transit Development Board, San Diego Trolley, Inc., the Bustamante Civil Action, the Water District Action, and San Diego Transit Corporation.

         1.45 "Property" means the six (6) LM 6000 Gas Turbine Generator Sets described in the GE Agreement and all rights of the Owner Trustee under the GE Agreement relating thereto.

         1.46 "Rate Agreement" has the meaning given to it in Paragraph 2.8 of this Settlement Agreement.

         1.47 "Released Claims" means any and all of the claims set forth and described in Paragraphs 4.1, 4.2, 4.3, 4.4, and 4.5.

         1.48 "Renegotiated Contracts" means, collectively, the following agreements to be executed and delivered by Williams and CDWR pursuant to the terms of Paragraph 3.2(a) of this Settlement Agreement, together with any exhibits, schedules, confirmation letters and any written supplements thereto:
(a) Product A, B, C Master Agreement (including the Product A, B, C Confirmation); and (b) Product D Master Agreement (including the Product D Confirmation).

         1.49     "Settlement Agreement" means this document.

         1.50     "Tranche A Payments" mean the payments described in Paragraphs
1.16 (b), (c) and (d) of this Settlement Agreement.

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         1.51     "Tranche B Payments" means the payments described in
Paragraphs 1.16 (e), (f) and (g) of this Settlement Agreement.

         1.52 "Unnamed California Cities, Counties and Political Subdivisions" means each of the cities, counties and political subdivisions and districts of the State of California not otherwise identified as parties to this Settlement Agreement to the fullest extent of the authority of the Attorney General of the State of California to release such claims herein.

         1.53 "Water District Action" shall have the meaning described in Paragraph 2.4.

         1.54 "Wholesale Electricity Antitrust Cases I & II" means the Gordon Class Action (described herein in Paragraph 2.2), Hendricks Class Action (described herein in Paragraph 2.3), Water District Action (described in Paragraph 2.4), Cities and Counties' Action (described herein in Paragraph 2.5), Pier 23 Class Action (described herein in Paragraph 2.6), and Bustamante Complaint (described herein in Paragraph 2.9) that were coordinated under the caption Wholesale Electricity Antitrust Cases I & II, Judicial Council Coordination Proceeding Nos. 4202-00005 and 4202-00006.

         1.55 "Williams" means Williams Energy Marketing & Trading Company, a Delaware corporation, formerly known as Williams Energy Services Company, which is an indirectly wholly-owned subsidiary of the Williams Companies and the signatory on the Original Contract and Renegotiated Contracts.

         1.56 "Williams Companies" means The Williams Companies, Inc., a Delaware corporation which is the parent of Williams (exclusive of any subsidiary or affiliates as to the releases provided herein). As to the releases with respect to Gas herein, such releases extend only to conduct by Williams imputed to the Williams Companies.

         1.57 "Williams Companies Guaranty" means a guaranty from Williams Companies in the form attached hereto as Schedule 1.57.

         2.       RECITALS.

         2.1      On August 2, 2000, San Diego Gas & Electric Company filed a
Section 206 Complaint (Docket No. EL00-95-000, et al.) at the FERC, which complaint was consolidated with complaints filed by other persons or entities, including the CEOB (Docket No. EL00-104-000), alleging, among other things, that the energy markets in California operated by the Cal PX and CAISO resulted in prices paid for electric energy and energy-related products that were not Just and Reasonable (the "Refund Proceeding"). The Refund Proceeding could result in an obligation on the part of Williams to issue refunds for a portion of sums received for the sale of Electric Power in California.

         2.2 On November 27, 2000, Class Representative Pamela Gordon filed a class action complaint against Williams and the Williams Companies in the California State Court in San Diego County (Gordon v. Reliant Energy, Inc., et al., Case No. GIC 758487), alleging that Williams and the Williams Companies had engaged in unfair competition and committed antitrust violations in the California wholesale Electric Power markets (the "Gordon Civil

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Action"). The Gordon Civil Action seeks (a) monetary damages, (b) injunctive relief, and (c) for Williams to pay restitution and disgorgement of to the Class and the general public. Williams and Williams Companies deny liability for any of the Litigation Claims including the claims asserted in these proceedings.

         2.3 On November 29, 2000, Class Representative Ruth Hendricks filed a class action complaint against Williams and the Williams Companies in the California State Court in San Diego County (Hendricks v. Dynegy Power Marketing, Inc., et al, Case No. GIC 758565), alleging that Williams and the Williams Companies had engaged in unfair competition and committed antitrust violations in the California wholesale Electric Power markets (the "Hendricks Civil Action"). The Hendricks Civil Action seeks (a) monetary damages, (b) injunctive relief, and (c) for Williams to pay restitution and disgorgement of profits to the Class and the general public. Williams and Williams Companies deny liability for any of the Litigation Claims including the claims asserted in these proceedings.

         2.4 On January 16, 2001, Sweetwater Authority, Valley Center Municipal Water District and Padre Dam Municipal Water District filed a complaint against Williams and the Williams Companies in the California State Court in San Diego County (Sweetwater Authority, et al. v. Dynegy, Inc. et al., Case No. GIC 760743), alleging that Williams and the Williams Companies had engaged in unfair competition and committed antitrust violations in the California wholesale Electric Power markets (the "Water District Action"). Ramona Municipal Water District; Helix Water District; Vista Irrigation District; Yuima Municipal Water District; Fallbrook Public Utility District; Borrego Water District; Metropolitan Transit Development Board; San Diego Trolley, Inc; San Diego Transit Corporation later joined as plaintiffs in the Water District Complaint. The Water District Action seeks (a) monetary damages,
(b) injunctive relief, and (c) for Williams to pay restitution and disgorgement of profits. Williams and Williams Companies deny liability for any of the Litigation Claims including the claims asserted in these proceedings.

         2.5 On January 18, 2001, the City and County of San Francisco filed a complaint against Williams and the Williams Companies on behalf of the People of the State of California, in the California State Court in San Francisco County (People v. Dynegy Power Marketing, Inc., et al., Case No. 318189), alleging that Williams and the Williams Companies had engaged in unfair competition and committed antitrust violations in the California wholesale Electric Power markets (the "Cities' and Counties' Action"). The City of Oakland, Santa Clara County, and Contra Costa County later joined as plaintiffs in the Cities' and Counties' Action. The Cities' and Counties' Action seeks (a) monetary damages, (b) injunctive relief, (c) for Williams to pay restitution and disgorgement of profits, and (d) civil penalties. Williams and Williams Companies deny liability for any of the Litigation Claims including the claims asserted in these proceedings.

         2.6 On January 24, 2001, Class Representative Pier 23 Restaurant filed a class action complaint against Williams and the Williams Companies in the California State Court in San Francisco County (Pier 23 Restaurant and Oscar's Photo Lab v. PG&E Energy Trading, et al., Case No. 308120), alleging that Williams and the Williams Companies had engaged in unfair competition in the California wholesale Electric Power markets (the "Pier 23 Civil Action"). Oscar's Photo Lab and Mary L. Davis later joined as plaintiffs in the Pier 23 Civil Action, and

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Pier 23 Restaurant later withdrew from the litigation. The Pier 23 Civil Action seeks (a) monetary damages, (b) injunctive relief, and (c) for Williams to pay restitution and disgorgement of profits to the Class and the general public. Williams and Williams Companies deny liability for any of the Litigation Claims including the claims asserted in these proceedings.

         2.7 On February 16 and 21, 2001, the CDWR and Williams entered into the Original Contracts.

         2.8 On February 21, 2002, pursuant to AB1X, the CDWR and the CPUC executed a duly authorized Rate Agreement (the "Rate Agreement") providing for the recovery by CDWR of its revenue requirements. The Rate Agreement, among other things, facilitates CDWR's payment of suppliers of Electric Power such as Williams. The CPUC issued D.02-02-051 on February 21, 2002, finding the Rate Agreement to be in the public interest and adopted it.

         2.9 On May 2, 2001, Lieutenant Governor Cruz Bustamante and California Assemblywoman Barbara Mathews filed a complaint against Williams and the Williams Companies and certain of their officers and directors in the California State Court in Los Angeles County (Bustamante v. Dynegy, Inc., et al., Case No. BC 249705), alleging that Williams and the Williams Companies had engaged in unfair competition and committed antitrust violations in the California wholesale Electric Power markets (the "Bustamante Civil Action"). The Bustamante Civil Action seeks (a) monetary damages, (b) injunctive relief, and
(c) for Williams to pay restitution and disgorgement of profits. Williams and Williams Companies deny liability for any of the Litigation Claims including the claims asserted in these proceedings.

         2.10 On February 25, 2002, and on February 26, 2002, the CPUC and the CEOB, respectively, filed separate complaints in Docket Nos. EL02-60-000 and EL02-62-000 under Section 206 of the Federal Power Act at the FERC alleging, among other things, that the terms and the rates under the Original Contracts are not Just and Reasonable or consistent with the public interest (the "CPUC Complaint" and the "CEOB Complaint," respectively). As to Williams, the CPUC and CEOB Complaints seek rescission or, in the alternative, reformation of the Original Contracts. Williams and Williams Companies deny liability for any of the Litigation Claims including the claims asserted in these proceedings.

         2.11 On March 8, 2002, after the Gordon Civil Action, the Hendricks Civil Action, the Cities' and Counties' Action, the Water District Action, the Pier 23 Civil Action and the Bustamante Action had been coordinated before a single trial judge in Wholesale Electricity Antitrust Cases I & II, the plaintiffs in these actions filed a single Master Complaint.

         2.12 On March 11, 2002, the People of the State of California, by and through Attorney General Bill Lockyer, filed a complaint against Williams and the Williams Companies in the California State Court in San Francisco County, Docket CGC-02-405432, alleging that Williams and the Williams Companies had engaged from 1998 to the present in unfair competition in the California ancillary services Electric Power markets (the "AG Unfair Competition Complaint"). The AG unfair Competition Complaint seeks (a) injunctive relief against Williams, (b) restitution, (c) disgorgement of profits, and (d) civil penalties. Williams and Williams Companies deny liability for any of the Litigation Claims including the claims asserted in these proceedings.

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         2.13     On March 20, 2002, the People of the State of California, by
and through Attorney General Bill Lockyer, filed a complaint at FERC in Docket No. EL02-71-000 under Sections 205 and 206 of the Federal Power Act alleging, among other things, that public utility sellers which had made sales to CDWR, Cal PX, and the CAISO were in violation of certain reporting and filing requirements (the "AG 206 Complaint"). The AG 206 Complaint, if successful, could result in refund obligations on the part of Williams. Williams and Williams Companies deny liability for any of the Litigation Claims including the claims asserted in these proceedings.

         2.14 Beginning in late 2000 and continuing through 2002, the People of the State of California, by and through Attorney General Bill Lockyer, served various sets of subpoenas and interrogatories (the "AG subpoenas") on Williams pursuant to its investigation In the Matter of the Investigation of Possible Unlawful, Unfair or Anti-Competitive Behavior Affecting Electricity Prices in California (as further described in Section 2.15, the "AG Investigation").

         2.15 The AG Investigation includes an inquiry into facts relating to Williams' and Williams Companies' participation in the California Gas and Electric Power markets from 1998 to the present. The AG Investigation includes the following: any alleged conspiracy between Williams or Williams Companies and other market participants in the Electric Power or Gas markets; the AES Contract; the acquisition and holding of the generation facilities which are the subject of the AES Contract; the exercise of market power and restraint of trade issues relating to the AES Contract and the relationship between AES and Williams and the Williams Companies; the exercise of market power by Williams in the Electric Power or Gas markets; the alleged misconduct concerning outages of AES generation facilities including without limitation outages in April and May 2000; the alleged physical or economic withholding of Electric Power or Gas; the alleged manipulation of supply or prices of Electric Power or Gas; improper or unlawful trading activities relating to Electric Power or Gas; and alleged "cornering" of the Gas market. To date, the AG subpoenas and Investigation have resulted in production by Williams of hundreds of thousands of documents. If the case were not closed the continuing administrative burden and cost to Williams would be much greater. Williams and Williams Companies deny wrongdoing in connection with any of the matters under investigation by the AG.

         2.16 On April 9, 2002, the People of the State of California, by and through Attorney General Bill Lockyer, filed a complaint against Williams in the California State Court in San Francisco County, Docket CGC-02-406459, alleging that Williams engaged in unjust and illegal overcharges and price gouging during the California energy crisis ("the AG Profiteering Complaint."). If successful, the AG Profiteering Complaint could result in civil penalties against Williams. Williams and Williams Companies deny liability for any of the Litigation Claims including the claims asserted in these proceedings.

         2.17 On April 11, 2002, as part of the AG Investigation, the People of the State of California, by and through Attorney General Bill Lockyer, provided Williams with a draft complaint it intended to file in the United States District Court for the Northern District of California against Williams, the Williams Companies, and AES for allegedly illegal acquisitions and/or holdings and/or control of assets or rights related to such assets, under section 7 of the Clayton Act, 15 U.S.C. ss. 18, and California Business and Professions Code section 17200, seeking an injunction and other equitable and ancillary relief, divestiture, damages and restitution

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("Clayton Act Complaint"). The Clayton Act Complaint alleged wrongful conduct, including without limitation withholding capacity, decreasing competition and/or raising prices, relating to the acquisition and continued holding of the generation facilities governed by the AES Contract from 1998 to the present (the "AG Clayton Act Investigation"). Williams and Williams Companies deny liability for any of the Litigation Claims including the claims asserted in the Clayton Act Complaint.

         2.18 Beginning in late 2000 and continuing through 2002, the Attorneys General of Washington and Oregon have conducted an investigation into facts relating to Williams' and Williams Companies' participation in the Oregon and Washington electricity and gas markets from 1998 to the present (the "Northwest AGs Investigations"). The Northwest AGs worked cooperatively with the AG in sharing documents and information related to Williams and other companies. The Northwest AGs have asserted that Williams may be subject to civil liability, including civil penalties and/or restitution, as a result of potential illegal activity. Williams and Williams Companies deny liability for any of the Litigation Claims including the claims asserted in the Northwest AG's Investigations.

         2.19 The Refund Proceeding, CPUC Complaint, CEOB Complaint, AG Unfair Competition Complaint, AG 206 Complaint, AG subpoenas, AG Investigation, AG Profiteering Complaint, Cities' and Counties' Action, Water District Action, Bustamante Action, Northwest AGs Investigations, Civil Actions, Clayton Act Complaint, and AG Clayton Act Investigation (collectively, the "Litigation Claims") have resulted in significant legal and other expenses and present risks and uncertainties for all Parties, including, without limitation, the risk of one or more unfavorable judgments in the Litigations Claims.

         2.20 Recognizing the mutual benefits of buying peace by reaching a settlement related to the Electric Power and Gas Markets, representatives of Williams, Williams Companies, and the California State Releasing Parties initiated discussions in the winter of 2001-02 to determine whether a resolution was achievable. Subsequently, the parties to the Litigation Claims joined in the settlement discussions.

         2.21 After extensive negotiations, the Parties reached the terms of this Settlement Agreement, which provides that in exchange for the releases described in this Settlement Agreement, Williams and/or Williams Companies will, among other things, enter into the Renegotiated Contracts and Gas Contract, pay the Cash Consideration, transfer six combustion turbines to the AG or his designee(s), and cooperate with the AG, the Northwest AGs and the Private Parties, California Cities and Counties, and California Water Districts as provided herein.

         2.22 The Parties desire to resolve certain matters and to avoid any future claims relating to them, including issues relating to the effectiveness, enforceability, validity or justness and reasonableness of the Renegotiated Contracts and the Gas Contract, by way of compromise rather than by litigation. The Parties have agreed to resolve such matters and to ensure the ongoing effectiveness and validity of the Renegotiated Contracts and the Gas Contract on the terms and conditions set forth in this Settlement Agreement.

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         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed between and among the Parties as follows:

         3.       CLOSING.

         3.1 Execution of the transactions contemplated by this Settlement Agreement by CDWR, Williams, Williams Companies, the AG, the CPUC and the CEOB ("Phase I Execution")shall take place at such place on such date and in such manner (e.g., in person, by facsimile or by overnight mail) as such parties (the "Phase I Parties") may mutually agree (the "Phase I Execution Date"), but in no event shall the Phase I Execution Date be more than four (4) days following satisfaction of the conditions precedent set forth below in Paragraph 3.6(a) unless otherwise agreed to in writing by the Phase I Parties. Following the Phase I Execution, the consummation of the transactions contemplated by this Settlement Agreement shall be deemed to have occurred on December 31, 2002 (the "Closing Date") provided the conditions set forth in Paragraph 3.6(b) have been satisfied or waived. This Settlement Agreement shall also be executed by the California Cities and Counties, the California Water Districts, the Northwest AGs, and the Private Parties (collectively, the "Phase II Parties") on or before the Closing Date; provided however, that any of the California Cities, Counties and Political Subdivisions may execute this Settlement Agreement after the Closing Date and such Party shall thereafter be bound by the terms and conditions herein as of the date of said execution. Notwithstanding any other provision contained in this Settlement Agreement, the failure of any Party, other than a Phase I Party, to execute this Settlement Agreement on or before the Closing Date shall not invalidate this Settlement Agreement or nullify any provision hereof except that, as between such Party and any other Party hereto, this Settlement Agreement and any provision hereof shall be invalid and of no force or effect; provided, however, that if any of the Private Parties fail to execute the Agreement and the Class is not certified and the settlement is not finally approved, then the Agreement shall terminate as to the Private Parties at Williams exclusive option.

         3.2      Phase I Execution Date, Closing:

         a. The following actions shall take place on or prior to the Phase I Execution Date:

                  (i) Renegotiated Contracts. CDWR and Williams shall execute and deliver an original copy of the Renegotiated Contracts, the form of which shall be the same or substantially similar to the documents attached hereto and made a part hereof as Schedule 3.2(a)(i), to each other and to the CPUC, CEOB, and the AG.

                  (ii) Williams Companies Guaranty. The Williams Companies shall execute and deliver to the AG the Williams Companies Guaranty.

                  (iii) Gas Contract. CDWR and Williams shall execute and deliver an original copy of the Gas Contract, the form of which shall be the same or substantially similar to the document attached hereto and made a part hereof as Schedule 3.2(a)(iii), to each other and to the CPUC, CEOB, and the AG.

         b. Subject to the satisfaction of the Closing conditions precedent described below, the following actions shall take place on or by the Closing Date:

                  (i) Credit Documents. Williams shall deliver Credit Document(s) in support of the Tranche A payments. Such Credit Documents shall include a Letter of Credit in an amount of not less than $45,000,000 with an expiration date not earlier than July, 2003, provided Credit Documents delivered before the Closing date shall not be effective until the Closing date.

                  (ii) Bill of Sale. Owner Trustee shall execute and deliver one or more Bills of Sale, the form of which shall be the same or substantially similar to the document attached hereto and made a part hereof as Schedule 3.2(b), to transfer and assign the Property to the AG or its designee(s). Any transfer or assignment of Property pursuant to the preceding sentence shall not be effective until the Closing Date.

                  (iii) Williams and Williams Companies shall (i) make the first payment as described in Paragraph 1.16(a) and shall pay such remaining amounts of the Tranche A Payments as have not been subject to credit support pursuant to Section 3.2(b)(i).

                  (iv) Consents. Williams shall deliver a written document, satisfactory in form and substance to the AG, executed by GE Packaged Power, Inc. affirming that the warranties on the Property will not expire until 24 months following the dates specified in Schedule 3.2(b)(iv).

         3.3      Private Parties' Provisions:

         a. No later than five (5) business days after the Closing Date, Civil Plaintiffs' Counsel shall submit this Settlement Agreement together with its schedules to the court in which the Wholesale Electricity Antitrust Cases I & II are pending on the date of submission (the "Court") and shall apply for entry of an order (the "Notice Order"), to be agreed to by Williams and Civil Plaintiffs' Counsel. The Notice Order will request, inter alia:

                  (i) Certification of the Class for settlement purposes only;

                  (ii) Preliminary approval of the settlement set forth in the Settlement Agreement; and

                  (iii) Approval of the dissemination of a settlement notice or notices, in a form to be agreed to by Williams and Civil Plaintiffs' Counsel, which shall set forth the general terms of the settlement set forth in the Settlement Agreement and the date of the Settlement Hearing as defined below. Williams and Civil Plaintiffs' Counsel shall propose to the Court that notice be provided by such methods as are agreed to between Williams and Civil Plaintiffs' Counsel.

         b. The Private Parties and Williams shall be responsible for paying the costs of notice to the Class as follows:

                  (i) Civil Plaintiffs' Counsel shall pay the costs of notice in the form ordered by the Court not to exceed $250,000. As set forth below, the Private Parties (through their counsel) shall be entitled to draw upon the Fee and Expense Fund to pay for the costs of this notice.

                  (ii) If the costs of notice in the form ordered by the Court do not exceed $250,000, then Williams shall have no responsibility for payment of any notice costs. If the costs of notice exceed $250,000, then Williams shall pay the remaining costs of notice, not to exceed an additional $250,000.

                  (iii) If the estimated cost of notice in the form ordered by the Court exceeds $500,000 (the $250,000 to be paid by Civil Plaintiffs' Counsel pursuant to paragraph 3.3(b)(i) and the $250,000 to be paid by Williams pursuant to paragraph 3.3(b)(ii)), then Williams or Williams Companies and Civil Plaintiffs' Counsel shall attempt to reach agreement on further allocation of any additional costs of notice; provided, however, Williams or Williams Companies and the Private Parties shall have, in their sole and absolute discretion, the option to pay the additional costs of notice above $500,000 or to terminate this Settlement Agreement as to the Private Parties.

         c. Civil Plaintiffs' Counsel shall request that after notice is given, the Court hold a hearing (the "Settlement Hearing") in which it shall approve the settlement of the Civil Actions as set forth herein as fair, adequate and reasonable to the Class, and enter a final judgment of dismissal with prejudice pursuant to the settlement as to Williams, the Williams Companies, William E. Hobbs, Keith E. Bailey, and Steven J. Malcolm.

         d. If prior to the Settlement Hearing, any Persons who otherwise would be Members of the Class have timely requested exclusion ("Requests for Exclusion") from the Class in accordance with the provisions of the Notice Order and the notice given pursuant thereto, and such Persons in the aggregate represent claims in an amount greater than an amount to be set forth in a supplemental agreement between Williams and Civil Plaintiffs' Counsel, Williams or Williams Companies shall have, in its sole and absolute discretion, the option to terminate this Settlement Agreement as to the Private Parties. Copies of all Requests for Exclusion received, together with copies of all written revocations of Requests for Exclusion received shall be delivered to Williams' and Williams Companies' counsel within seven (7) business days before the Settlement Hearing.

         e. Solely for the purposes of the settlement of the Civil Actions, the Parties agree to the certification of the Class as defined above in Paragraph 1.18 for settlement purposes; and Civil Plaintiffs' Counsel and Williams agree to jointly request the Court to enter an order, which, among other things, certifies the Class, as set forth in paragraph 3.3(a)(i). In the event this Settlement Agreement and the settlement proposed herein is not finally approved, or is terminated, canceled, or fails to become effective for any reason, this class certification, solely for the purpose of the settlement of the Civil Actions, shall be null and void and the Private Parties, the California Cities and Counties, the Water Districts, Williams and the Williams Companies will revert to their respective positions immediately prior to the Closing Date. Under no circumstances may this Agreement be used as an admission or evidence concerning the appropriateness of class certification should this Settlement Agreement be terminated in whole or part. Williams and Williams Companies reserve the right to oppose class certification should the Settlement Agreement be terminated in whole or part.

         f. The releases in Paragraph 4.5, and in Paragraph 4.9 as they relate to the Private Parties shall become effective upon, and any obligations to return any payments from the Fee and Expense Fund as set forth in Paragraph
4.18 shall terminate upon:

                  (i) A final determination by the Court pursuant to California Code of Civil Procedure section 877.6 that this Settlement Agreement was made in good faith and final conclusion of any petition for mandate;

                  (ii) Certification of the Class for settlement purposes and final judgment after final court approval of the settlement, including any appeal;

The first day on which all of these events shall have occurred shall be called the "Class Settlement Effective Date." Notwithstanding this provision, prior to the Class Settlement Effective Date, the Civil Plaintiffs' Counsel shall be entitled to draw upon the Fee and Expense Fund to pay for the costs of Class Notice.

         3.4 The AG may, at its sole option, waive execution and delivery of Consents required by Paragraph 3.2(b)(iv) of this Settlement Agreement. Any such waiver, which must be in writing and signed by the AG, shall not affect the effectiveness of the releases provided for in this Settlement Agreement in Paragraphs 4.1 through 4.5 and Paragraph 4.9.

         3.5      Any of the agreements described above in Paragraphs 3.2(a),
(b) and (c) which are signed only by parties to this Settlement Agreement may be signed in any number of counterparts, each of which is equally admissible in evidence and shall be deemed to be one and the same instrument. No such agreement shall take effect, however, until each Party to that agreement has signed a counterpart.

         3.6      Conditions Precedent:

         a. The following conditions precedent shall be satisfied prior to the Phase I Execution:

                  (i) the Phase I Parties shall have obtained all necessary internal consents and shall have taken all internal actions necessary to authorize the performance of their obligations herein;

                  (ii) notwithstanding any other provision contained in this Settlement Agreement, this Settlement Agreement, the Renegotiated Contracts, and the Gas Contract shall not become effective until and unless the CPUC shall have considered and voted to approve and adopt this Settlement Agreement and communicated the outcome of such vote to Williams and the California State Releasing Parties; and

                  (iii) each Phase I Party shall have performed any obligation required to be performed by that Party prior to the Phase I Execution Date or, if permitted to be performed on the Closing Date, has demonstrated to the reasonable satisfaction of the other Parties that it is capable of performing such obligations by the Closing Date.

         b. The following conditions precedent shall be satisfied by or prior to December 31, 2002, or by a date certain as specified below, if any:

                  (i) Requests by the CEOB and the CPUC advising the FERC that a resolution between themselves and Williams concerning claims regarding the Original Contracts has been reached and requesting that the FERC suspend such proceedings as between the CEOB and CPUC and Williams only relating to such claims pending the Closing at which time they will seek an order allowing the withdrawal of such claims;

                  (ii) Issuance by the FERC of an order in the Refund Proceeding granting Williams' motion to dismiss claims for refunds due to any of the California State Releasing Parties or in relation to any Electric Power provided to the CDWR that is or may be subject to the Refund Proceeding from Williams or the Williams Companies (the "Refund Order"). Receipt of the Refund Order shall not be a condition precedent to closing unless Williams and the Williams Companies, within ten (10) Business Days from the Phase I Execution, files a Motion to Dismiss in the Refund Proceeding in which it shall advise FERC that resolution has been reached between themselves and the State Releasing Parties concerning such actions and complaints and that each of CDWR, CEOB and CPUC have agreed to release claims as described in Paragraph 4.3 hereof. The contents of each such filing shall be consistent with the terms and conditions of this Settlement Agreement. The Parties will cooperate and assist each other in good faith in the preparation and filing of such motion;

                  (iii) If Williams and the Williams Companies have filed the Motion to Dismiss described in Paragraph 3.6(b)(ii), the State Releasing Parties shall file a responsive pleading consistent with the terms and conditions of this Settlement Agreement within five (5) Business Days thereafter; and

                  (iv) Williams and the Williams Companies shall have (i) made the payment described in Paragraph 1.16(a), and (ii) delivered to the AG or its designee(s) the Credit Documents described in Paragraph 3.2(b)(i) (except to the extent additional payments shall have been made pursuant to Paragraph 3.2(b)(iii).

         Absent the express written agreement of Williams and the California State Releasing Parties extending the time to satisfy or waiving any of the conditions set forth in this Paragraph 3.6, if each of the conditions have not been fulfilled on or prior to the dates specified above, then this Settlement Agreement shall be null and void and of no further effect, with all rights, duties and obligations of the Parties thereafter restored as if this Settlement Agreement had never been executed; provided, however that if all of such conditions other than Williams' obligations in Paragraph 3.6(b)(iv) have been fulfilled, the AG shall be entitled to enforce such obligations of Williams, in which event this Agreement shall not so terminate.

         3.7 The releases and other Consideration provided for in this Settlement Agreement, including without limitation the releases set forth in Paragraphs 4.1 through 4.5 and Paragraph

4.9 (excluding the releases as they relate to the Private Parties) shall become effective retroactive to the Phase I Execution Date. The releases set forth herein in Paragraphs 4.5 and 4.9 (with respect to the Private Parties) shall become effective, retroactive to the Phase I Execution Date, upon the Class Settlement Effective Date as set forth in Paragraph 3.3(f).

         3.8 This Settlement Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date by written notice delivered by the California State Releasing Parties to Williams and the Williams Companies or by Williams or the Williams Companies to the California State Releasing Parties, as the case may be, in the following instances (each a "Termination Event"):

         a. by the California State Releasing Parties if there has been a material misrepresentation, a material breach of warranty, or a material failure to comply with any covenant or agreement on the part of Williams or Williams Companies with respect to any of their representations, warranties, covenants or agreements set forth herein, and such misrepresentation, breach, or failure to comply has not been cured within five (5) Business Days of receipt by Williams and Williams Companies from the California State Releasing Parties of written notice thereof; provided, however, that any failure by Williams or Williams Companies to perform its or their obligations under Paragraph 4.7 hereof shall constitute a material failure to comply with an agreement and shall not be subject to such notice and cure period;

         b. by Williams or Williams Companies if there has been a material misrepresentation, a material breach of warranty, or a material failure to comply with any covenant or agreement on the part of the California State Releasing Parties with respect to their representations, warranties, covenants or agreements set forth herein, and such misrepresentation, breach, or failure to comply has not been cured within five (5) Business Days of receipt by the California State Releasing Parties from Williams or Williams Companies of written notice thereof;

         c. by the mutual written consent of the California State Releasing Parties, Williams and the Williams Companies;.

         d. by the AG, before December 15, 2002 if the AG, in his sole discretion, determines that there is evidence of illegal conduct by Williams or the Williams Companies in the Gas or Electric Power markets of which he was not previously aware or if Williams or the Williams Companies fail to fully cooperate in good faith with the AG's due diligence review.

         3.9 From time to time after the Closing, the Parties shall cooperate in consummating the settlement and release of claims and exchange of consideration provided for herein. This cooperation shall include, without limitation, the execution of such instruments of conveyance, assignment, transfer and delivery, release and waiver, the filing of additional complaints by the Private Parties as necessary to obtain the release set forth in Paragraph
4.5 herein and the provision of submissions, stipulations and other filings with courts and regulatory agencies, and the provision of such additional documents or taking of such other action as any Party may reasonably request.

         4.       MUTUAL RELEASES AND WAIVERS.

         4.1.     Original Contracts and the Renegotiated Contracts:

         Each of the California State Releasing Parties for itself hereby releases, acquits and forever discharges any and all claims of any nature whatsoever that it ever had, now has, or hereafter can, shall, or may have against Williams or Williams Companies based on, or arising out of, in whole or in part, (a) the Original Contracts, or (b) issues relating to effectiveness, due authorization, validity, or enforceability of any of the obligations of any of the California State Releasing Parties under the Renegotiated Contracts or the Gas Contract or whether such obligations are Just and Reasonable. This release does not constitute a waiver by the California State Releasing Parties of the right to pursue remedies under the Renegotiated Contracts or the Gas Contract for acts and omissions from and after the Phase I Execution Date as provided therein, including but not limited to (a) claims of breach of an obligation created by the Renegotiated Contracts, (b) claims of failure to perform under the Renegotiated Contracts, and (c) disputes over the obligations created by, or the meaning of any terms used in the Renegotiated Contracts. The release in this Paragraph 4.1 applies only to matters based on, or arising out of, in whole or in part, the generation, sale, purchase, ownership, dispatch and/or transmission of Electric Power, and/or Gas pursuant to the Original Contracts and the Renegotiated Contracts, and does not include matters of general applicability including, without limitation, environmental, permitting, health, safety and taxation.

         Each of the California State Releasing Parties waives all rights to challenge the terms, conditions, rates or validity of the Renegotiated Contracts or the Gas Contract or whether each such contract is Just and Reasonable for and with respect to the entire term thereof, including any rights under Sections 205 and 206 of the Federal Power Act to request the FERC to revise the terms and conditions and the rates or services specified in the Renegotiated Contracts or the Gas Contract, and hereby further agrees to make no filings at the FERC or with any other state or federal agency, board, court or tribunal challenging the rates, terms and conditions of the Renegotiated Contracts or the Gas Contract as to whether they are Just and Reasonable or in the public interest. It is further agreed that, in the event of any future challenges to the Renegotiated Contracts or the Gas Contract for any other reason, the Parties will not dispute the applicability, as to the Parties, of the public interest standard as that term has been defined and interpreted under the Federal Power Act or the Natural Gas Act and the cases of United Gas Pipe Line Co. v. Mobile Gas Corp., 350 U.S. 332
(1956), and FPC v. Sierra Pacific Power Co., 350 U.S. 348 (1956), and subsequent cases.

         The Unnamed California Cities, Counties and Political Subdivisions also release any claims they may have relating to the Original Contracts, Renegotiated Contracts, or Gas Contract.

         4.2.     Original Contracts, Renegotiated Contracts and FERC:

         The CEOB and CPUC hereby agree to seek suspension and withdrawal with prejudice, as to Williams and the Williams Companies only, all actions or complaints set forth in the CPUC Complaint and the CEOB Complaint pertaining to the Original Contracts pursuant to the procedures set forth in Paragraph 4.12. In filing to suspend and withdraw the CPUC Complaint and the CEOB Complaint, the CPUC and the CEOB shall advise FERC that resolution has been reached between themselves and Williams and the Williams Companies concerning such actions and complaints. The contents of each such filing shall be consistent with the terms and conditions of this Settlement Agreement.

         This provision shall not restrict in any way the ability of the CEOB or the CPUC to continue to participate in the CPUC Complaint or CEOB Complaint as against the other parties named therein.

         4.3.     CDWR, CEOB and CPUC: Refund Proceeding:

         Each of the CDWR, CEOB, and CPUC hereby releases, acquits and discharges Williams and the Williams Companies from any and all claims of any nature whatsoever that they have ever had, now have, or hereafter may have against Williams or the Williams Companies based on the alleged existence or exercise of market power prior to the Phase I Closing or for charges for excessive or unlawful charges for Electric Power or Gas including, without limitation, claims to receive refunds, credits, payments or compensation or consideration of any kind from Williams or the Williams Companies related to claims that were alleged or could have been alleged in the Refund Proceeding. Nothing in this release shall preclude the CDWR, CEOB, and CPUC from otherwise continuing their participation in the Refund Proceeding to the ultimate conclusion of that proceeding, including any actions on appeal as to parties other than Williams or the Williams Companies, nor does anything herein release such claims or entitlement of any other parties, such as the IOUs, to refunds in the Refund Proceeding.

         Each of CDWR, CEOB, and CPUC hereby releases, acquits and discharges Williams from claims, including for refunds, (a) arising from sales, acts or omissions prior to the Effective Date related to the operation and management of generation facilities, and the generation, dispatch, purchase, marketing, sale, or transmission of Electric Power or Gas, and without limitation of the foregoing (b) any and all federal or state antitrust or unfair competition claims based on, arising out of or in any way related to the Original Contracts, the Gas Contract, or Renegotiated Contracts.

         The releases set forth in this Paragraph 4.3 shall not restrict the ability of the CDWR, CEOB, and CPUC to continue to participate in any existing proceeding, or to bring or participate in any future proceeding that does not include specific claims against Williams but which could indirectly affect the Williams or the Williams Companies, such as but not limited to proceedings concerning market structure, scheduling rules, generally applicable market rules, and generally applicable price mitigation, provided, however, this Settlement Agreement does release all claims by CDWR, CEOB and CPUC for monetary damages or compensation of any kind based on the participation of Williams or Williams Companies in the California Electric Power markets prior to the Phase I Execution. The releases in this Paragraph 4.3 apply only to matters based on, or arising out of, in whole or in part, the generation, sale, purchase, ownership, dispatch and/or transmission of Electric Power, and/or Gas and do not include matters of general applicability including, without limitation, environmental, permitting, health, safety and taxation. This Paragraph 4.3 does not affect any of the Parties' rights and obligations in pending Reliability Must Run proceedings, or in pending proceedings pertaining to market-based rate authority;

provided however that it is not the intent of the maintenance of such rights and obligations to prevent or preclude performance by Williams of the Renegotiated Contracts.

         While the CPUC is releasing its claims as described in this paragraph
4.3 for monetary damages or compensation of any kind against Williams and the Williams Companies, this paragraph 4.3 does not restrict the ability of the CPUC to continue its investigation of generator operation and maintenance, or from collecting information or investigating any matter for the purposes of making policy and/or legal arguments for rule changes, market reform, market mitigation, or related matters, or from making such policy arguments in any forum, based on information resulting from such investigation.

         CDWR, CPUC, and CEOB shall terminate any and all investigations as to Williams or Williams Companies as they relate to the pursuit of claims released in this Paragraph 4.3 and shall not initiate any new investigations against Williams or Williams Companies that are related to the pursuit of claims released in this Paragraph 4.3. This does not limit the CEOB, CDWR or the CPUC in collecting information or in investigating any matter not related to the claims released in this Paragraph 4.3. This paragraph 4.3 does not restrict the ability of the CPUC to continue its investigation of generator operation and maintenance, or to carry out its responsibilities under SB 39XX. In the event that: (i) the order referred to in Paragraph 3.6(b)(ii) hereof is overturned, rescinded, retracted, or is otherwise rendered ineffective by the FERC or any court of appeals; (ii) Williams or the Williams Companies is subjected to a final nonappealable order explicitly directing Williams or the Williams Companies to pay refunds due to CDWR either (a) directly to CDWR or (b) to a third party; (iii) such refunds are awarded for claims in the Refund Proceeding that are released or waived pursuant to this Paragraph 4.3; and, (iv) Williams or the Williams Companies pays such refunds as ordered; then, if Williams so elects and in its sole discretion, the release in this Paragraph 4.3, as it relates to the Refund Proceeding shall be void and of no force or effect. If the releases herein related to the Refund Proceeding are voided pursuant to the preceding sentence, the payor (Williams or the Williams Companies, as appropriate) shall be entitled to a reduction in the Consideration provided for such releases in the following manner:

         (1) for each refund dollar that Williams or the Williams Companies pays as ordered, an equal sum shall be recovered by Williams by way of the additional net revenues associated with maintaining the same Net Dependable Capacity and maintaining the same Base Capacity Payment in effect as of December 2007 for so long as is required to offset refunds that Williams or the Williams Companies is required to pay. In no event shall such period extend beyond the Delivery Period set forth in the Product D Transaction. To the extent such additional revenues are not sufficient to offset dollar for dollar the refunds paid by Williams as described herein, the price of Product B as set forth in the Product A, B, C, Transaction, shall be adjusted upward in each year, beginning January 2006, by $5.80/MWh for such additional period as is necessary to offset such refunds paid by Williams or the Williams Companies but in no event beyond the Delivery Period associated with Product B as set forth in the Product A, B, C Transaction. All capitalized terms in this Paragraph have the meanings set forth in the Product D Transaction and Product A, B, C Transaction, respectively.

         4.4 Release of the AG, the Northwest AG's and the Unnamed California Cities, Counties and Political Subdivisions:

         a. The AG and each of the Northwest AGs and the and each of the Unnamed California Cities, Counties and Political Subdivisions hereby release, acquit and forever discharge any and all claims of any nature whatsoever that they ever had, now have, or hereafter can, shall, or may have against Williams or Williams Companies, based on, arising out of or in any way related to:

                  (i) the AG Investigation as defined in Paragraph 2.15, including each allegation or claim that was or could have been asserted against Williams or Williams Companies;

                  (ii) the Northwest AGs Investigation as defined in Paragraph 2.18, including each allegation or claim that was or could have been asserted against Williams or Williams Companies;

                  (iii) the AG Profiteering Complaint, including without limitation each allegation or claim that was or could have been asserted against Williams or Williams Companies relating in any way to the AG Profiteering Complaint;

                  (iv) the AG Clayton Act Investigation or Clayton Act Complaint, including without limitation each allegation or claim that was or could have been asserted against Williams or Williams Companies relating in any way to the AG Clayton Act Investigation or Clayton Act Complaint;

                  (v) the AG Unfair Competition Complaint, including without limitation each allegation or claim that was or could have been asserted against Williams or Williams Companies relating in any way to the AG Unfair Competition Complaint;

                  (vi) the AG 206 Complaint, including without limitation each allegation or claim that was or could have been asserted against Williams or Williams Companies relating in any way to the AG 206 Complaint;

                  (vii) the Refund Proceeding, including without limitation each allegation or claim that was or could have been asserted against Williams or Williams Companies relating in any way to the Refund Proceeding;

                  (viii) the CEOB Complaint or CPUC Complaint, including without limitation each allegation or claim that was or could have been asserted against Williams or Williams Companies relating in any way to the CEOB Complaint or CPUC Complaint;

                  (ix) the sale, purchase, offer, bidding, marketing, trading, or withholding of bids or offers, of Electric Power or Gas in California, Washington or Oregon at any time prior to the Phase I Execution Date, including any claimed overcharges or refunds;

                  (x) the acquisition, operation, dispatch, ownership, control or management of any Electric Power generation facilities or any interest in or dispatch rights to the output of such facilities including any alleged withholding of supply, exercise of alleged market power, or alleged failure to provide Electric Power or Gas at any time prior to the Phase I Execution Date;

                  (xi) any violations or claimed violations of any rules, regulations, orders or protocols of any state or federal agency having or claiming to have regulatory authority over any conduct that is the subject of any Released Claims including, without limitation, the Federal Power Act and/or any rules, regulations, tariffs, protocols or orders which occurred prior to the Phase I Execution Date;

                  (xii) any claims for refunds, contract reformation or any other relief, any federal or state antitrust claims or any claims under Business & Professions Code section 17200 et seq. relating in any way to the Litigation Claims, the Original Contracts or the Renegotiated Contracts; and

                  (xiii)   subject to the limitations set forth in Paragraph
4.13 hereof, any information provided to the AG prior to the Phase I Execution to the extent related to the claims released under clauses (i) through (xii) of this Paragraph 4.4(a), including any such allegation or claim that was or could have been asserted against Williams or Williams Companies related in any way to any information sought by or produced in response to Williams obligations under Paragraph 4.6 below

         b. This release does not affect the right of the AG or the Northwest AGs to pursue criminal prosecution for any acts or omissions by Williams and the Williams Companies both before or subsequent to the Phase I Execution Date. This release applies only to matters that are based on, or arising out of, in whole or in part, the operation and management of generation facilities, and the generation, purchase, sale, ownership, dispatch, and/or transmission of Electric Power, and/or Gas, and does not include matters of general applicability, including, without limitation, environmental, permitting, health, safety and taxation. This Paragraph shall not restrict the ability of the AG or the Northwest AGs to continue to participate in any existing proceeding, or to bring or participate in any future proceeding, that does not include specific claims against Williams or the Williams Companies but could indirectly affect them, such as but not limited to proceedings concerning market structure, scheduling rules, generally applicable market rules, and generally applicable price mitigation, provided, however, this Settlement Agreement does release all claims for monetary damages or compensation of any kind based on the participation of Williams or Williams Companies in the California Electric Power and Gas markets prior to the Phase I Execution Date. This release is modified by Paragraph 4.13 below.

         c. The AG further agrees that it (i) will voluntarily withdraw or dismiss with prejudice (or, if necessary by applicable rule, request withdrawal or dismissal with prejudice from the court or tribunal) within two (2) Business Days of the Closing Date all pending claims or actions against Williams or Williams Companies, including without limitation the AG Unfair Competition Complaint, the AG 206 Complaint and the AG Profiteering Complaint and will terminate all outstanding investigations and all subpoenas to Williams or Williams Companies relating to the Released Claims, including without limitation the AG Investigation, the AG Subpoenas, and the AG Clayton Act Investigation, and (ii) will not file any actions or initiate any formal or informal investigations based on, arising out of or related to any Released Claims or any legal theory based on or related to conduct underlying any of the Released Claims, including without limitation Business and Professions Code
Section 17200 or federal or state antitrust statutes, against Williams or Williams Companies.

         d. AES/Williams Tolling Agreement. The AES Contract, whereby AES owns and operates generating units and Williams markets the power, creates a somewhat unique structure with respect to the California market. The Attorney General has conducted an investigation into alleged anticompetitive aspects of the AES Contract and agrees to the following limitations in connection with any relief or remedies that he may seek from AES in connection with the investigation.

             (i) The Attorney General will not seek monetary remedies from AES for any portion of alleged anticompetitive conduct attributable to Williams pursuant to operation or enforcement of the AES Contract.

             (ii) The Attorney General will not seek relief from AES, monetary or otherwise, that will preclude Williams from performing its obligations pursuant to the Renegotiated Contracts.

            (iii)    The CPUC and CEOB will not bring any action against AES for the purpose of hindering the ability of Williams to perform under the Renegotiated Contracts.

         4.5 Release by California Cities and Counties, California Water Districts and Private Parties:

         The Private Parties, the Class, the California Cities and Counties and the Water Districts hereby release, acquit and forever discharge any and all claims of any nature whatsoever that they ever had, now have, or hereafter can, shall, or may have against Williams, Williams Companies, William E. Hobbs, Keith
E. Bailey, and Steven J. Malcolm based on or arising out of the claims that were or could have been asserted in any of the Civil Actions, the Bustamante Action, the Water District Action, or the Cities' and Counties' Action, and any other acts or omissions by or of Williams, Williams Companies, William E. Hobbs, Keith
E. Bailey, and/or Steven J. Malcolm related to their participation in the California Electric Power markets from January 1, 1998 to the Effective Date, including, without limitation, the acquisition, operation and management of facilities for the generation of Electric Power or dispatch rights to such facilities or the Electric Power generated from such facilities or the generation, purchase, sale, trading, marketing or transmission of Electric Power prior to the Closing Date, including but not limited to (a) claims related to the Original Contracts, Renegotiated Contracts, and Gas Contract, (b) claims under California Business & Professional Code Section 17200, and (c) any federal or state antitrust claims, or (d) any taxpayer or other representative claims.

         This Paragraph shall not restrict the ability of plaintiffs in the Wholesale Electricity Antitrust Cases I & II to continue to participate in any existing proceeding, or to bring or participate in any future proceeding that does not include specific claims against Williams, Williams Companies, William
E. Hobbs, Keith E. Bailey, and/or Steven J. Malcolm. This settlement shall not release any claims against any entity (except for Williams, Williams

Companies, William E. Hobbs, Keith E. Bailey, and/or Steven J. Malcolm) and shall in no way restrict the ability of plaintiffs in Wholesale Electricity Antitrust Cases I & II to continue to participate in any existing proceeding, or to bring or participate in any future proceeding that does not include specific claims against Williams, Williams Companies, William E. Hobbs, Keith E. Bailey, and/or Steven J. Malcolm but could indirectly affect them, such as but not limited to proceedings concerning market structure, scheduling rules, generally applicable market rules, and generally applicable price mitigation; provided, however, this Settlement Agreement does release all claims for monetary damages or compensation of any kind as against Williams, Williams Companies, William E. Hobbs, Keith E. Bailey, and/or Steven J. Malcolm based on their participation in the California Electric Power markets prior to the Effective Date. To the extent the Private Parties pursue any claim against AES, such parties shall be subject to the limitations applicable to the AG as set forth in Paragraphs 4.4(d)(i) and
(ii).

         4.6      Williams Cooperation:

         Williams agrees to cooperate with the AG and the Northwest AGs in their civil investigation of the Electric Power and Gas markets in California, Oregon and Washington and to cooperate with the Private Parties, Water Districts and Cities and Counties in the Wholesale Electricity Antitrust Cases I & II ("Cooperating Parties"), provided that such cooperation shall not obligate Williams to waive any privileges. As part of its ongoing cooperation obligations, Williams shall make witnesses available for interviews and depositions by the Cooperating Parties at mutually convenient times and locations. The Cooperating Parties will seek information in a focused manner, and will work with Williams to streamline information and requests as appropriate. The witness interviews, depositions and all documents disclosed pursuant to this Paragraph 4.6 will be subject to the existing or future confidentiality agreements and protective orders between Williams and the Cooperating Parties and the confidentiality provisions of Calif. Govt Code
Section 11180, et seq. As a further part of its ongoing cooperation, Williams will continue to produce documents to the Cooperating Parties as requested. All documents provided to the Cooperating Parties pursuant to this Settlement Agreement will also be treated as confidential under Section 11180, et seq. Williams shall not contend that the AG has violated Cal. Govt. Code Section 11180 et seq. by providing documents received from Williams to the Cities and Counties, the Water Districts and the Private Parties. The documents produced to the Cooperating Parties by Williams under this Settlement Agreement and pursuant to the Cooperating Parties' subpoenas can be used by the Cooperating Parties in litigation against third parties pursuant to a court approved protective order. The Cooperating Parties shall give reasonable notice to Williams of their intent to use such documents in litigation which notice shall specify the terms of the protective order under which they may be used. The Cooperating Parties will promptly notify Williams in writing when their investigations are closed. This provision for continuing cooperation by Williams shall extend to the conclusion of the Cooperating Parties' litigation and active investigation of California energy markets, and including cooperation through any trials and appeals as necessary.

         4.7      Consideration for Releases in Paragraphs 4.1 through 4.5
Inclusive:

         a. In consideration for the release of the above-described claims, Williams and Williams Companies agree to provide the following consideration (collectively, the "Consideration"):

                  i.       Cash Consideration;

                  ii.      Renegotiated Contracts;

                  iii.     Gas Contract;

                  iv.      Bill of Sale;

                  v. Credit Documents, as more fully described in Paragraph 3.2(b)(i), subject to Paragraph 3.2(b)(iii);

                  vi.      the cooperation described above in Paragraph 4.6;

                  vii.     the Williams Companies Guaranty;

                  viii.    the release provided for in Paragraph 4.9; and

                  ix. to take all other action expressly required of Williams and Williams Companies under the terms of this Settlement Agreement.

         b. This Settlement Agreement encompasses renegotiated long-term contract terms as well as consideration for resolution of claims of the various parties to the settlement. Consideration for those claims includes $147 million in cash and approximately $90 million in-kind. Additional consideration for those claims has been captured within the terms of the Renegotiated Contracts, including approximately $180 million related to the price of natural gas, capacity, and Electricity

         c. The Parties understand and acknowledge that none of the Consideration represents any civil fines or penalties, and all Consideration represents payment for alleged overcharges, damages or restitution allegedly owed to the States of California, Oregon and Washington and their agencies, departments, cities, counties, political subdivisions and citizens, including without limitation the California State Releasing Parties, California Water Districts, California Cities and Counties, Unnamed California Cities, Counties and Political Subdivisions, the Northwest AGs, and the Private Parties in connection with the Released Claims herein including, without limitation, claims related to alleged unlawful or excessive charges for Electric Power or Gas by Williams or Williams Companies prior to the Phase I Execution Date.

         d. The AG informs Williams that as of the execution of this Settlement Agreement, it will distribute the Cash Consideration as described in
Schedule 4.7(d) hereto. Williams has no obligation to ensure that the funds are distributed as represented by the AG, and the failure to distribute the funds in accordance with this schedule shall not be a basis for challenging the validity or enforceability of this Settlement Agreement.

         4.8      Cash Consideration/Rights Upon Default:

         a. Upon the occurrence of any one of the following events, the AG or its designee may, at its option and without notice or demand upon Williams or Williams Companies, immediately accelerate the Cash Consideration, making the entire amount of the outstanding Cash Consideration (as adjusted pursuant to this Paragraph 4.8(a)) immediately due and payable in full, and thereafter exercise any of its rights and remedies hereunder, under the Credit Documents, or under applicable law to recover the Cash Consideration (each an "Event of Default"):

                  (i) the failure by Williams to make any payment of the Cash Consideration within five (5) Business Days of when due, or the failure by Williams or Williams Companies to provide and maintain in effect Security Documents as set forth in Paragraph 4.8(c), without notice or right to cure;

                  (ii) a breach by Williams or Williams Companies (but not any successor or assign excluding any Williams or Williams Companies affiliates) under this Settlement Agreement, the Gas Contract, the Security Documents, or the Renegotiated Contracts (collectively, the "Settlement Documents") which is not cured within any applicable grace period;

                  (iii) the inaccuracy in any material respect of any representation or warranty of Williams or Williams Companies contained in the Settlement Documents; or

                  (iv) the assignment or transfer, whether directly, indirectly, or by operation of law (including, without limitation, any transfer by merger), by Williams of any or all of its rights and obligations under any of the Renegotiated Contracts other than a collateral assignment in favor of Williams' senior secured bank lender(s) without the AG's prior written consent unless simultaneous with such transfer, Williams pays to the AG or its designee(s) the Tranche B Payments.

         Notwithstanding the foregoing, (x) in the event of an acceleration of the Cash Consideration pursuant to this clause (a) above, the Tranche B Payments shall be reduced to their then net present value utilizing a discount rate equal to 10% per annum provided that the net present value of Tranche B Payments if accelerated on the following dates shall be as follows: (A) for payment on or prior April 1, 2003, $25,700,000; (B) for payment after April 1, 2003 and on or prior to July 1, 2003, $26,300,000; (C) for payment after July 1, 2003 and on or prior to October 1, 2003, $27,000,000; and, (D) for payment after October 1, 2003 and on or prior to January 1, 2004, $27,700,000., and (y) an acceleration pursuant to clause (iv) above shall result only in the acceleration of the Tranche B Payments and of the payment due pursuant to Paragraph 1.16(iv).

         b. Williams shall be entitled to prepay any of the Cash Consideration, in whole or in part, at any time or from time to time without premium or penalty; provided, however, that any prepayment of the Tranche B Payments shall be reduced to the then current net present value thereof, calculated using a discount rate of ten percent (10%) per annum. The net present value of Tranche B Payments if prepaid in full on the following dates shall be as follows: (i) for prepayment on or prior to April 1, 2003, $25,700,000; (ii) for prepayment after April 1, 2003 and on or prior to July 1, 2003, $26,300,000; (iii) for prepayment after July 1, 2003 and on or prior to October 1, 2003, $27,000,000; and (iv) for prepayment after October 1, 2003 and on or prior to January 1, 2004, $27,700,000.

         c. Williams shall pay to the AG or its designee, upon demand, any and all costs (including reasonable attorneys' fees) reasonably incurred by the AG or its designee in connection with enforcing or collecting the Cash Consideration not paid when due by Williams.

         d. Any Cash Consideration not paid by Williams when due shall bear interest from such due date until paid at a rate equal to the greater of
(i) fifteen percent (15%) per annum, or (ii) the prime rate (as published in the money rates section of The Wall Street Journal on the default date) plus six percent (Prime + 6%), compounded monthly.

         e.       Credit Default Swaps

                  (i) Any Credit Default Swap provided as a Credit Document shall meet the criteria set forth in Schedule 1.25 and be otherwise satisfactory in form and substance to the AG, and be issued by Bank of America or another single financial institution acceptable to the AG (an "Eligible CDS party") with Fixed and Floating Rate Payor Calculation Amounts equal to or greater than 125% of the amount of Tranche A Payments to be supported.

                  (ii) Williams shall prepay fees for any Credit Default Swap provided hereunder for the initial two successive calendar quarters and thereafter prepay succeeding calendar quarters one full quarter in advance of that calendar quarter. Williams agrees to pay each Fixed Payment due under any Credit Default Swap entered into or obtained pursuant to this Paragraph 4.8 not less than one calendar quarter before such Fixed Payment becomes due and to deliver or cause to be delivered to the AG a written receipt from the Floating Rate Payor under such Credit Default Swap not less than eighty (80) days before such Fixed Payment becomes due.

                  (iii) To the extent any payment under any Credit Default Swap issued pursuant to this clause exceeds the amount owed to the AG under Tranche A, then such excess amount will be applied by the AG against Williams' obligations to the AG under Tranche B.

         f. Williams agrees to put into place any other Credit Document(s) to replace any Credit Document that is expiring, lapsing or terminating to the extent any outstanding Tranche A Payments would otherwise be without credit support, except as provided in clause (e), such replacement Credit Documents to be executed and delivered to the AG not less than thirty (30) days before the expiration, lapse or termination date of the Credit Document being replaced. Notwithstanding any other provision in this Agreement, there shall be no cure period with respect to any failure to perform by Williams under this Paragraph 4.8.

         g. The AG shall not be deemed to have waived any of its rights under this Paragraph or otherwise unless such waiver is in writing and signed by the AG. The AG's failure to require strict performance of the terms, covenants and agreements of this Paragraph, the Settlement Documents, or any delay or omission on the part of the AG in exercising any right, or any acceptance of partial or adequate payment or performance shall not waive, affect or diminish such right or Williams' or Williams Companies' duty of compliance and performance therewith. A waiver on any one occasion shall not be construed as a bar to or waiver of the same or any other right on the same or any future occasion. All rights and remedies of the AG under this Paragraph 4.8 or any other of the Settlement Documents shall be cumulative and may be exercised singularly or concurrently.

         4.9      Williams Release:

         Williams hereby releases, acquits and forever discharges any and all claims of any nature whatsoever that it ever had, now has, or hereafter can, shall, or may have against the Parties based on, or arising out of, in whole or in part, (a) the Original Contracts, or (b) issues relating to effectiveness, due authorization, validity, or enforceability of any of the obligations of any of the Parties under the Renegotiated Contracts or whether such obligations are Just and Reasonable. This release does not constitute a waiver by Williams of the right to pursue remedies under the Renegotiated Contracts for acts and omissions from and after the Phase I Execution Date as provided therein, including but not limited to (a) claims of breach of an obligation created the Renegotiated Contracts, (b) claims of failure to perform under the Renegotiated Contracts, and (c) disputes over the obligations created by, or the meaning of any terms used in the Renegotiated Contracts. This release does not constitute a waiver of any claims by Williams that actions of the Parties subsequent to the Phase I Execution Date may constitute an "impairment of contract," as used in the California and United States Constitution, with respect to the Renegotiated Contracts.

Williams and Williams Companies hereby release, acquit, and forever discharge the California State Releasing Parties, California Water Districts, the California Cities, Counties and Political Subdivisions, the Northwest AGs, and the Private Parties from any and all claims arising on or before the Phase I Execution Date related to the claims described in Paragraphs 4.1, 4.2, 4.3, 4.4, and 4.5.

         4.10 The releases set forth above in Paragraphs 4.1, 4.2, 4.3, 4.4, 4.5, and 4.9 shall run to, benefit, and be enforceable by all of the present and former officers, directors, employees, agents, legal representatives, successors, and assigns of All Releasing Parties. No other parties that are not a party to this Settlement Agreement shall be entitled to the benefits of, and entitled to enforce, the releases provided for in such Paragraphs.

         4.11 Notwithstanding anything herein to the contrary, nothing in Paragraphs 4.1 through 4.10 inclusive shall constitute a limitation to, or waiver of, any right to enforce any obligation or pursue any remedy provided under this Settlement Agreement or the Renegotiated Contracts or the Gas Contract (including the enforcement of the releases provided by the Parties hereunder).

         4.12 The CEOB and CPUC hereby agree to withdraw with prejudice, by means of filing a Notice of Partial Withdrawal, pursuant to 18 C.F.R. Section 385.216(a), as to Williams only, all actions or complaints set forth in the CPUC Complaint and the CEOB Complaint pertaining to Williams within two (2) Business Days following the Closing Date following suspension of such proceedings as provided in Paragraph 3.6(b). In filing to withdraw the AG 206 Complaint, the CPUC Complaint and the CEOB Complaint as to Williams, the AG, the CEOB and the CPUC shall each advise the FERC that resolution has been reached between it and Williams concerning such actions and complaints. The contents of each such filing shall be consistent with the terms and conditions of this Settlement Agreement. In the event the FERC denies the partial withdrawal, this Agreement shall be null and void and of no further effect, with all rights, duties and obligations of the Parties thereafter restored as if this Settlement Agreement had never been executed.

         The Parties will cooperate and assist each other in good faith in the preparation and filing of such partial withdrawal in any and all proceedings arising out of, or related to, the request for partial withdrawal, including but not limited to acting in good faith to take all necessary actions to effectuate FERC acceptance of the withdrawal and associated dismissal of the portions of the complaints and claims, and effectuation of the releases as contemplated in this Paragraph.

         4.13 All Releasing Parties expressly waives the benefits of any statutory provision or common law rule that provides, in sum or substance, that a release does not extend to claims which the party does not know or suspect to exist in its favor at the time of executing the release, which if known by it, would have materially affected its settlement with the other party. In particular, but without limitation, All Releasing Parties expressly waive the provisions of California Civil Code Section 1542, which statute reads:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         All Releasing Parties acknowledges that they may hereafter discover facts other than or different from those that they know or believe to be true with respect to the claims released pursuant to the provisions of this Settlement Agreement, but All Releasing Parties hereby expressly waive and fully, finally and forever settle and release any known or unknown, suspected or unsuspected, asserted or unasserted, contingent or non-contingent claim with respect to the Released Claims, and without regard to the subsequent discovery or existence of such different or additional facts, except, with respect to the AG and Northwest AG's and the CPUC only, this California Civil Code Section 1542 waiver does not apply to any criminal claims or unknown claims of willful fraud.

         4.14 This Settlement Agreement may be pleaded as a full and complete defense to any claim that may be instituted, prosecuted or attempted in breach of this Settlement Agreement. The Parties further agree that their respective duties and obligations hereunder may be specifically enforced through an action seeking equitable relief or a petition for writ of mandamus by the Party or Parties for whose benefit such duty or obligation is to be performed, but no breach of any duty or obligation by any Party hereunder shall entitle any other Party to rescind or terminate this Settlement Agreement, except as provided in Paragraph 3.8 hereof. In any such action, and in any action to enforce the provisions of the Settlement Agreement, the prevailing party shall recover its reasonable attorneys' fees and costs.

         4.15 Williams agrees that it is subject to, and will comply in all material respects with, applicable rate filing requirements under the Federal Power Act and regulations thereunder, as those requirements may be interpreted, reviewed and revised by the FERC or a federal court from time to time. The AG will not file any actions based on any legal theory, including without limitation Business and Professions Code Section 17200, against Williams with respect to such filing requirements or any filings made, or any failure or omission to make filings, under the Federal Power Act so long as such parties comply with the requirements of this Paragraph 4.15.

         4.16 The Parties expressly understand that both direct and indirect breaches of the provisions of this Settlement Agreement are proscribed. Therefore, the Parties covenant that each will not institute or prosecute, against the other, any action or other proceeding based in whole or in part upon any claims released by this Settlement Agreement; provided, however, the Parties expressly acknowledge that the CPUC Complaint, CEOB Complaint, Refund Proceeding, and AG 206 Complaint are continuing with respect to entities other than Williams and this release is not intended to impair in any way the Parties' participation in those pending actions.

         4.17 Except for the provisions of Paragraph 4.18, the California State Releasing Parties stipulate that part of the cash portion of this settlement constitutes full payment of any claim for attorneys' fees and costs, and the Parties hereby waive and release any and all claims for attorneys' fees or costs, statutory or otherwise, related in any way to disputes pre-dating this Settlement Agreement or related to the Parties' entry into this Settlement Agreement.

         4.18 Williams agrees to pay the amount of $15 million (the "Fee and Expense Fund") by wire transfer into an escrow account (the "Escrow Account") with a qualified third party financial institution (the "Escrow Agent") acceptable to Williams and Civil Plaintiffs' Counsel. These funds shall be wired to the Escrow Account no later than January 2, 2003, provided however, that if the Phase I parties extend the date for satisfaction of any conditions precedent set forth in Paragraph 3.6 beyond January 2, 2003, the date for funding the Escrow Account shall be the earlier of the date of satisfaction of the Paragraph
3.6 conditions or April 1, 2003, provided however that this date may be extended by mutual agreement of Williams and Civil Plaintiffs' Counsel. This amount will be held in escrow, and will be returned to Williams, with all interest earned, less approved costs of notice paid from the Fee and Expense Fund, should this settlement not be completed or approved by the Court.

         a. If this settlement is approved, then the funds provided by Williams shall remain in escrow, with all interest added to the fund, to be disbursed upon application to the Court by a majority of Civil Plaintiffs' Counsel as follows:

                  (i) Upon satisfaction of the conditions of Paragraphs 3.3(f)(i) and 3.3(f)(ii), excluding any appeals, any or all of the funds may be expended for litigation expenses of the Private Parties, Water Districts, the California Cities and Counties and/or any other counsel that represents or purports to represent the Class, including but not limited to expert fees, as approved from time to time by the Court. Any counsel receiving funds from the Fee and Expense Fund agrees to be bound by the provisions of the Settlement

         Agreement including without limitation Paragraph 3.3 as it applies to Civil Plaintiffs' Counsel;

                  (ii) Any or all of the funds may be expended for attorneys' fees of the Private Parties, Water Districts, the California Cities and Counties and/or any other counsel that represents or purports to represent the Class. Any counsel receiving funds from the Fee and Expense Fund agrees to be bound by the provisions of the Settlement Agreement including without limitation the provisions of the Paragraph 3.3 as it applies to Civil Plaintiffs' Counsel, as approved from time to time by the trial court;

                  (iii) Counsel for the Private Parties, the Water Districts, the California Cities and Counties and/or any other counsel that represents or purports to represent the Class, may make multiple requests, at their sole discretion, for expenses and/or attorneys' fees as the litigation progresses;

                  (iv) Should the litigation be completed without exhausting the funds for the purposes described above, then all remaining funds shall be paid, upon Court order, to the Class or the Private Parties, or to a charity approved by the Court; and

                  (v)      Except as provided in Paragraphs 4.18(e), (f) and
         (g), in no event shall any of these funds be returned to Williams or paid to the State of California, the AG, or any agency or officer of the State of California.

         b. Except as provided in this paragraph 4.18 above, if payment under this paragraph is not made by January 2, 2003, this Settlement Agreement with respect to the Plaintiffs and the Class in Wholesale Electricity Antitrust Cases I & II may, at the option of Civil Plaintiffs' Counsel be terminated. If the Settlement Agreement is not terminated, any amount due under this paragraph shall bear interest from such due date until paid at a rate equal to the greater of (i) fifteen percent (15%) per annum, or (ii) the prime rate (as published in the money rates section of The Wall Street Journal on the default date) plus six percent (Prime + 6%), compounded monthly.

         c. Other than the deposit of the Fee and Expense Payment into the Escrow Account, Williams shall have no further obligation to any person or entity including, without limitation, the Private Parties, Water Districts, the California Cities and Counties, Civil Plaintiffs' Counsel, any other counsel that represents or purports to represent the Class, or any of them with respect to any claim for incentive awards, attorneys' fees, costs or disbursements incurred or claimed to have been incurred in connection with the Civil Actions.

         d. Williams shall have no responsibility for, and no liability whatsoever with respect to the allocation among Civil Plaintiffs' Counsel, or any other person who may assert some claim thereto, of any part of the Fee and Expense Fund, and Williams takes no position with respect to such matters.

         e. All (i) taxes (including any estimated taxes, interest or penalties) arising with respect to the income earned by the Fee and Expense Fund ("Taxes"); and (ii) expenses and costs incurred in connection with the operation and implementation of this Paragraph (including, without limitation, expenses of tax attorneys and/or accounting and mailing distribution costs and expenses relating to filing (or failing to file) any necessary filings) ("Tax Expenses"), shall be paid out of the Fee and Expense Fund; in all events Williams and Williams Companies shall have no liability or responsibility for the Taxes, the Tax Expenses, or the filing of any tax returns or other documents with the Internal Revenue Service or any other state or local taxing authority. The Fee and Expense Fund, by and through Civil Plaintiffs' Counsel, shall hold Williams and Williams Companies harmless for Taxes and Tax Expenses (including, without limitation, Taxes payable by reason of any such indemnification). Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the settlement and shall be timely paid by the Escrow Agent out of the Fee and Expense Fund without prior order from the Court, and the Escrow Agent shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to Civil Plaintiffs' Counsel any funds necessary to pay such amounts. Williams and Williams Companies are not responsible and shall have no liability therefor, or for any reporting requirements that may relate thereto. Williams and Williams Companies and the Plaintiffs in the Civil Actions hereto agree to cooperate with the Escrow Agent, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this Paragraph 4.18.

         f. In the event the Phase I Execution Date or the Closing does not occur for any reason, or the Settlement Agreement is terminated pursuant to its terms, or the Class Settlement provided for in this Paragraph is not approved, or is terminated, canceled, or fails to become effective for any reason, the Fee and Expense Fund (including accrued interest), less any amounts expended to provide notice to the Class pursuant to Paragraph 3.3(b), shall be refunded to Williams and Williams Companies as provided in Paragraph 4.18(g) below.

         g. The attorneys' fees and expenses including the fees of experts and consultants as awarded by the Court (the "Fee and Expense Award"), shall be paid from the Fee and Expense Fund, as ordered, immediately after the Court executes an order awarding such fees and expenses. Civil Plaintiffs' Counsel shall thereafter allocate the Fee and Expense Award in a manner in which they in good faith believe reflects the contributions of each such counsel to the litigation and settlement. In the event that the Settlement Agreement or Class Settlement does not occur for any reason, or the Judgment or the order making the Fee and Expense Award is reversed or modified on appeal, and in the event that the Fee and Expense Award has been paid to any extent, then Civil Plaintiffs' Counsel shall within ten (10) business days from the event which precludes the Effective Date from occurring or such reversal or modification, refund to the Fee and Expense Fund the fees, expenses and interest previously paid to them from the Fee and Expense Fund, including accrued interest on any such amount at the average rate earned on the Fee and Expense Fund from the time of withdrawal until the date of refund. Each such Civil Plaintiffs' Counsel's law firm, as a condition of receiving such fees and expenses, on behalf of itself and each partner and/or shareholder of it, agrees that the law firm and its partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing this Paragraph 4.18 of this Settlement Agreement. Without limitation, each such law firm and its partners and/or shareholders agree that the Court may, upon application of Williams or Williams Companies on notice to each such law firm and its partners and/or shareholders, summarily issue orders, including but not limited to, judgments and attachment orders, and may make appropriate findings of or sanctions for contempt, against each such law firm and its partners and/or shareholders, or any of them, should such law firm fail timely to repay fees and expenses pursuant to this Paragraph 4.18 of this Settlement Agreement.

         h. Except as provided in Paragraphs 4.18(f), and (g), Williams and Williams Companies shall not have any responsibility for interest in, or liability whatsoever with respect to the administration, investment or distribution of the Fee and Expense Fund, the plan of allocation, the determination or administration of Taxes, or any losses incurred in connection therewith. No Person shall have any claim of any kind against Williams or Williams Companies, or its counsel, or its primary or excess directors' and officers' liability insurer and reinsurers with respect to the matters set forth in this paragraph.

         4.19 Each of the Parties acknowledges and agrees that the various releases in this Settlement Agreement were individually negotiated with the various releasing parties under such releases and that such releases should be interpreted individually in the context of this Settlement Agreement without regard to other releases herein.

         5.       REPRESENTATIONS, WARRANTIES, AND OTHER AGREEMENTS.

         5.1 Each of the Parties hereto as to itself represents and warrants to each other Party as of the date hereof, and as of the Closing Date, as follows:

         a. it has the full power and authority to enter into this Settlement Agreement and to perform all transactions, duties and obligations herein set forth;

         b. it has taken all necessary actions duly and validly to authorize the execution and delivery of this Settlement Agreement and the other documents and agreements provided for herein to be executed and delivered by it (including without limitation the Renegotiated Contracts and the Gas Contract) in accordance with applicable law;

         c. they have duly and validly executed and delivered this Settlement Agreement and, on the Closing Date, will have duly and validly executed and delivered, the other documents and agreements provided for herein to be executed and delivered by it (including without limitation the Renegotiated Contracts and the Gas Contract);

         d. this Settlement Agreement constitutes, and other documents and agreements provided for herein to be executed and delivered by it will constitute on and after Closing, its legal, valid and binding obligations, enforceable against it in accordance with this Settlement Agreement's terms and the respective terms of the other documents and agreements provided for herein to be executed and delivered by it (including without limitation the Renegotiated Contracts and the Gas Contract);

         e. it has not sold, assigned, transferred, or encumbered, or otherwise disposed of, in whole or in part, voluntarily or involuntarily, any claim of any nature whatsoever released pursuant to this Settlement Agreement; and

         f. except as set forth in Schedule 5.1(f) attached to this Settlement Agreement, no discharge or consent of any party is required for (i) the execution, delivery or performance of this Settlement Agreement, (ii) the consummation of the transactions contemplated hereby (including without limitation the Renegotiated Contracts and the Gas Contract), or (iii) the transfer of any of the Property to the AG or his designee(s).

         5.2 In order to induce the California State Releasing Parties, California Cities and Counties, California Water Districts, the Northwest AGs, and the Private Parties to enter into this Settlement Agreement and provide the releases and other consideration set forth herein, and as further consideration therefor, Williams and Williams Companies acknowledge and agree as follows:

         a. Reasonably Equivalent Value (Williams). Williams has made an independent determination of (i) the fair market value of the Property to be conveyed pursuant to the Bill of Sale, (ii) the fair market value of William's interests in the Original Contracts, (iii) the fair market value of Williams' claims released in this Settlement Agreement, and (iv) the fair market value of all other consideration provided by Williams pursuant to this Settlement Agreement to any party hereto (collectively, the "Williams Consideration"), and has determined that, in the aggregate, the fair market value of the Williams Consideration is reasonably equivalent to the aggregate of (A) the fair market value of Williams' interests in the Renegotiated Contracts and the Gas Contract,
(B) the fair market value of the claims of the Parties released in this Settlement Agreement, and (C) the fair market value of all other consideration received by Williams pursuant to this Settlement Agreement from any Party hereto.

         b. Reasonably Equivalent Value (Williams Companies). Williams Companies has made an independent determination of (i) the fair market value of Williams Companies' claims released in this Settlement Agreement, and (ii) the fair market value of all other consideration provided by Williams Companies pursuant to this Settlement Agreement to any party hereto (collectively, the "Williams Companies Consideration"), and has determined that, in the aggregate, the fair market value of the Williams Companies Consideration is reasonably equivalent to the aggregate of (A) the fair market value of the claims of the Parties released in this Settlement Agreement, and (B) the fair market value of all other consideration received by Williams Companies pursuant to this Settlement Agreement from any party hereto.

         c. Solvency (Williams). Williams acknowledges and agrees that before and after giving effect to the transactions contemplated by this Settlement Agreement (i) Williams' financial condition is and will be such that the fair value of its property (exclusive of property transferred, concealed or removed with intent to hinder, delay or defraud any creditor) exceeds the sum of Williams' debts, (ii) Williams has not incurred and will not have incurred, and does not intend to incur, debts beyond its ability to pay as they become due, and (iii) Williams has and will have sufficient capital to conduct its business affairs.

         d. Solvency (Williams Companies). Williams acknowledges and agrees that before and after giving effect to the transactions contemplated by this Settlement Agreement (i) Williams' financial condition is and will be such that that the fair value of its property (exclusive of property transferred, concealed or removed with intent to hinder, delay or defraud any creditor) exceeds the sum of Williams Companies' debts, (ii) Williams Companies has not incurred and will not have incurred, and does not intend to incur, debts beyond its ability to pay as they become due, and (iii) Williams Companies has and will have sufficient capital to conduct its business affairs.

         e. Reinstatement of Claims. If under any debtor relief proceedings all or any part of any conveyance of property or any payment of cash by Williams or Williams Companies to any Party to this Settlement Agreement is subsequently invalidated, declared to be fraudulent or preferential, or set aside, then, to the extent such Party is required to return such property or pay the value thereof or refund any payment, Williams' and Williams Companies' liabilities to such Party shall be deemed reinstated to the extent necessary to provide such Party with a distribution on its claim in such debtor relief proceeding equal to the value assigned herein to the returned property or the full amount of the avoided payment or refund and the release given by such party to Williams and Williams' Companies in this Settlement Agreement shall be to such extent of no further force or effect.

         f. Prior Obligations; Taxes. No Party shall be liable for or obligated to pay any amounts or obligations with respect to the Property arising prior to the date hereof. Williams shall pay when due all fees, taxes and governmental charges (including without limitation interest and penalties) of any nature which may now or hereafter be imposed or levied by any federal, state or local authority upon any Party, the Property (including, without limitation, the purchase, ownership, transportation, delivery, installation, leasing, possession, use, operation, storage, and return of such Property) arising as a result of Williams' ownership of the Property.

         5.3 All Releasing Parties represents and warrants, as to itself, that it is not aware of any other pending or existing lawsuits, claims, or formal or informal investigations by or on behalf of itself against Williams related to the Original Contracts other than as released in this Settlement Agreement.

         5.4. Each of the CDWR, CEOB, and CPUC represents and warrants, as to its own agency, that it is not aware of any pending or existing lawsuits, claims, or formal or informal investigations or inquiries by or on behalf of the itself against Williams or Williams Companies, other than as set forth above, related to the pursuit of claims released in Paragraph 4.3 other than as released in this Settlement Agreement.

         5.5 Each of the AG and the Northwest AGs represents and warrants that he or she is not aware of any pending or existing lawsuits, claims, or formal or informal investigations or inquiries by or on behalf of him or her against Williams or Williams Companies related in any way to the subject matter of this Settlement Agreement other than the claims he or she is releasing in Paragraph 4.4 of this Settlement Agreement.

         5.6 Each Party warrants the following: (1) it is represented by competent counsel with respect to this Settlement Agreement and all matters covered by it; (2) it has been fully advised by said counsel with respect to its rights and obligations and with respect to the execution of this Settlement Agreement; and (3) it authorizes and directs its respective attorneys to have such papers executed and to take such other action as is necessary and appropriate to effectuate the terms of this Settlement Agreement.

         5.7 Each Party warrants that no promise, inducement or agreement not expressed herein has been made in connection with this Settlement Agreement. To the extent that it was deemed necessary and desirable by a Party, each such Party warrants that it has received appropriate, adequate, and competent technical and economic advice. Each Party warrants that it has not relied on any other Party for advice or guidance concerning the technical or economic implications or consequences of the Renegotiated Contracts or this Settlement Agreement. This Settlement Agreement constitutes the entire agreement between the Parties and supersedes and replaces all prior negotiations or proposed agreements, written or oral, with respect to the subject matter thereof.

         5.8 The representations, warranties and agreements of the Parties set forth in Paragraphs 5.1 through 5.7 of this Settlement Agreement shall survive the Closing indefinitely.

         6.       GENERAL PROVISIONS.

         6.1 In entering and making this Settlement Agreement, the Parties assume the risk of any mistake of fact or law. If the Parties, or any of them, should later discover that any fact they relied upon in entering this Settlement Agreement is not true, or that their understanding of the facts or law was incorrect, then the Parties shall not be entitled to seek rescission of this Settlement Agreement by reason thereof. This Settlement Agreement is intended to be final and binding upon the Parties regardless of any mistake of fact or law.

         6.2 This Settlement Agreement shall be binding upon and for the benefit of any of the Parties and their successors and assigns. Nothing in this Settlement Agreement shall be construed or interpreted to impart any rights or obligations to any third party (other than a permitted successor or assignee bound to this Settlement Agreement).

         6.3 Neither the provision of consideration in the form of the mutual covenants contained herein, nor the performance of any such covenants contained herein, nor anything contained or incorporated herein shall be deemed, nor shall the negotiations, execution and performance of this Settlement Agreement constitute, any admission or concession of liability or wrongdoing on the part of any Party. Any such liability or wrongdoing is expressly denied.

         6.4 This Settlement Agreement may not be altered, amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by an authorized representative of each of the Parties.

         6.5 The language of this Settlement Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against any Party, regardless of who drafted or was principally responsible for drafting the Settlement Agreement or any specific terms or conditions hereof. This Settlement Agreement shall be deemed to have been drafted by all Parties, and no Party shall urge otherwise.

         6.6 The headings in this Settlement Agreement are for convenience only. They in no way limit, alter or affect the meaning of this Settlement Agreement.

         6.7 This Settlement Agreement shall be construed and enforced pursuant to the laws of the State of California, excluding any choice of laws provisions or conflict of laws principles which would require reference to the laws of any other jurisdiction.

         6.8 Should any provision of this Settlement Agreement be held illegal, such illegality shall not invalidate the whole of this Settlement Agreement; instead, the Parties shall use their best efforts to reform the Settlement Agreement in order to give effect to the original intention of the Parties in all material respects.

         6.9 This Settlement Agreement may be executed in multiple original and/or facsimile counterparts, each of which is equally admissible in evidence and shall be deemed to be one and the same instrument. This Settlement Agreement shall not take effect until each Party has signed a counterpart.

         6.10 The failure of any Party hereto to enforce any condition or provision in this Settlement Agreement at any time shall not be construed as a waiver of that condition or provision unless such waiver is in writing and signed by the waiving Party, nor shall it forfeit any rights to future enforcement thereof.

         6.11 The schedules attached to this Settlement Agreement are hereby made a part of this Settlement Agreement.

         6.12 Time shall be of the essence for purposes of construing and enforcing this Agreement.

         6.13 If the Closing does not occur, the Parties shall be restored to their respective positions as of the Phase I Execution Date.

         6.14 The Parties (a) acknowledge that it is their intent to consummate this Settlement Agreement; and (b) agree to cooperate to the extent necessary to effectuate and implement all terms and conditions of this Settlement Agreement and to exercise their best efforts to accomplish the foregoing terms and conditions of this Settlement Agreement.

         6.15 The Parties agree that the terms of the settlement reflect a good-faith settlement of all Parties hereto, reached voluntarily after consultation with experienced legal counsel. Neither this Settlement Agreement nor the settlement contained herein, nor any act performed or document executed pursuant to or in furtherance of this Settlement Agreement or the settlement:
(i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of Williams or Williams Companies; (ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of Williams or Williams Companies in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal; or (iii) shall be offered in evidence or alleged in any pleading by any party hereto, Williams' or Williams Companies' counsel or Civil Plaintiffs' Counsel. Released Persons may file this Settlement Agreement and/or Judgment from this Litigation in any other action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction or any theory of claim preclusion or issue preclusion or similar defense or counterclaim. The Parties, their respective counsel or any other Member of the Class may file this Settlement Agreement in any proceeding brought to enforce any of its terms or provisions. The Parties and their counsel, and each of them, agree, to the extent permitted by law, that all agreements made and orders entered during the course of the Litigation relating to the confidentiality of information shall survive this Settlement Agreement.

         6.16 This Settlement Agreement and the attached Schedules constitute the entire agreement among the Parties, and no representations, warranties or inducements have been made to any Party concerning this Settlement Agreement or its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each Party shall bear its own costs.

         6.17 Each Party, or any person or entity executing this Settlement Agreement or any of its Exhibits on behalf of any of the Parties, warrants that it is expressly authorized to take all appropriate action required or permitted to be taken by the Parties pursuant to this Settlement Agreement to effectuate its terms and also are expressly authorized to enter into any modifications or amendments to this Settlement Agreement on behalf of the Class which they deem appropriate.

         6.18 Each counsel or other Person executing this Settlement Agreement or any of its Exhibits on behalf of any Party hereto hereby warrants that such Person has the full authority to do so.

         6.19 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of this Settlement Agreement, and all Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in this Settlement Agreement.

         6.20 This Settlement Agreement and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the parties to this Settlement Agreement shall be construed and enforced in accordance with the laws of the State of California without giving effect to that State's choice of law principles.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK/
                         SIGNATURES FOLLOW ON NEXT PAGE]

         IN WITNESS WHEREOF, the Parties have executed and delivered this Settlement Agreement and made it effective as of the date set forth at the beginning of this Settlement Agreement.

                           THE GOVERNOR OF THE STATE OF CALIFORNIA

                           By: /s/ Barry Goode
                              ------------------------
                           Barry Goode, Secretary of Legal Affairs
                           Attorney for the Governor of the State of California

                           THE CALIFORNIA DEPARTMENT OF WATER RESOURCES

                           By: /s/ Peter S. Garris
                              --------------------------------------------------
                           Name: Peter S. Garris
                           Title: Deputy Director

                           THE CALIFORNIA ELECTRICITY OVERSIGHT BOARD

                           By: /s/ Erik N. Saltmarsh
                              -----------------------------------------
                           Erik N. Saltmarsh
                           Chief Counsel

                           THE CALIFORNIA PUBLIC UTILITIES COMMISSION

                           By: /s/ Gary M. Cohen
                              --------------------------------------------------
                           Name:  Gary M. Cohen
                           Title: General Counsel

                           ATTORNEY GENERAL OF THE STATE OF CALIFORNIA

                           By: /s/ Ken Alex
                              --------------------------------------------------
                           Ken Alex
                           Supervising Deputy Attorney General

                           ATTORNEY GENERAL OF THE STATE OF OREGON

                           By: /s/ Hardy Myers
                              --------------------------------------------------
                           Name: HARDY MYERS
                           Title: ATTORNEY GENERAL OF OREGON

                           ATTORNEY GENERAL OF THE STATE OF WASHINGTON

                           By: /s/ Brady R. Johnson
                              --------------------------------------------------
                           Name: BRADY R. JOHNSON
                           Title: ASSISTANT ATTORNEY GENERAL

                           CITY AND COUNTY OF SAN FRANCISCO

                           By: /s/ Dennis J. Herrera
                              --------------------------------------------------
                           Name: Dennis J. Herrera
                           Title: San Francisco City Attorney

                           CITY OF OAKLAND

                           By: /s/ J. Patrick Tang
                              --------------------------------------------------
                           Name: J. Patrick Tang
                           Title: Deputy City Attorney

                           COUNTY OF SANTA CLARA

                           By: /s/ Donald F. Gage
                              --------------------------------------------------
                           Name: Donald F. Gage
                           Title: Chairperson

                           COUNTY OF CONTRA COSTA

                           By: /s/ Silvano B. Marchesi
                              --------------------------------------------------
                           Name: Silvan B. Marchesi
                           Title: County Counsel

                           VALLEY CENTER MUNICIPAL WATER DISTRICT

                           By: /s/ C. Michael Cowett
                              --------------------------------------------------
                           Name: C. Michael Cowett
                           Title: Special Counsel

                           PADRE DAM MUNICIPAL WATER DISTRICT

                           By: /s/ C. Michael Cowett
                              --------------------------------------------------
                           Name: C. Michael Cowett
                           Title: Special Counsel

                           RAMONA MUNICIPAL WATER DISTRICT

                           By: /s/ C. Michael Cowett
                              --------------------------------------------------
                           Name: C. Michael Cowett
                           Title: Special Counsel

                           HELIX WATER DISTRICT

                           By: /s/ C. Michael Cowett
                              --------------------------------------------------
                           Name: C. Michael Cowett
                           Title: Special Counsel

                           VISTA IRRIGATION DISTRICT

                           By: /s/ C. Michael Cowett
                              --------------------------------------------------
                           Name: C. Michael Cowett
                           Title: Counsel

                           YUIMA MUNICIPAL WATER DISTRICT

                           By: /s/ C. Michael Cowett
                              --------------------------------------------------
                           Name: C. Michael Cowett
                           Title: Special Counsel

                           FALLBROOK PUBLIC UTILITY DISTRICT

                           By: /s/ C. Michael Cowett
                              --------------------------------------------------
                           Name: C. Michael Cowett
                           Title: Special Counsel

                           BORREGO WATER DISTRICT

                           By: /s/ C. Michael Cowett
                              --------------------------------------------------
                           Name: C. Michael Cowett
                           Title: Special Counsel

                           METROPOLITAN TRANSIT DEVELOPMENT BOARD

                           By: /s/ C. Michael Cowett
                              --------------------------------------------------
                           Name: C. Michael Cowett
                           Title: Special Counsel

                           SAN DIEGO TROLLEY, INC.

                           By: /s/ C. Michael Cowett
                              --------------------------------------------------
                           Name: C. Michael Cowett
                           Title: Special Counsel

                           SAN DIEGO TRANSIT CORPORATION

                           By: /s/ C. Michael Cowett
                              --------------------------------------------------
                           Name: C. Michael Cowett
                           Title: Special Counsel

                           SWEETWATER AUTHORITY

                           By: /s/ C. Michael Cowett
                              --------------------------------------------------
                           Name: C. Michael Cowett
                           Title: Special Counsel

                               /s/ Cruz M. Bustamante
                           -----------------------------------------------------
                           California Lieutenant Governor Cruz Bustamante

                               /s/ Barbara S. Matthews
                           -----------------------------------------------------
                           California Assemblywoman Barbara Mathews

                               /s/ Pamela R. Gordon
                           -----------------------------------------------------
                           Pamela R. Gordon, in her capacity as a
                           Representative of the Class

                               /s/ Ruth Hendricks
                           -----------------------------------------------------
                           Ruth Hendricks, in her capacity as a
                           Representative of the Class

                               /s/ Mary L. Davis
                           -----------------------------------------------------
                           Mary L. Davis, in her capacity as a
                           Representative of the Class

                           OSCAR'S PHOTO LAB, IN ITS CAPACITY AS A
                           REPRESENTATIVE OF THE CLASS

                           By: /s/ Vartan Demirjian__
                              --------------------------------------------------
                           Name: Vartan Demirjian
                           Title: Owner

                           WILLIAMS ENERGY MARKETING & TRADING COMPANY

                           By: /s/ William E. Hobbs
                              --------------------------------------------------
                           Name: William E. Hobbs
                           Title: President and CEO

                           THE WILLIAMS COMPANIES, INC.

                           By: /s/ Steven J. Malcolm
                              --------------------------------------------------
                           Name: Steven J. Malcolm
                           Title: Chairman, President and CEO

                   AMENDED AND RESTATED MASTER POWER PURCHASE
                               AND SALE AGREEMENT

                                   COVER SHEET

                              PRODUCTS A, B, AND C

This Amended and Restated Master Power Purchase and Sale Agreement (Version 2.1; modified 4/25/00) ("Products A, B, C Master Agreement") is made as of the following date: November 11, 2002 ("Effective Date"). The Products A, B, C Master Agreement, together with the exhibits, schedules and any written supplements hereto, the Party A Tariff, if any, the Party B Tariff, if any, any designated collateral, credit support or margin agreement or similar arrangement between the Parties and all Transactions (including the Products A, B, C Transaction (defined below) and any confirmations accepted in accordance with
Section 2.3 hereto) shall be referred to as the "Agreement." The Parties to this Products A, B, C Master Agreement are the following:

Name: WILLIAMS ENERGY MARKETING &     Name: STATE OF CALIFORNIA DEPARTMENT
TRADING COMPANY ("Williams" or        OF WATER RESOURCES separate and apart
"Party A" or "Seller")                from its powers and responsibilities
                                      with respect to the State Water
                                      Resources Development System ("California
                                      Department of Water Resources" or
                                      "Department" or"Party B" or "Buyer")

All Notices:                          All Notices: California Department of
                                      Water Resources/CERS

Street: One Williams Center           Street: 3310 El Camino Avenue, Suite 120

City: Tulsa, OK Zip: 74172            City: Sacramento, California    Zip: 95821

Attn: Contract Administration         Attn: Executive Manager Power Systems
Phone: 918-573-4188                   Phone: (916) 574-0339
Facsimile: 918-732-0269               Facsimile: (916) 574-2152
Duns: 82-467-8478                     Duns:
Federal Tax ID Number: 73-142-3657    Federal Tax ID Number: 52-1692634

INVOICES:                             INVOICES: DWR/CERS SETTLEMENTS UNIT
    Attn: Power Accounting                Attn: Doreen Singh
    Phone: 918-573-8337                   Phone: (916) 574-0309
    Facsimile: 918-561-6893               Facsimile: (916) 574-1239

SCHEDULING:                           SCHEDULING:
    Attn: Cherry Smith                    Attn: Chief Water and Power Dispatcher
    Phone: 918-573-4835                   Phone: (916) 574-0161
    Facsimile: 918-573-1534               Facsimile: (916) 574-2569

PAYMENTS:                             PAYMENTS:
    Attn: Power Accounting                Attn: Cash Receipts Section
    Phone: 918-573-8337                   Phone: (916) 653-6892
    Facsimile: 918-561-6893               Facsimile: (916) 654-9882

WIRE TRANSFER:                        WIRE TRANSFER:
    BNK: Bank One, N.A.                   BNK: Bank of America (Sacramento main
    ABA: 071000013                        branch)
    ACCT: 55-27554                        for: Department of Water Resources
                                          ABA: Routing # 121000358
                                          ACCT: # 14365-80598

CREDIT AND COLLECTIONS:               CREDIT AND COLLECTIONS:
    Attn: Tim Neuman                      Attn: Deputy Controller
    Phone: 918-573-4880                   Phone: (916) 653-6148
    Facsimile: 918-561-6987               Facsimile: (916) 653-8230

With additional Notices of an         With additional Notices of an Event of
Event of Default to:                      Default or Potential Event of Default
    Attn: Contract Administration         to:
    Phone: 918-573-3059                   Attn: Deputy Controller
    Facsimile:  918-573-1935              Phone: (916) 653-6148
                                          Facsimile: (916) 653-8230

The Parties hereby agree that the General Terms and Conditions are incorporated herein, and to the following provisions as provided for in the General Terms and
Conditions:

Party A Tariff Tariff n/a Dated______________   Docket Number______________

Party B Tariff Tariff n/a Dated______________   Docket Number______________

ARTICLE TWO

------------------------------------------------------------------------------------------------------------------------------------
Transaction Terms and Conditions           [x] Optional provision in Section 2.4. If not checked, inapplicable.
------------------------------------------------------------------------------------------------------------------------------------

ARTICLE FOUR
Remedies for Failure                       [ ] Accelerated Payment of Damages. If not checked, inapplicable.
to Deliver or Receive

------------------------------------------------------------------------------------------------------------------------------------
ARTICLE FIVE
                                           [ ] Cross Default for Party A:

Events of Default; Remedies                [ ] Party A:_____________________                    Cross Default Amount $______________

                                           [ ] Other Entity:________________                    Cross Default Amount $______________

                                           [ ] Cross Default for Party B:

                                           [ ] Party B:_____________________                    Cross Default Amount $______________

                                           [ ] Other Entity:________________                    Cross Default Amount $______________

                                           5.6  Closeout Setoff

                                                [ ] Option A (Applicable if no
                                                    other selection is made.)

                                                [ ] Option B - Affiliates shall
                                                    have the meaning set forth
                                                    in the Agreement unless
                                                    otherwise specified as
                                                    follows:________________

                                                    ____________________________

                                                [X] Option C (No Setoff)
------------------------------------------------------------------------------------------------------------------------------------
ARTICLE 8                                  8.1  Party A Credit Protection:

Credit and Collateral Requirements              (a)  Financial Information:

            [ ] Option A

            [ ] Option B Specify:_____________________

            [x] Option C Specify: (1) Annual audit, annual budget and all financial information sent to any seller under a power purchase agreement; Party B shall use reasonable commercial efforts to periodically prepare and make available to all sellers under power sales agreements, but not more frequently than quarterly, financial information reasonably intended to apprise all such sellers of the financial conditions of the Fund.) (2) Under any Buyer Replacement Agreement (defined below), or if Party B is an entity other than the California Department of Water Resources, financial statements, audited if available, no less frequently than quarterly. Notwithstanding anything in this Agreement to the contrary, any non-public financial statements provided pursuant to this Section shall be kept confidential.

     (b)  Credit Assurances:

            [x]  Not Applicable
            [ ]  Applicable

     (c)  Collateral Threshold:

            [x]  Not Applicable
            [ ]

If applicable, complete the following:

Party B Collateral Threshold: ; provided, however, that Party B's Collateral Threshold shall be zero if an Event of Default or Potential Event of Default with respect to Party B has occurred and is continuing.

Party B Independent Amount: [$________________]

Party B Rounding Amount: [$__________________]

(d)  Downgrade Event:

     [x] Not Applicable
     [ ] Applicable

If applicable, complete the following:

     [ ] It shall be a Downgrade Event for Party B if Party B's Credit
         Rating falls below [__________] from S&P or ________ from Moody's or if Party B is not rated by either S&P or Moody's

     [ ] Other:
         Specify:___________________________________________________________

(e)  Guarantor for Party B:_________________________________________________

         Guarantee Amount:__________________________________________________

8.2  Party B Credit Protection:

     (a)  Financial Information:

            [ ] Option A
            [ ] Option B Specify:______________
            [x] Option C Specify: Party A to provide annual 10k filings of its parent and financial statements of Party A, audited if available, together with an officer's certificate relating to same, no less frequently than quarterly. Notwithstanding anything in this Agreement to the contrary, non-public financial statements provided pursuant to this Section shall be kept confidential.

     (b)  Credit Assurances:

            [x] Not Applicable
            [ ] Applicable

     (c)  Collateral Threshold:

            [x] Not Applicable
            [ ]

If applicable, complete the following:

Party A Collateral Threshold: $ ; provided, however, that Party A's Collateral Threshold shall be zero if an Event of Default or Potential Event of Default with respect to Party A has occurred and is continuing.

Party A Independent Amount: $________________

Party A Rounding Amount: $___________________

(d)  Downgrade Event

     [x] Not Applicable
     [ ] Applicable

If applicable, complete the following:

     [ ] It shall be a Downgrade Event for Party A if Party A's Credit
         Rating falls below __________ from S&P or __________ from Moody's or if Party A is not rated by either S&P or Moody's

     [ ] Other:

(e)  Guarantor for Party A:____________________________________________

         ______________________________________________________________

-------------------------------------------------------------------------------
ARTICLE 10
Confidentiality    [ ] Confidentiality Applicable If not checked, inapplicable.
-------------------------------------------------------------------------------
SCHEDULE M
                   [ ] Party A is a Governmental Entity or Public Power System
                   [x] Party B is a Governmental Entity or Public Power System
                   [ ] Add Section 3.6. If not checked, inapplicable
                   [ ] Add Section 8.4. If not checked, inapplicable

OTHER CHANGES      Specify, if any:____________________________________________

(a)  DEFINITIONS.

(1) Section 1.11 is amended by adding the following sentence at the end of the current definition: "The Non-defaulting Party shall use commercially reasonable efforts to mitigate or eliminate these Costs."

(2) Section 1.51, "Replacement Price" is amended on the fifth line by deleting the phrase "at Buyer's option" and inserting the following phrase: "absent a purchase."

(3) Section 1.53, "Sales Price" is amended on the fifth line of by deleting the phrase "at Seller's option" and inserting the following phrase: "absent a sale."

(4) Sections 1.6, 1.24, 1.28, 1.33, 1.34, 1.35, 1.36, 1.43, 1.44, 1.46, 1.48 and
1.56 are amended by deleting the text in each of such sections and substituting therefor "[Intentionally omitted.]"

     (5)  Section 1.59 is amended by changing "Section 5.3" to "Section 5.2."

     (6)  Sections 1.62 through 1.73 are added to Article One as follows:

         1.62 "Bonds" means the bonds offered by the Department of Water Resources pursuant to AB 1X, codified at California Water Code
               Section 80100 et seq (the "Act") with recourse only to the Trust Estate, and shall include any financing pursuant to Executive Order D-42-01 and a Credit and Security Agreement, dated as of June 26, 2001, by and among the Department of Water Resources, various lenders and Morgan Guaranty Trust Company of New York, as agent on behalf of such lenders.

         1.63 "Buyer Replacement Agreement" means any agreement identical to this Agreement (including the Products A, B, C Transaction) between Party A and a Qualified Electrical Corporation, excluding provisions relating to Party B's status as a governmental agency or to the original start date(s) of this Agreement, and together with such changes as Party A and such Qualified Electrical Corporation may agree.

         1.64 "Fund" means the Department of Water Resources Electric Power Fund established by Section 80200 of the Water Code.

         1.65 "Market Quotation Average Price" means the average of the good faith quotations solicited from not less than three (3) Reference Market-makers; provided, however, that the Party soliciting such quotations shall use commercially reasonable efforts to obtain good faith quotations from at least five (5) Reference Market-makers and, if at least five (5) such quotations are obtained, the Market Quotation Average Price shall be determined disregarding the highest and lowest quotations.

                  1.66     "Market Value" has the meaning set forth in Section
                           5.3.

         1.67 "Per Unit Market Price" means the applicable price per MWh determined in accordance with Section 5.3.

         1.68 "Products A, B, C Transaction" means the Transaction described in the attached Confirmation dated November 11, 2002.

         1.69 "Qualified Electric Corporation" means an electrical corporation as defined by the Act, whose long-term unsecured senior debt on the effective date of any Buyer Replacement Agreement is rated BBB or better by S&P and Baa2 or better by Moody's and is not on negative outlook or Credit Watch from either rating agency; provided that with the exception of San Diego Gas and Electric Company,

               Southern California Edison Company and Pacific gas and Electric Company, no electrical corporation shall be a Qualified Electrical Corporation without the prior written agreement of Party A.

         1.70 "Qualified Power Seller" means any entity (a) engaged in the selling of electricity whose long-term unsecured senior debt on the effective date of any Assignment and Assumption Agreement is rated BBB or better by Standard & Poor's and Baa2 or better by Moody's and is not on negative outlook or Credit Watch from either rating agency, and (b) approved by Party B, such approval not to be unreasonably withheld.

         1.71 "Reference Market-maker" means any marketer, trader or seller of or dealer in firm energy products whose long-term unsecured senior debt is rated BBB- or better by Standard & Poor's and Baa3 or better by Moody's Investor Services.

         1.72 "Replacement Contract" means a contract having a term, quantity, delivery rate, delivery point and product substantially similar to the remaining Term, quantity, delivery rate, Delivery Point and Product to be provided under this Agreement.

         1.73 "Trust Estate" means all revenues received by Party B under any obligation entered into, and rights to receive the same, and moneys on deposit in the Fund and income or revenue derived from the investment thereof.

(b) TRANSACTIONS. The Transaction shall be in writing and this Agreement may not be amended or modified except in writing signed by the Parties' respective duly authorized representatives. For purposes of this requirement, a Recording pursuant to Section 2.5 shall not constitute a writing.

         (c) GOVERNING TERMS. Section 2.2 is amended by adding the following sentence at the end of the current section:

                  "Notwithstanding the foregoing, the Products A, B, C Transaction shall be treated as a stand-alone Transaction and accordingly, (a) provisions in the Master Agreement referring to offsetting or netting multiple Transactions shall not be applicable to the Products A, B, C Transaction, and (b) an Event of Default or Potential Event of Default with respect to any Transaction other than the Products A, B, C Transaction shall not affect the Products A, B, C Transaction. No provision of any other Confirmation entered into pursuant to Section 2.4 shall affect the Products A, B, C Transaction."

         (d) CONFIRMATION. Section 2.3, Confirmation, the term "Seller" (and cognates) is deleted and is replaced with "Party A" in each place where it occurs; and the term "Buyer" (and cognates) is deleted and is replaced with "Party B" in each place where it occurs. And insert the words "or other electronic transmission," after the word "facsimile."

         (e) RECORDING. Section 2.5, Recording, the phrase "of all telephone conversations between the Parties to this Master Agreement" is deleted and replaced with the phrase "of all telephone conversations between the energy scheduling and/or trading personnel of the Parties to this Products A, B, C Master Agreement related to scheduling of energy to be delivered pursuant to this Agreement."

(f) TRANSMISSION AND SCHEDULING. Section 3.2 is amended by renaming it "Transmission, Scheduling and Imbalance Charges" and inserting the following sentences at the end thereof:

         "In addition to the remedies provided under Article 4, Buyer shall assume all liability for and reimburse Seller within thirty (30) days of presentation of an invoice for any Penalties incurred as a result of Buyer's failure to (i) notify Seller of a failure to Schedule or a change in a Schedule or (ii) comply with the Transmission Provider's tariff and scheduling policies. Seller shall assume all liability for and reimburse Buyer within thirty (30) days of presentation of an invoice for any Penalties incurred as a result of Seller's failure to
         (i) notify Buyer of a failure to Schedule or a change in a Schedule or
         (ii) comply with the Transmission Provider's tariff and scheduling policies. The Parties shall notify each other as soon as possible of any imbalance that is occurring or has occurred and shall cooperate to eliminate imbalances and minimize Penalties. Penalties shall be defined as any fees, liabilities, assessments or similar charges assessed by a Transmission Provider."

(g) EVENTS OF DEFAULT. Section 5.1 is amended as follows.

         (1) In Section 5.1(c) the phrase "three (3) Business Days", is deleted and replaced with "fifteen (15) Business Days".

         (2) Add a new subsection (i) as follows:

              (i) for Party B, any amendment or repeal of the Water Code subsequent to the date hereof, that adversely affects the ability of Party B to perform its obligations under this Agreement or otherwise adversely affects the rights of Party A hereunder, in which event Party B shall be the Defaulting Party.

(h) DECLARATION OF AN EARLY TERMINATION DATE AND CALCULATION OF TERMINATION PAYMENT.

(1) The last sentence of Section 5.2 is replaced in its entirety by the following: "Upon termination of this Agreement as the result of an Event of Default, the Non-Defaulting Party shall be entitled to a payment (the "Termination Payment") which shall be the aggregate of the Market Value and Costs calculated as of the Early Termination Date in accordance with Section
5.3. As soon as practicable after the Early Termination Date, the Non-Defaulting Party shall give notice to the Defaulting Party of the amount of the Termination Payment, if any, due to the Non-Defaulting Party. The notice shall include a written statement explaining in reasonable detail the calculation of such amount. Termination Payment to be made no later than one hundred eighty (180) days after receipt of written notice of an Early Termination Date."

(2) The following shall be added to the end of Section 5.2 (as amended by clause
(1) immediately above): "Notwithstanding the other provisions of this Agreement, if the Non-Defaulting Party has the right to liquidate or terminate all obligations arising under the Agreement under the provisions of this Article 5 because the Defaulting Party or its Guarantor either (a) is the subject of a bankruptcy, insolvency, or similar proceeding, or (b) applies for, seeks, consents to, or acquiesces in the appointment of a receiver, custodian, trustee, liquidator, or similar official for all or a substantial portion of its assets, then this Agreement and the Transaction shall automatically terminate, without notice, as if the Early Termination Date was the day immediately preceding the events listed in Section 5.1."

(3) Section 5.3 is replaced in its entirety by the following:

         "5.3.    Termination Payment Calculations. The Non-Defaulting Party
         shall calculate the Termination Payment as follows:

         (a) Market Value shall be (i) in the case Party B is the Non-Defaulting Party, the present value of the positive difference, if any, of (A) payments under a Replacement Contract based on the Per Unit Market Price, and (B) payments under this Agreement, or (ii) in the case Party A is the Non-Defaulting Party, the present value of the positive difference, if any, of (A) payments under this Agreement, and (B) payments under a Replacement Contract based on the Per Unit Market Price, in each case using the Present Value Rate as of the time of termination (to take account of the period between the time notice of termination was effective and when such amount would have otherwise been due pursuant to the relevant transaction). The "Present Value Rate" shall mean the sum of 0.50% plus the yield reported on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) at 11:00 a.m. (New York City, New York time) for the United States government securities having a maturity that matches the average remaining term of this Agreement. It is expressly agreed that the Non-Defaulting Party shall not be required to enter into a Replacement Contract in order to determine the Termination Payment.

         (b) To ascertain the Per Unit Market Price of a Replacement Contract with a term of less than one year, the Non-Defaulting Party may consider, among other valuations, quotations from leading dealers in energy contracts, the settlement prices on established, actively traded power exchanges, other bona fide third party offers and other commercially reasonable market information.

         (c) To ascertain the Per Unit Market Price of a Replacement Contract with a term of one year or more, the Non-Defaulting Party shall use the Market Quotation Average Price; provided, however, that if there is not an actively traded market for such Replacement Contract or if the Non-Defaulting Party is unable to obtain reliable quotations from at least three (3) Reference Market-makers, the Non-Defaulting Party shall use the methodology set forth in paragraph (b).

         (d) In no event, however, shall a party's Market Value or Costs include any penalties, ratcheted demand charges or similar charges imposed by the Non-Defaulting Party.

         If the Defaulting Party disagrees with the calculation of the Termination Payment and the parties cannot otherwise resolve their differences, the calculation issue shall be submitted to dispute resolution as provided in Section 10.12 of this Agreement. Pending resolution of the dispute, the Defaulting Party shall pay the full amount of the Termination Payment calculated by the Non-Defaulting Party no later than one hundred eighty (180) days after receipt of written notice of an Early Termination Date."

         (3) Section 5.4 is replaced in its entirety by the following:

         Section 5.4 Adequate Assurance. Notwithstanding any other provision of this Agreement, Party A and Party B acknowledge and agree that if an order for relief under Chapter 11 of the United States Bankruptcy Code (11 U.S.C. sec. 101 et seq.), as the same may be amended from time to time (the "Bankruptcy Code"), is entered against Party A at any time during the term of this Agreement, then, if this Agreement has not been terminated, adequate assurances of future performance will not be provided to Party B by Party A within the meaning of section 365(b)(1) of the Bankruptcy Code unless Party A affirmatively establishes that it has the required financial or other resources necessary to operate and perform under this Agreement.

         Party A and Party B further acknowledge and agree that if an order for relief under Chapter 11 of the Bankruptcy Code is at any time entered against Party A during the term hereof, then Party A must be able to cure (a) all non-monetary defaults hereunder within ninety (90) days of the date on which Party A proposes to assume this Agreement; and (b) all monetary defaults hereunder within one (1) year from the date on which Party A proposes to assume this Agreement.

         (4) Sections 5.5, 6.7 and 6.8 are amended by deleting the text in each of such sections and substituting therefor "[Intentionally omitted.]"

(i) TIMELINESS OF PAYMENT. Add the following to Section 6.2 before the first sentence in that section: "Party A shall provide invoice data, disaggregated by transaction components, in a template formas may be reasonably specified by Party B."

(j) LIMITATIONS. Article Seven is amended as follows:

(1) Add a new Section 7.2, "The obligations hereunder of Party A shall be solely those of Party A and Guarantor, if any, and no other person or entity."

(k) GRANT OF SECURITY INTEREST/REMEDIES. In Section 8.3 the phrase "or deemed occurrence" is deleted from the beginning of the second sentence.

(l) GOVERNMENTAL CHARGES. Add the following to Section 9.2 after the second sentence in that section: "Party A shall be entitled to pass through to Party B any liability, loss, cost, damage and expense, including gross-up, arising out of a tax or other imposition enacted by the California state legislature after the date of this Agreement that is not of general applicability and is instead directed at the assets or activities involved in the generation, sale, purchase, ownership and/or transmission of electric power, natural gas and/or other utility or energy goods and services, but only insofar as such liability, loss, cost, damage or expense relates to a Transaction hereunder and reflects an increase in Party A's cost of service in connection therewith. Party B shall be entitled to the benefit or reduction of or credit with respect to any such tax or other imposition enacted by the California state legislature after the date of this Agreement, but only insofar as such benefit relates to a Transaction hereunder and results in a decrease in Party A's cost of service for such Transaction."

(m) TERM OF MASTER AGREEMENT. Add the following sentence to Section 10.1: "The Products A, B, C Transaction shall terminate on the day following the last day of the Delivery Period, unless terminated sooner pursuant to the express provisions of this Agreement or as a result of an Event of Default".

(n) REPRESENTATIONS AND WARRANTIES.

         (1) the phrase "...and is qualified to conduct its business in each jurisdiction in which it will perform a Transaction" is added to the end of Section 10.2(i);

         (2) the phrase ", except as would not have a material and adverse affect on the other Party" is added to the end of Section 10.2(iii);

         (3) the phrase "or any of its Affiliates" is deleted from Section 10.2(vi);

         (4) the phrase ", and are reasonable in all respects, including rates and allocation of risk" is added to the end of Section 10.2(xii);

         (5) clauses (ix) and (xi) of Section 10.2 are amended by deleting the text in each of such sections and substituting therefor "[Intentionally omitted.]", provided, that such clauses shall be included in any Buyer Replacement Agreement as defined herein.

(o) INDEMNITY. The phrase "To the extent permitted by law" is added at the beginning of the first two sentences of Section 10.4. Add the following to the end of Section 10.4: "To the extent Party A and Party B are named as defendants by a third party in any action arising with respect to delivery of Product and Party B receives any amount from a third party as indemnification or reimbursement with respect to such action, Party A and Party B agree to equitably divide such amount."

(p) ASSIGNMENT. In Section 10.5, the existing paragraph shall be replaced in its entirety with the following:

         "(a) Neither Party shall assign this Agreement or its rights hereunder without the prior written consent of the other Party, which consent may be withheld in the exercise of its sole discretion.

         (b) Notwithstanding the foregoing, Party A may, without the consent of Party B, (i) transfer, sell, pledge, encumber or assign this Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements, (ii) transfer or assign this Agreement to an affiliate of Party A which affiliate's creditworthiness is equal to or higher than that of Party A, or (iii) transfer or assign this Agreement to any person or entity succeeding to all or substantially all of the assets whose creditworthiness is equal to or higher than that of Party A; provided, however, that in each such case, such assignee shall agree in writing to be bound by the terms and conditions hereof and, so long as the Party A delivers such tax and enforceability assurances together with such assurances as to the sufficiency of creditworthiness of such assignee to perform its obligations hereunder, as Party B may reasonably request; provided, further, however, that in the event this Agreement is pledged or assigned to a bond trustee pursuant to clause (i) as collateral for bonds issued by Party A, such bond trustee shall not be required to agree in writing to be bound by the terms and conditions hereof unless and until the bond trustee or any successor or assign shall foreclose on such collateral in which case such bond trustee or its successor or assign shall be bound by each of the provisions hereof, including the immediately preceding proviso.

         (c) Notwithstanding the foregoing, Party B, without the consent of Party A, may (i) transfer, sell, pledge, encumber or assign this Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements, or (ii) transfer and assign all of its right, title and interest to this

         Agreement and the Fund to another Governmental Entity created or designated by law solely to carry out the rights, powers, duties and obligations of the Department under the Act, provided, however, that in each such case, such assignee shall agree in writing to be bound by the terms and conditions hereof and, in each such case, so long as the transferring Party delivers such tax and enforceability assurances together with such assurances as to the sufficiency of creditworthiness of such assignee to perform its obligations hereunder, as the non-transferring Party may reasonably request; provided, further, however, that in the event this Agreement is pledged or assigned to a bond trustee pursuant to clause (i) as collateral for bonds issued by Party B, such bond trustee shall not be required to agree in writing to be bound by the terms and conditions hereof unless and until the bond trustee or any successor or assign shall foreclose on such collateral in which case such bond trustee or its successor or assign shall be bound by each of the provisions hereof, including the immediately preceding proviso."

(q) GOVERNING LAW. In Section 10.6, "New York" shall be replaced with "California."

(r) GENERAL.

         (1) The phrase "Except to the extent herein provided for," shall be deleted from the fourth sentence of Section 10.8, and the phrase "and this agreement may not be orally amended or modified, including by Recording pursuant to Section 2.5" shall be added to the end of such fourth sentence.

         (2) In the ninth sentence of Section 10.8, insert "materially affected or" after the phrase "Any provision," and insert "and materially affected by or" after the phrase "or regulatory agency."

(s) ADDITIONAL PROVISIONS. New Sections 10.12 through 10.18 are added to Article 10 as follows:

                  10.12. No Retail Services; No Agency. (a) Nothing contained in this Agreement shall grant any rights to or obligate Party A to provide any services hereunder directly to or for retail customers of any person.

                  (b) In performing their respective obligations hereunder, neither Party is acting, or is authorized to act, as agent of the other Party.

                  10.13 Dispute Resolution. (a) If a dispute shall arise between the Parties relating to the interpretation of this Agreement or to performance by a Party hereunder or under any Transaction, the Party desiring resolution of the dispute shall notify the other Party in writing. The notice shall set forth the matter in dispute in reasonable detail and a proposed solution.

                  (b) The Parties shall attempt to resolve any dispute within 15 calendar days after delivery of the written notice referred to above. Any disputes not so resolved shall be referred by each Party to an officer (or the officer's designee) for resolution. If the Parties fail to reach an agreement within 15 days after such referral, each Party shall have the right to pursue any and all remedies provided in this Agreement and as afforded by applicable law.

                  (c) The existence of any dispute or controversy under this Agreement or the pendency of the dispute settlement or resolution procedures set forth herein shall not in and of itself relieve or excuse either Party from its ongoing duties and obligations under this Agreement.

                  10.14 WAIVER OF JURY TRIAL. THE PARTIES HEREBY EXPRESSLY WAIVE ALL RIGHTS TO TRIAL BY JURY ON ANY CAUSE OF ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY INVOLVING OR RELATED TO THE TERMS, COVENANTS OR CONDITIONS OF THIS AGREEMENT OR ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH OR RELATED TO THIS AGREEMENT. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY OR ANY CREDIT SUPPORT PROVIDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO

         ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND PROVIDE FOR ANY CREDIT SUPPORT DOCUMENTS, AS APPLICABLE, BY AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THE PROVISIONS OF THIS AGREEMENT RELATING TO WAIVER OF JURY TRIAL SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS AGREEMENT.

                  10.15    No Third Party Beneficiaries.

         The provisions of this Agreement are for the benefit of the Parties hereto, and as to any other person or entity, this Agreement shall not be construed as a third party beneficiary contract.

                  10.16 CAISO Imbalance Markets; Scheduling. Party A shall not intentionally (a) use the CAISO uninstructed imbalance energy markets to deliver the Contract Quantity to Party B, or (b) for economic reasons fail to schedule by the time delivery is due the Contract Quantity to Party B during any CAISO stage alert; provided in no event shall Party A be precluded from bidding or providing "regulation down" or similar services recognized by the CAISO.

         From time to time (but not more frequently than monthly) upon Party B's request, Party A shall provide Party B scheduling information reasonably satisfactory to Party B in sufficient detail to enable Party B to verify compliance with this Section 10.16.

                  10.17 Fixed Rate Contract; Mobile-Sierra Clause. The Parties hereby stipulate and agree that, under the facts and circumstances known to them at this time, this Agreement was entered into as a result of arms'-length negotiations between the Parties. Further, the Parties believe that the rates, terms and conditions of this Agreement are just and reasonable within the meaning of Sections 205 and 206 of the Federal Power Act, 16 U.S.C. Sections 824d and 824e, and that the rates, terms and conditions of this Agreement will remain so over the life of the Agreement. The Parties waive all rights to challenge the validity of this Agreement or whether it is just and reasonable for and with respect to the entire term thereof, including any rights under Sections 205 and 206 of the Federal Power Act to request the FERC to revise the terms and conditions and the rates or services specified in this Agreement, and hereby agree to make no filings at the FERC or with any other state or federal agency, board, court or tribunal challenging the rates, terms and conditions of this Agreement as to whether they are just and reasonable or in the public interest under the Federal Power Act. The Parties hereby further stipulate and agree that neither Party may bring any action, proceeding or complaint under Section 205 or 206 of the Federal Power Act, 16 U.S.C. 824d or 824e, seeking to modify, cancel, suspend, or abrogate the rates, terms and conditions of this Agreement or any Transaction hereunder, or to prevent this Agreement or any Transaction hereunder from taking effect. It is further agreed that, in the event any of the Parties challenges this Agreement for any other reason, they will not dispute the applicability of the public interest standard as that term has been defined and interpreted under the Federal Power Act and the cases of United Gas Pipe Line Co. v. Mobile Gas Corp., 350 U.S. 332
         (1956), and FPC v. Sierra Pacific Power Co., 350 U.S. 348 (1956), and subsequent cases.

                  10.18 Novation. Notwithstanding the foregoing limitations on assignment, at any time after January 1, 2003, the Seller shall, upon the written request of Department, enter into one or more Buyer Replacement Agreements as may be agreed to by one or more Qualified Electric Corporations. This Agreement shall terminate upon effective date of a Buyer Replacement Agreement. The effectiveness of the Buyer Replacement Agreement shall constitute a novation that shall relieve Department of any liability or obligation arising after the date of termination of the Agreement. Such Buyer Replacement Agreement shall state that it is a Buyer Replacement Agreement within the meaning of this Agreement and that it constitutes a novation for which there is adequate consideration. The effectiveness of such Buyer Replacement Agreement shall be subject to the condition precedent that the California Public Utilities Commission shall have conducted a just and reasonable review under Section 451 of the Public Utilities Code with respect to such Buyer Replacement Agreement and shall have issued an order determining that the charges under such Buyer Replacement Agreement are just and reasonable.

(t) SCHEDULE M. Schedule M shall be amended as follows:

         (1) In Section A, "Act" will mean Sections 80000, 80002, 80002.5, 80003, 80004, 80010, 80012, 80014, 80016, 80100, 80102, 80104,
             80106, 80108, 80110, 80112, 80116, 80120, 80122, 80130, 80132,
             80134, 80200, 80250, 80260 and 80270 of the Water Code, as amended.

         (2) "Special Fund" will mean the Fund.

         (3) In Section A, the defined term "Governmental Entity or Public Power System" shall be replaced with the term "Governmental Entity" using the following definition "`Governmental Entity' means the State of California, any State governmental board, public power authority, public utility district, joint action agency, or other similar political subdivision or public entity of the State of California, the State of California Department of Water Resources, or any combination thereof"; and all references to (A) "Governmental Entity or Public Power System" (and cognates) and (B) "Public Power System" (and cognates) in Schedule M shall be replaced with the new defined term "Governmental Entity" (using the applicable cognate).

         (4) In Section B, the sentence to be added to the end of the definition of "Force Majeure" in Article One shall be replaced with the following: "If the Claiming Party is a Governmental Entity, Force Majeure does not include any act or omission of a Governmental Entity (or any branch, subdivision, agency, officer or representative thereof) in its governmental capacity or any other act or omission of any Governmental Entity (including judicial action or inaction) and such act or omission shall be deemed to be an action of Party B.

         (5) In Section C add the following representations and warranties:

         (i) "Party B represents and warrants that a Rate Agreement By and Between State of California Department of Water Resources and State of California Public Utilities Commission adopted by the California Public Utilities Commission on February 21, 2001 in Decision 02-02-051 (the "rate Agreement") is binding and in effect."

         (ii) Party B represents and warrants each of this Amended and Restated Master Power Purchase and Sale Agreement and the Products A, B, C Transaction is a "Priority Long Term Power Contract" as that term is defined in the Rate Agreement.

         (6) In Section D, delete Section 3.5 and replace it with the following:

                  "Section 3.5 No Immunity Claim. California law authorizes suits based on contract against the State or its agencies, and Party B agrees that it will not assert any immunity it may have as a state agency against such lawsuits filed in California state court."

         (7) In Section G, specify that the laws of the State of California will apply.

         (8) Add a new Section H, which shall read as follows:

                  Section 3.6. Payments Under Agreement an Operating Expense. Payments under this Agreement shall constitute an operating expense of the Fund payable prior to all bonds, notes or other indebtedness secured by a pledge or assignment of the Trust Estate or payments to the general fund.

         (9) Add a new Section I, which shall read as follows:

     Section 3.7. Rate Covenant; No Impairment. Party B covenants that it will, at least annually, and more frequently as required, establish and revise revenue requirements sufficient, together with any moneys on deposit in the Fund, to provide for the timely payment of all obligations which it has incurred, including any payments required to be made by Party B pursuant to this Agreement. While any obligations of Party B pursuant this Agreement remain outstanding and not fully performed or discharged, the rights, powers, duties and existence of Party B and the Public Utilities Commission shall not be diminished or impaired in any manner that will affect adversely the interests and rights of Party A under this Agreement.

         (10) Add a new Section J, which shall read as follows:

                  Section 3.8. Sources of Payment; No Debt of State. Party B's obligation to make payments hereunder shall be limited solely to the Fund. Any liability of Party B arising in connection with this Agreement or any claim based thereon or with respect thereto, including, but not limited to, any Termination Payment arising as the result of any breach or Potential Event of Default or Event of Default under this Agreement, and any other payment obligation or liability of or judgment against Party B hereunder, shall be satisfied solely from the Special Fund. NEITHER THE FULL FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF CALIFORNIA ARE OR MAY BE PLEDGED FOR ANY PAYMENT UNDER THIS AGREEMENT. Revenues and assets of the State Water Resources Development System shall not be liable for or available to make any payments or satisfy any obligation arising under this Agreement.

         (11) Add a new Section K, which shall read as follows:

                  "Section 3.9 No More Favorable Terms. Party B shall not provide in any power purchase agreement payable from the Trust Estate for (i) collateral or other security or credit support with respect thereto, (ii) a pledge or assignment of the Trust Estate for the payment thereof, or (iii) payment priority with respect thereto superior to that of Party A, without in each case offering such arrangements to Party A."

         (12) Add a new Section L, which shall read as follows:

                  "Section 3.10. Application of Government Code and the Public Contracts Code. Party A has stated that, because of the administrative burden and delays associated with such requirements, it would not enter into this Agreement if the provisions of the Government Code and the Public Contracts Code applicable to state contracts, including, but not limited to, advertising and competitive bidding requirements and prompt payment requirements would apply to or be required to be incorporated in this Agreement. Accordingly, pursuant to Section 80014(b) of the Water Code, Party B has determined that it would be detrimental to accomplishing the purposes of Division 27 (commencing with Section 80000) of the Water Code to make such provisions applicable to this Agreement and that such provisions and requirements are therefore not applicable to or incorporated in this Agreement."

         (13) Add a new Section M, which shall read as follows:

                  "Section 3.11. Electric Corporations as Agents. Party B shall establish or cause to be established the terms and conditions for the segregation of moneys received by electrical corporations pursuant to
         Section 80106 pending their transfer to Party B in accordance with
         Section 80112 of the Water Code."

         (13) Add a new Section N, which shall read as follows:

                  "Section 3.12. Deposit of Proceeds of Bonds. The proceeds of any bonds issued by Party B shall be deposited and applied in accordance with the resolution or indenture providing for the issuance thereof."

         (14) Add a new Section O, which shall read as follows:

                  "Section 3.13. Transfers of Power Charge Revenues and Bond Charge Revenues. The indenture providing for the issuance of any bonds or other indebtedness by Party B will provide for the application of Power Charge Revenues and Bond Charge Revenues in accordance with the document entitled "California Department of Water Resources Summary of Material Terms of Financing Documents (Submitted in connection with
         Section 7.10 of a proposed Rate Agreement between California Department of Water Resources and the California Public Utilities Commission)" under the captions "III. Flow of Funds - Power Charge Revenues; Bond Charge Revenues as modified and amended by the Amended and Restated Addendum to Summary of Material Terms of Financing Documents dated as of August 8, 2002, as further amended or supplemented, and according to Section 7.10 of the Rate Agreement as adopted by the California Public Utilities Commission in Decision No. 02-02-051."

(u) CONDITIONS PRECEDENT. The effectiveness of this Agreement (including the Products A, B, C Transaction) is subject to and conditioned upon:

         (1) delivery to Party A of a legal opinion from the General Counsel of the California Department of Water Resources in the form attached hereto as Exhibit A; and

         (2) delivery to Party A of a legal opinion from the Attorney General of the State of California in the form attached hereto as Exhibit B.

               [THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

THIS PRODUCTS A, B, C MASTER AGREEMENT AMENDS AND SUPERSEDES THAT CERTAIN MASTER POWER PURCHASE AND SALE AGREEMENT DATED FEBRUARY 16, 2001 (THE "PRIOR AGREEMENT") BY AND BETWEEN THE PARTIES. AS OF THE EFFECTIVE DATE OF THIS MASTER AGREEMENT, THE PRIOR AGREEMENT, TOGETHER WITH ANY TRANSACTION THEREUNDER, SHALL BE OF NO FORCE OR EFFECT.

IN WITNESS WHEREOF, the Parties have caused this Master Agreement to be duly executed as of the date first above written.

WILLIAMS ENERGY MARKETING &        CALIFORNIA DEPARTMENT OF WATER
TRADING COMPANY                    RESOURCES separate and apart from its powers
                                   and responsibilities with respect to the State Water Resources Development System

By:_____________________________                By:_____________________________

Name:___________________________                Name:___________________________

Title:__________________________                Title:__________________________

DISCLAIMER: THIS AMENDED AND RESTATED MASTER POWER PURCHASE AND SALE AGREEMENT WAS PREPARED BY A COMMITTEE OF REPRESENTATIVES OF EDISON ELECTRIC INSTITUTE ("EEI") AND NATIONAL ENERGY MARKETERS ASSOCIATION ("NEM") MEMBER COMPANIES TO FACILITATE ORDERLY TRADING IN AND DEVELOPMENT OF WHOLESALE POWER MARKETS. NEITHER EEI NOR NEM NOR ANY MEMBER COMPANY NOR ANY OF THEIR AGENTS, REPRESENTATIVES OR ATTORNEYS SHALL BE RESPONSIBLE FOR ITS USE, OR ANY DAMAGES RESULTING THEREFROM. BY PROVIDING THIS AGREEMENT EEI AND NEM DO NOT OFFER LEGAL ADVICE AND ALL USERS ARE URGED TO CONSULT THEIR OWN LEGAL COUNSEL TO ENSURE THAT THEIR COMMERCIAL OBJECTIVES WILL BE ACHIEVED AND THEIR LEGAL INTERESTS ARE ADEQUATELY PROTECTED.

                                 ACKNOWLEDGMENTS

State of Oklahoma          )
                           ) SS
County of Tulsa            )

BEFORE ME, the undersigned authority, a notary public, on this day personally appeared ____________________, ____________________ of Williams Energy Marketing
& Trading Company, a Delaware corporation, known to me that he executed this Amended and Restated Master Power Purchase And Sale Agreement Cover Sheet for the purposes and consideration herein expressed, in the capacity therein set forth and as the act and deed of said corporation.

GIVEN UNDER MY HAND AND SEAL of office, this the _____ day of November, 2002.

                                        ________________________________________
                                        Notary Public

My Commission Expires: ________________

[ S E A L ]

State of California        )
                           ) SS
County of _________        )

BEFORE ME, the undersigned authority, a notary public, on this day personally appeared ____________________, _____________________ of the California
Department of Water Resources, a ____________________, known to me that he executed this Amended and Restated Master Power Purchase And Sale Agreement Cover Sheet for the purposes and consideration therein expressed, in the capacity therein set forth and as the act and deed of said ______________.

GIVEN UNDER MY HAND AND SEAL of office, this the _____ day of November, 2002.

                                        ________________________________________
                                        Notary Public

My Commission Expires: ________________

[ S E A L]

                    MASTER POWER PURCHASE AND SALE AGREEMENT
                    AMENDED AND RESTATED CONFIRMATION LETTER

                          PRODUCTS A, B, C TRANSACTION

         This amended and restated confirmation letter shall confirm the Transaction agreed to on November 11, 2002 between WILLIAMS ENERGY MARKETING & TRADING COMPANY ("Party A") and CALIFORNIA DEPARTMENT OF WATER RESOURCES separate and apart from its powers and responsibilities with respect to the State Water Resources Development System ("Party B") regarding the sale/purchase of the Product under the terms and conditions as follows:

Seller:  Party A

Buyer:   Party B

Product:

         [ ]       Into _________________, Seller's Daily Choice

         [ ]       Firm (LD)

         [ ]       Firm (No Force Majeure)

         [ ]       System Firm

         (Specify System:_____________________________________________________)

         [ ]       Unit Firm

         (Specify Unit(s):____________________________________________________)

         [X]      Other

                  Product A: Firm (LD) 7x24 (hour ending 0100 through the hour ending 2400, Monday through Sunday).

                  Product B: Firm (LD) 6x16 (hour ending 0700 through the hour ending 2200, Monday through Saturday (except for official NERC holidays)).

                  Product C: Firm (LD) 6x16 (hour ending 0700 through the hour ending 2200, Monday through Saturday (except for official NERC holidays)).

         [ ] Transmission Contingency (If not marked, no transmission contingency)

                  [ ]  FT-Contract Path Contingency   [ ]  Seller   [ ]  Buyer

                  [ ]  FT-Delivery Point Contingency  [ ]  Seller   [ ]  Buyer

                  [ ]  Transmission Contingent        [ ]  Seller   [ ]  Buyer

                  [X]  Other transmission contingency

         (Specify: Buyer shall be responsible for transmission contingencies at and after the Delivery Point and Seller shall be responsible for transmission contingencies prior to the Delivery Point.)

Contract Quantity:

         Product A:        Start Date - June 30, 2003:             40 MW
                           July 1, 2003 - Dec. 31, 2007:          200 MW

         Product B:        Start Date - Jun. 30, 2003:            175 MW
                           July 1, 2003 - Dec. 31, 2007:          450 MW
                           Jan. 1, 2008 - Dec. 31, 2010:          275 MW

         Product C:        July 1, 2003 - Dec. 31, 2010:           50 MW

         Delivery Point:   Product A, B and C:  SP 15

         Energy Price:     Product A:                       $62.50 per MWh

                           Product B:      2003-2005        $87.00 per MWh
                                             2006           $78.07 per MWh
                                             2007           $77.07 per MWh
                                             2008           $76.07 per MWh
                                             2009           $75.07 per MWh
                                             2010           $74.07 per MWh

                           Product C:                       $70.00 per MWh

Delivery Period:           Product A:      Start Date - Dec. 31, 2007

                           Product B:      Start Date - Dec. 31, 2010

                           Product C:      July 1, 2003 - Dec. 31, 2010

Special Conditions:
                           (1) "Start Date" means January 1, 2003.

                           (2) Material Modification or Elimination of Delivery Point. In the event that the California Independent System Operator ("CAISO") or its successor eliminates or materially modifies the characteristics of the Delivery Point such that either Seller or Buyer is adversely affected thereby, Seller shall, upon such elimination or modification, deliver the Product to a delivery point reasonably determined by it to approximate the location and characteristics of the Delivery Point on the date of the execution of this Confirmation Letter ("Modified Delivery Point"). If Seller reasonably determines that no Modified Delivery Point exists, the parties shall negotiate a mutually agreeable replacement delivery point ("Replacement Delivery Point") for such delivery. Once Seller or Buyer determines that the Delivery Point will be modified or eliminated such that it will be adversely affected thereby, it will notify the other party as soon as practicable.

                           (3) The Product B Energy Price shall be subject to adjustment as provided in that certain Settlement Agreement, among the parties hereto in addition to other parties, dated November 11, 2002.

Scheduling:  _________________________________

Option Buyer:     N/A

Option Seller:    N/A

         Type of Option:   _____________________________________________________

         Strike Price:     _____________________________________________________

         Premium:          _____________________________________________________

         Exercise Period:  _____________________________________________________

         This amended and restated confirmation letter is being provided pursuant to and in accordance with the Amended and Restated Master Power Purchase and Sale Agreement dated November 11, 2002 (the "Products A, B, C Master Agreement") between Party A and Party B, and constitutes part of and is subject to the terms and provisions of such Products A, B, C Master Agreement. This amended and restated confirmation letter supersedes the amended and restated confirmation dated February 21, 2001. Terms used but not defined herein shall have the meanings ascribed to them in the Products A, B, C Master Agreement.

WILLIAMS ENERGY MARKETING &                 CALIFORNIA DEPARTMENT OF
TRADING COMPANY                             WATER RESOURCES separate and apart
                                            from its powers and responsibilities
                                            with respect to the State Water
                                            Resources Development System

Name: ____________________________          Name: ______________________________

Title: ___________________________          Title:______________________________

Phone No: ________________________          Phone No: __________________________

Fax:  ____________________________          Fax:  ______________________________

Acknowledgments

State of Oklahoma          )
                           ) SS
County of Tulsa            )

BEFORE ME, the undersigned authority, a notary public, on this day personally appeared ____________________, ____________________ of Williams Energy Marketing
& Trading Company, a Delaware corporation, known to me that he executed this Master Power Purchase And Sale Agreement Amended And Restated Confirmation Letter for the purposes and consideration herein expressed, in the capacity therein set forth and as the act and deed of said corporation.

GIVEN UNDER MY HAND AND SEAL of office, this the _____ day of November, 2002.

                                              __________________________________
                                              Notary Public

My Commission Expires:     ________________

[ S E A L ]

State of California        )
                           ) SS
County of _________        )

BEFORE ME, the undersigned authority, a notary public, on this day personally appeared ____________________, _____________________ of the California
Department of Water Resources, a ____________________, known to me that he executed this Master Power Purchase And Sale Agreement Amended And Restated Confirmation Letter for the purposes and consideration therein expressed, in the capacity therein set forth and as the act and deed of said ______________.

GIVEN UNDER MY HAND AND SEAL of office, this the _____ day of November, 2002.

                                              __________________________________
                                              Notary Public

My Commission Expires:     ________________

[ S E A L ]

                   AMENDED AND RESTATED MASTER POWER PURCHASE
                               AND SALE AGREEMENT

                                   COVER SHEET

                                    PRODUCT D

This Amended and Restated Master Power Purchase and Sale Agreement (Version 2.1; modified 4/25/00) ("Product D Master Agreement") is made as of the following date: November 11, 2002 ("Effective Date"). The Product D Master Agreement, together with the exhibits, schedules and any written supplements hereto, the Party A Tariff, if any, the Party B Tariff, if any, any designated collateral, credit support or margin agreement or similar arrangement between the Parties and all Transactions (including any confirmations accepted in accordance with Section 2.3 hereto) shall be referred to as the "Agreement." The Parties to this Product D Master Agreement are the following:

Name: WILLIAMS ENERGY MARKETING &       Name: STATE OF CALIFORNIA DEPARTMENT OF
TRADING COMPANY ("Williams" or\         WATER RESOURCES separate and apart from
"Party A")                              its powers and responsibilities with
                                        respect to the State Water Resources
                                        Development System ("California
                                        Department of Water Resources" or
                                        "Department" or "Party B")

All Notices:                            All Notices: California Department of
                                        Water Resources/CERS

Street: One Williams Center             Street: 3310 El Camino Avenue, Suite 120

City: Tulsa, OK   Zip: 74172            City: Sacramento, California Zip: 95821

Attn: Contract Administration           Attn: Executive Manager Power Systems
Phone: 918-573-4188                     Phone: (916) 574-0339
Facsimile: 918-732-0269                 Facsimile: (916) 574-2152
Duns: 82-467-8478                       Duns:
Federal Tax ID Number: 73-142-3657      Federal Tax ID Number: 52-1692634

INVOICES:                               INVOICES: DWR/CERS SETTLEMENTS UNIT
  Attn: Power Accounting                  Attn: Doreen Singh
  Phone: 918-573-8337                     Phone: (916) 574-0309
  Facsimile: 918-561-6893                 Facsimile: (916) 574-1239

SCHEDULING:                             SCHEDULING:
  Attn: Cherry Smith                      Attn: Chief Water and Power
  Phone: 918-573-4835                     Dispatcher Phone: (916) 574-0161
  Facsimile: 918-573-1534                 Facsimile: (916) 574-2569

PAYMENTS:                               PAYMENTS:
  Attn: Power Accounting                  Attn: Cash Receipts Section
  Phone: 918-573-8337                     Phone: (916) 653-6892
  Facsimile: 918-561-6893                 Facsimile: (916) 654-9882

WIRE TRANSFER:                          WIRE TRANSFER:
  BNK: Bank One, N.A.                     BNK: Bank of America (Sacramento
  ABA: 071000013                                main branch)
  ACCT: 55-27554                          for: Department of Water Resources
                                          ABA:  Routing # 121000358
                                          ACCT: # 14365-80598

CREDIT AND COLLECTIONS:                 CREDIT AND COLLECTIONS:
  Attn: Tim Neuman                        Attn: Deputy Controller
  Phone: 918-573-4880                     Phone: (916) 653-6148
  Facsimile: 918-561-6987                 Facsimile: (916) 653-8230

With additional Notices of an           With additional Notices of an Event of
 Event of Default to:                   Default or Potential Event of Default
  Attn: Contrsact Administration         to:
  Phone: 918-573-3059                     Attn: Deputy Controller
  Facsimile:  918-573-1935                Phone: (916) 653-6148
                                          Facsimile: (916) 653-8230

The Parties hereby agree that the General Terms and Conditions are incorporated herein, and to the following provisions as provided for in the General Terms and
Conditions:

Party A Tariff   Tariff n/a      Dated _________   Docket Number _________

Party B Tariff   Tariff n/a      Dated _________   Docket Number _________

ARTICLE TWO
Transaction Terms and Conditions   [x] Optional provision in Section 2.4. If not checked, inapplicable.

ARTICLE FOUR
Remedies for Failure               [ ] Accelerated Payment of Damages. If not checked, inapplicable.
to Deliver or Receive

ARTICLE FIVE                       [ ] Cross Default for Party A:
------------
Events of Default; Remedies        [ ] Party A:_____________________                          Cross Default Amount $_____________

                                   [ ] Other Entity:________________                          Cross Default Amount $_____________

                                   [ ] Cross Default for Party B:
                                   [ ] Party B:_____________________                          Cross Default Amount $_____________

                                   [ ] Other Entity:________________                          Cross Default Amount $_____________

                                   5.6 Closeout Setoff

                                       [ ]  Option A (Applicable if no other
                                            selection is made.)

                                       [ ]  Option B - Affiliates shall have the
                                            meaning set forth in the Agreement
                                            unless otherwise specified as follows:
                                            ______________________________________

                                       [x] Option C (No Setoff)
ARTICLE 8                          8.1 Party A Credit Protection:
Credit and Collateral                  (a) Financial Information:
Requirements

                                             [ ] Option A
                                             [ ] Option B Specify:____________
                                             [x] Option C Specify: (1) Annual
                                             audit, annual budget and all
                                             financial information sent to any
                                             seller under a power purchase
                                             agreement; Party B shall use
                                             reasonable commercial efforts to
                                             periodically prepare and make
                                             available to all sellers under
                                             power sales agreements, but not
                                             more frequently than quarterly,
                                             financial information reasonably
                                             intended to apprise all such
                                             sellers of the financial conditions
                                             of the Fund.) (2) Under any
                                             Replacement Agreement (defined
                                             below), or if Party B is an entity
                                             other than the California
                                             Department of Water Resources,
                                             financial statements, audited if
                                             available, no less frequently than
                                             quarterly. Notwithstanding anything
                                             in this Agreement to the contrary,
                                             any non-public financial statements
                                             provided pursuant to this section
                                             shall be kept confidential.

                                       (b) Credit Assurances:

                                             [x] Not Applicable
                                             [ ] Applicable

                                       (c) Collateral Threshold:

                                             [x] Not Applicable
                                             [ ]
                                   If applicable, complete the following:

                                   Party B Collateral Threshold:; provided, however, that Party B's Collateral Threshold shall be zero if an Event of Default or Potential Event of Default with respect to Party B has occurred and is continuing.

                                   Party B Independent Amount: [$_____]

                                   Party B Rounding Amount: [$________]

                                   (d) Downgrade Event:

                                       [x] Not Applicable
                                       [ ] Applicable

                                   If applicable, complete the following:

                                       [ ] It shall be a Downgrade Event for
                                           Party B if Party B's Credit Rating
                                           falls below [__________] from S&P or
                                           _______ from Moody's or if Party B is
                                           not rated by either S&P or Moody's

                                       [ ] Other:
                                           Specify:_____________________________
                                   (e) Guarantor for Party B:___________________

                                           Guarantee Amount:____________________
                                   8.2 Party B Credit Protection:

                                       (a) Financial Information:

                                             [ ] Option A
                                             [ ] Option B Specify:___________
                                             [x] Option C Specify: Party A to
                                             provide annual 10k filings of its
                                             parent and financial statements of
                                             Party A, audited if available,
                                             together with an officer's
                                             certificate relating to same, no
                                             less frequently than quarterly.
                                             Notwithstanding anything in this
                                             Agreement to the contrary,
                                             non-public financial statements
                                             provided pursuant to this Section
                                             shall be kept confidential.

                                       (b) Credit Assurances:

                                             [x] Not Applicable
                                             [ ] Applicable

                                       (c) Collateral Threshold:

                                             [x] Not Applicable
                                             [ ]

                                   If applicable, complete the following:

                                   Party A Collateral Threshold:; provided, however, that Party A's Collateral Threshold shall be zero if an Event of Default or Potential Event of Default with respect to Party A has occurred and is continuing.

                                   Party A Independent Amount: $_________

                                   Party A Rounding Amount: $____________

                                   (d) Downgrade Event
                                       [x] Not Applicable
                                       [ ] Applicable
                                   If applicable, complete the following:

                                       [ ] It shall be a Downgrade Event for
                                           Party A if Party A's Credit Rating
                                           falls below __________ from S&P or
                                           __________ from Moody's or if Party A
                                           is not rated by either S&P or Moody's

                                       [ ] Other:

                                   (e) Guarantor for Party A:___________________
                                           _____________________________________

ARTICLE 10
Confidentiality                    [ ] Confidentiality Applicable                                     If not checked, inapplicable.

SCHEDULE M
                                   [ ] Party A is a Governmental Entity or Public Power System
                                   [x] Party B is a Governmental Entity or Public Power System
                                   [ ] Add Section 3.6. If not checked, inapplicable
                                   [ ] Add Section 8.4. If not checked, inapplicable

OTHER CHANGES                       Specify, if any:___________________________

(a)  DEFINITIONS.

     (1) Section 1.11 is amended by adding the following sentence at the end of the current definition: "The Non-defaulting Party shall use commercially reasonable efforts to mitigate or eliminate these Costs."

     (2) Section 1.23 is replaced in its entirety by the following:

     1.23 "Force Majeure" means any cause beyond the control of the Party affected, including but not restricted to failure of or threat of failure of facilities, flood, drought, earthquake, storm, lightning, fire, epidemic, war, riot, civil disturbance or disobedience, labor dispute, labor or material shortage, sabotage, restraint by court order or public authority and action or nonaction by or failure to obtain the necessary authorizations or approvals from any governmental agency or authority which by exercise of due diligence such Party could not reasonably have been expected to avoid, and which, by the exercise of due diligence, it has been unable to overcome.

(3) Section 1.51, "Replacement Price" is amended on the fifth line by deleting the phrase "at Buyer's option" and inserting the following phrase: "absent a purchase."

(4) Section 1.53, "Sales Price" is amended on the fifth line of by deleting the phrase "at Seller's option" and inserting the following phrase: "absent a sale."

(5) Sections 1.6, 1.24, 1.28, 1.33, 1.34, 1.35, 1.36, 1.43, 1.44, 1.46, 1.48 and
1.56 are amended by deleting the text in each of such sections and substituting therefor "[Intentionally omitted.]"

     (6) Section 1.59 is amended by changing "Section 5.3" to "Section 5.2."

     (7) Sections 1.62 through 1.76 are added to Article One as follows:

         1.62 "AES Agreement" means that certain Capacity Sale and Tolling Agreement dated May 1, 1998, as amended May 15, 1998, by and among the AES Subsidiaries and Williams Energy Marketing & Trading Company (f/k/a Williams Energy Services Company) and their respective successors and assigns and any amendments or modifications thereto.

         1.63 "AES Agreement Default" means the occurrence of an Event of Default described in Section 18.1 of the AES Agreement that materially and adversely affects Party B's rights under the Product D Transaction or, if a cure period is provided for in
               Section 18.2(a) of the AES Agreement, the occurrence of such an Event of Default and the failure of a Defaulting Party (as defined in the AES Agreement) to cure such default within the applicable cure period.

         1.64 "AES Subsidiaries" means any one or more of AES Alamitos, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware, AES Huntington Beach, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware, and AES Redondo Beach, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware.

         1.65 "Bonds" means the bonds offered by the Department of Water Resources pursuant to AB 1X, codified at California Water Code
               Section 80100 et seq (the "Act") with recourse only to the Trust Estate, and shall include any financing pursuant to Executive Order D-42-01 and a Credit and Security Agreement, dated as of June 26, 2001, by and among the Department of Water Resources, various lenders and Morgan Guaranty Trust Company of New York, as agent on behalf of such lenders.

         1.66 "Fund" means the Department of Water Resources Electric Power Fund established by Section 80200 of the Water Code.

         1.67 "Market Quotation Average Price" means the average of the good faith quotations solicited from not less than three (3) Reference Market-makers; provided, however, that the Party soliciting such quotations shall use commercially reasonable efforts to obtain good faith quotations from at least five (5) Reference Market-makers and, if at least five (5) such quotations are obtained, the Market Quotation Average Price shall be determined disregarding the highest and lowest quotations.

         1.68  "Market Value" has the meaning set forth in Section 5.3.

         1.69 "Per Unit Market Price" means the applicable price per kW-month determined in accordance with Section 5.3.

         1.70 "Product D Transaction" means the Transaction described in the attached Confirmation dated November 11, 2002.

         1.71 "Qualified Electric Corporation" means an electrical corporation as defined by the Act, whose long-term unsecured senior debt on the effective date of any Replacement Agreement is rated BBB or better by S&P and Baa2 or better by Moody's and is not on negative outlook or Credit Watch from either rating agency; provided that with the exception of San Diego Gas and Electric Company, Southern California Edison Company and Pacific gas and Electric Company, no electrical corporation shall be a Qualified Electrical Corporation without the prior written agreement of Party A.

         1.72 "Qualified Power Seller" means any entity (a) engaged in the selling of electricity whose long-term unsecured senior debt on the effective date of any Assignment and Assumption Agreement is rated BBB or better by Standard & Poor's and Baa2 or better by Moody's and is not on negative outlook or Credit Watch from either rating agency, and (b) approved by Party B, such approval not to be unreasonably withheld.

         1.73 "Reference Market-maker" means any marketer, trader or seller of or dealer in firm energy products whose long-term unsecured senior debt is rated BBB- or better by Standard & Poor's and Baa3 or better by Moody's Investor Services.

         1.74 "Replacement Agreement" means any agreement identical to this Agreement and the Product D Transaction between Party A and a Qualified Electrical Corporation, excluding provisions relating to Party B's status as a governmental agency or to the original start date(s) of the Agreement (including the Product D Transaction), and together with such changes as Party A and such Qualified Electrical Corporation may agree.

         1.75 "Replacement Contract" means a contract having a term, quantity, delivery rate, delivery point and product substantially similar to the remaining Term, quantity, delivery rate, Delivery Point and Product to be provided under this Agreement.

         1.76 "Trust Estate" means all revenues received by Party B under any obligation entered into, and rights to receive the same, and moneys on deposit in the Fund and income or revenue derived from the investment thereof.

         (b) TRANSACTIONS. The Transaction shall be in writing and this Agreement may not be amended or modified except in writing signed by the Parties' respective duly authorized representatives. For purposes of this requirement, a Recording pursuant to Section 2.5 shall not constitute a writing.

         (c) GOVERNING TERMS. Section 2.2 is amended by adding the following sentence at the end of the current section:

                  "Notwithstanding the foregoing, the Product D Transaction shall be treated as a stand-alone Transaction and accordingly, (a) provisions in the Product D Master Agreement referring to offsetting or netting multiple Transactions shall not be applicable to the Product D Transaction, and (b) an Event of Default or Potential Event of Default with respect to any Transaction other than the Product D Transaction shall not affect the Product D Transaction. No provision of any other Confirmation entered into pursuant to Section 2.4 shall affect the Product D Transaction."

         (d) CONFIRMATION. Section 2.3, Confirmation, the term "Seller" (and cognates) is deleted and is replaced with "Party A" in each place where it occurs; and the term "Buyer" (and cognates) is deleted and is replaced with "Party B" in each place where it occurs. And insert the words "or other electronic transmission," after the word "facsimile."

         (e) RECORDING. Section 2.5, Recording, the phrase "of all telephone conversations between the Parties to this Product D Master Agreement" is deleted and replaced with the phrase "of all telephone conversations between the energy scheduling and/or trading personnel of the Parties to this Product D Master Agreement related to scheduling of energy to be delivered pursuant to this Agreement."

(f) TRANSMISSION AND SCHEDULING. Section 3.2 is amended by renaming it "Transmission, Scheduling and Imbalance Charges" and inserting the following sentences at the end thereof:

         "In addition to the remedies provided under Article 4, Buyer shall assume all liability for and reimburse Seller within thirty (30) days of presentation of an invoice for any Penalties incurred as a result of Buyer's failure to (i) notify Seller of a failure to Schedule or a change in a Schedule or (ii) comply with the Transmission Provider's tariff and scheduling policies. Seller shall assume all liability for and reimburse Buyer within thirty (30) days of presentation of an invoice for any Penalties incurred as a result of Seller's failure to
         (i) notify Buyer of a failure to Schedule or a change in a Schedule or
         (ii) comply with the Transmission Provider's tariff and scheduling policies. The Parties shall notify each other as soon as possible of any imbalance that is occurring or has occurred and shall cooperate to eliminate imbalances and minimize Penalties. Penalties shall be defined as any fees, liabilities, assessments or similar charges assessed by a Transmission Provider."

(g) FORCE MAJEURE. Section 3.3 is replaced in its entirety as follows:

         Force Majeure. (a) No Party shall be considered to be in default in performance of any of its obligations under this Agreement, except to make payment as specified herein, to the extent such failure in performance shall be due to a Force Majeure. No Party shall, however, be relieved of liability for failure of performance to the extent such failure shall be due to causes arising out of its own negligence or due to removable or remediable causes which it fails to remove or remedy within a reasonable time period. Any Party rendered unable to fulfill any of its obligations under the Agreement by reason of a Force Majeure shall give prompt notice of such fact to the other Party and shall exercise due diligence to remove such inability within a reasonable time period.

         (b) Notwithstanding anything to the contrary contained in this Agreement, except as may expressly be provided herein, the term Force Majeure shall not include or excuse the loss by Party A or its Affiliates of FERC-approved marketer status (if any), unless such loss is itself caused by a Force Majeure.

         (c) Notwithstanding anything to the contrary in this Agreement, failure to achieve the Guaranteed Availability of any Unit or to deliver the Dependable Capacity, Net Electric Energy or Ancillary Services, as the case may be, from a Designated Unit shall not be excused due to a Force Majeure.

         (d) Notwithstanding anything contained in this Article Three to the contrary, neither Party shall be required to settle any strike, walkout, lockout or other labor dispute on terms which, in the sole judgment of the Party involved in the dispute, are contrary to its interest, it being understood and agreed that the settlement of strikes, walkouts, lockouts or other labor disputes shall be entirely within the discretion of the Party having such dispute.

(h) EVENTS OF DEFAULT. Section 5.1 is replaced in its entirety by the following:

         "(c) the failure to perform any material covenant or obligation set forth in this Agreement (except to the extent constituting a separate Event of Default and other than the failure of a Designated Unit to Dispatch in accordance with Article VIII of the AES Agreement or the failure to achieve Guaranteed Availability pursuant to Section 4.2 of the AES Agreement, if the Non-Defaulting Party is able to recover fully all amounts due it pursuant to Section 8(a) or (b) as a result of either such failure through the exercise of its right of or reduction of capacity payments provided for in Section 8(a) and its right of set off provided for in Section 8(b), in which case, notwithstanding any provision of this Article V, such right of capacity payment reduction and set-off shall be the Non-Defaulting Party's exclusive remedy; provided, however, nothing herein shall affect Party B's rights under
         Section 5.8 hereof) if such failure is not remedied within thirty (30) Business Days after written notice;"

         (2)  Add a new subsection (i) as follows:

              (i) for Party B, any amendment or repeal of the Water Code subsequent to the date hereof, that adversely affects the ability of Party B to perform its obligations under this Agreement or otherwise adversely affects the rights of Party A hereunder, in which event Party B shall be the Defaulting Party.

         (4)  Add a new subsection (j) as follows:

              (j) With respect to Party A, the occurrence of an AES Agreement Default. Party A shall give Party B written notice of any AES Agreement Default one Business Day following the occurrence thereof.

(I) DECLARATION OF AN EARLY TERMINATION DATE AND CALCULATION OF TERMINATION PAYMENT.

         (1) The last sentence of Section 5.2 is replaced in its entirety by the following: "Upon termination of this Agreement as the result of an Event of Default, the Non-Defaulting Party shall be entitled to a payment (the "Termination Payment") which shall be the aggregate of the Market Value and Costs calculated as of the Early Termination Date in accordance with Section 5.3. As soon as practicable after the Early Termination Date, the Non-Defaulting Party shall give notice to the Defaulting Party of the amount of the Termination Payment, if any, due to the Non-Defaulting Party. The notice shall include a written statement explaining in reasonable detail the calculation of such amount. Termination Payment to be made no later than one hundred eighty
         (180) days after receipt of written notice of an Early Termination
         Date."

         (2) The following shall be added to the end of Section 5.2 (as amended by clause (1) immediately above): "Notwithstanding the other provisions of this Agreement, if the Non-Defaulting Party has the right to liquidate or terminate all obligations arising under the Agreement under the provisions of this Article 5 because the Defaulting Party or its Guarantor either (a) is the subject of a bankruptcy, insolvency, or similar proceeding, or (b) applies for, seeks, consents to, or acquiesces in the appointment of a receiver, custodian, trustee, liquidator, or similar official for all or a substantial portion of its assets, then this Agreement and the Transaction shall automatically terminate, without notice, as if the Early Termination Date was the day immediately preceding the events listed in Section 5.1."

(3)  Section 5.3 is replaced in its entirety by the following:

         "5.3. Termination Payment Calculations. The Non-Defaulting Party shall calculate the Termination Payment as follows:

         (e) Market Value shall be (i) in the case Party B is the Non-Defaulting Party, the present value of the positive difference, if any, of (A) payments under a Replacement Contract based on the Per Unit Market Price, and (B) payments under this Agreement, or (ii) in the case Party A is the Non-Defaulting Party, the present value of the positive difference, if any, of
              (A) payments under this Agreement, and (B) payments under a Replacement Contract based on the Per Unit Market Price, in each case using the Present Value Rate as of the time of termination (to take account of the period between the time notice of termination was effective and when such amount would have otherwise been due pursuant to the relevant transaction). The "Present Value Rate" shall mean the sum of 0.50% plus the yield reported on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) at 11:00 a.m. (New York City, New York time) for the United States government securities having a maturity that matches the average remaining term of this Agreement. It is expressly agreed that the Non-Defaulting Party shall not be required to enter into a Replacement Contract in order to determine the Termination Payment.

         (f) To ascertain the Per Unit Market Price of a Replacement Contract with a term of less than one year, the Non-Defaulting Party may consider, among other valuations, quotations from leading dealers in energy contracts, the settlement prices on established, actively traded power exchanges, other bona fide third party offers and other commercially reasonable market information.

         (g) To ascertain the Per Unit Market Price of a Replacement Contract with a term of one year or more, the Non-Defaulting Party shall use the Market Quotation Average Price; provided, however, that if there is not an actively traded market for such Replacement Contract or if the Non-Defaulting Party is unable to obtain reliable quotations from at least three (3) Reference Market-makers, the Non-Defaulting Party shall use the methodology set forth in paragraph (b).

         (h) In no event, however, shall a party's Market Value or Costs include any penalties, ratcheted demand charges or similar charges imposed by the Non-Defaulting Party.

         If the Defaulting Party disagrees with the calculation of the Termination Payment and the parties cannot otherwise resolve their differences, the calculation issue shall be submitted to dispute resolution as provided in Section 10.12 of this Agreement. Pending resolution of the dispute, the Defaulting Party shall pay the full amount of the Termination Payment calculated by the Non-Defaulting Party no later than one hundred eighty (180) days after receipt of written notice of an Early Termination Date."

(5)      Section 5.4 is replaced in its entirety by the following:

                  (l) Notwithstanding any other provision of this Agreement, Party A and Party B acknowledge and agree that if an order for relief under Chapter 11 of the United States Bankruptcy Code (11 U.S.C. sec. 101 et seq.), as the same may be amended from time to time (the "Bankruptcy Code"), is entered against Party A at any time during the term of this Agreement, then, if this Agreement has not been terminated, adequate assurances of future performance will not be provided to Party B by Party A within the meaning of section 365(b)(1) of the Bankruptcy Code unless Party A affirmatively establishes the following:

         i. Party A demonstrates that it has the financial resources necessary to maintain the AES Agreement; and

         ii. Party A demonstrates that it has the required financial or other resources necessary to operate and perform under this Agreement.

         Party A and Party B further acknowledge and agree that if an order for relief under Chapter 11 of the Bankruptcy Code is at any time entered against Party A during the term hereof, then Party A must be able to cure (a) all non-monetary defaults hereunder within one hundred eighty
         (180) days of the date on which

         Party A proposes to assume this Agreement; and (b) all monetary defaults hereunder within one (1) year of the date on which Party A proposes to assume this Agreement.

(5) Sections 5.5, 6.7 and 6.8 are amended by deleting the text in each of such sections and substituting therefor "[Intentionally omitted.]"

(6)  Add a new Section 5.8 as follows:

              "Notwithstanding anything to the contrary herein, any Force Majeure which interrupts Party A's performance of its obligations under this Agreement, with respect to a Designated Unit, for a continuous period of more than twelve (12) months shall be considered an event upon which Buyer may terminate this Agreement with respect to such Designated Unit. In the event of early termination under this Section 5.8, neither Party shall be liable to the other for the payment of damages related to such early termination.

(j) TIMELINESS OF PAYMENT. Add the following to Section 6.2 before the first sentence in that section: "Party A shall provide invoice data, disaggregated by transaction components, in a template formas may be reasonably specified by Party B."

(k) LIMITATIONS. Article Seven is amended as follows:

(1) Add a new Section 7.2, "The obligations hereunder of Party A shall be solely those of Party A and Guarantor, if any, and of no other person or entity."

(l) GRANT OF SECURITY INTEREST/REMEDIES. In Section 8.3 the phrase "or deemed occurrence" is deleted from the beginning of the second sentence.

(m) GOVERNMENTAL CHARGES. Add the following to Section 9.2 after the second sentence in that section: "Party A shall be entitled to pass through to Party B any liability, loss, cost, damage and expense, including gross-up, arising out of a tax or other imposition enacted by the California state legislature after the date of this Agreement that is not of general applicability and is instead directed at the assets or activities involved in the generation, sale, purchase, ownership and/or transmission of electric power, natural gas and/or other utility or energy goods and services, but only insofar as such liability, loss, cost, damage or expense relates to a Transaction hereunder and reflects an increase in Party A's cost of service in connection therewith. Party B shall be entitled to the benefit or reduction of or credit with respect to any such tax or other imposition enacted by the California state legislature after the date of this Agreement, but only insofar as such benefit relates to a Transaction hereunder and results in a decrease in Party A's cost of service for such Transaction.

         Should the United States or any agency thereof, including FERC, impose a tax or other imposition that is not of general applicability and is instead directed at the generation, sale, purchase, ownership and/or transmission of electric power, Gas and/or other utility or energy goods and services ("Regulatory Change") that adversely affects Party A's costs of providing Capacity or Energy (or any other product or service hereunder) and the aggregate adverse effect on Party A's cost (taking into account all such Regulatory Changes and all Designated Units) is in the aggregate at least $2.5 million in any calendar year, then: (a) Party A shall provide notice to Party B of such occurrence together with a proposal to adjust the payments hereunder, and work papers that demonstrate that such adjustment is reasonably calculated to collect no more than the amount of such increased costs and shall request, by such notice, that Party B respond to such proposed adjustment within thirty (30) days; and (b) if after a period of seventy-five (75) days after delivery by Party A of the aforesaid notice, Party B and Party A have not reached agreement as to an adjustment to the amounts payable by Party B that is satisfactory to Party A, in its commercially reasonable discretion, Party A shall have the option to terminate the agreement upon ten (10) Business Days notice and neither Party shall have any further liability to the other, including with respect to a Termination Payment, other than such obligations as survive the termination of the Agreement with respect to obligations incurred prior to termination."

(n) TERM OF PRODUCT D MASTER AGREEMENT. Add the following sentence to Section 10.1: "The Product D Transaction shall terminate on the day following the last day of the Delivery Period, unless terminated sooner pursuant to the express provisions of this Agreement or as a result of an Event of Default".

(O) REPRESENTATIONS AND WARRANTIES.

         (1) the phrase "...and is qualified to conduct its business in each jurisdiction in which it will perform a Transaction" is added to the end of Section 10.2(i);

         (2) the phrase ", except as would not have a material and adverse affect on the other Party" is added to the end of Section 10.2(iii);

         (3) the phrase "or any of its Affiliates" is deleted from Section 10.2(vi);

         (4) the phrase ", and are reasonable in all respects, including rates and allocation of risk" is added to the end of Section 10.2(xii);

         (5) clauses (ix) and (xi) of Section 10.2 are amended by deleting the text in each of such sections and substituting therefor "[Intentionally omitted.]", provided, that such clauses shall be included in any Replacement Agreement as defined herein.

         (6)  Add a new Section 10.2.1 as follows:

              10.2.1 On the Effective Date and the date of entering into each Transaction, Party A represents and warrants to Party B that it has obtained from the AES Subsidiaries all consents necessary for the performance of its obligations under this Agreement.

(p) INDEMNITY. The phrase "To the extent permitted by law" is added at the beginning of the first two sentences of Section 10.4. Add the following to the end of Section 10.4: "To the extent Party A and Party B are named as defendants by a third party in any action arising with respect to delivery of Product and Party B receives any amount from a third party as indemnification or reimbursement with respect to such action, Party A and Party B agree to equitably divide such amount."

(q) ASSIGNMENT. In Section 10.5, the existing paragraph shall be replaced in its entirety with the following:

         "(a) Neither Party shall assign this Agreement or its rights hereunder without the prior written consent of the other Party, which consent may be withheld in the exercise of its sole discretion.

         (b) Notwithstanding the foregoing, Party A may, without the consent of Party B, (i) transfer, sell, pledge, encumber or assign this Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements, (ii) transfer or assign this Agreement to an affiliate of Party A which affiliate's creditworthiness is equal to or higher than that of Party A, or (iii) transfer or assign this Agreement to any person or entity succeeding to all or substantially all of the assets whose creditworthiness is equal to or higher than that of Party A; provided, however, that in each such case, such assignee shall agree in writing to be bound by the terms and conditions hereof and, so long as Party A delivers such tax and enforceability assurances together with such assurances as to the sufficiency of creditworthiness of such assignee to perform its obligations hereunder, as Party B may reasonably request; provided, further, however, that in the event this Agreement is pledged or assigned to a bond trustee pursuant to clause (i) as collateral for bonds issued by Party A, such bond trustee shall not be required to agree in writing to be bound by the terms and conditions hereof unless and until the bond trustee or any successor or assign shall foreclose on such collateral in which case such bond trustee or its successor or assign shall be bound by each of the provisions hereof, including the immediately preceding proviso.

         (c) Notwithstanding the foregoing, Party B, without the consent of Party A, may (i) transfer, sell, pledge, encumber or assign this Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements, or (ii) transfer and assign all of its right, title and interest to this Agreement and the Fund to another Governmental Entity created or designated by law solely to carry out the rights, powers, duties and obligations of the Department under the Act, provided, however, that in each such case, such assignee shall agree in writing to be bound by the terms and conditions hereof and, in each such case, so long as the transferring Party delivers such tax and enforceability assurances together with such assurances as to the sufficiency of creditworthiness of such assignee to perform its obligations hereunder, as the non-transferring Party may reasonably request; provided, further, however, that in the event this Agreement is pledged or assigned to a bond trustee pursuant to clause (i) as collateral for bonds issued by Party B, such bond trustee shall not be required to agree in writing to be bound by the terms and conditions hereof unless and until the bond trustee or any successor or assign shall foreclose on such collateral in which case such bond trustee or its successor or assign shall be bound by each of the provisions hereof, including the immediately preceding proviso."

(r) GOVERNING LAW. In Section 10.6, "New York" shall be replaced with "California."

(s) GENERAL.

         (1) The phrase "Except to the extent herein provided for," shall be deleted from the fourth sentence of Section 10.8, and the phrase "and this agreement may not be orally amended or modified, including by Recording pursuant to Section 2.5" shall be added to the end of such fourth sentence.

         (2) In the ninth sentence of Section 10.8, insert "materially affected or" after the phrase "Any provision," and insert "and materially affected by or" after the phrase "or regulatory agency."

(t) ADDITIONAL PROVISIONS. New Sections 10.12 through 10.18 are added to Article 10 as follows:

                  10.12. No Retail Services; No Agency. (a) Nothing contained in this Agreement shall grant any rights to or obligate Party A to provide any services hereunder directly to or for retail customers of any person.

                  (b) In performing their respective obligations hereunder, neither Party is acting, or is authorized to act, as agent of the other Party.

                  10.13 No Interference; No Adverse Actions.

         Party B agrees to assist Party A in good faith to resolve acts or omissions (other than as otherwise required to be done by a public agency pursuant to the legal exercise of such public agency's mandate) which Party A believes would have a significant effect on (a) Party A's right or ability to (x) sell and deliver, or cause to be delivered, Product to Party B or (y) otherwise satisfy its obligations under this Agreement or (b) Party B's right or ability to (x) purchase and receive, or cause to be received Product from Party A or (y) otherwise satisfy its obligations under this Agreement.

                  10.14 Dispute Resolution. (a) If a dispute shall arise between the Parties relating to the interpretation of this Agreement or to performance by a Party hereunder or under any Transaction, the Party desiring resolution of the dispute shall notify the other Party in writing. The notice shall set forth the matter in dispute in reasonable detail and a proposed solution.

                  (b) The Parties shall attempt to resolve any dispute within 15 calendar days after delivery of the written notice referred to above. Any disputes not so resolved shall be referred by each Party to an officer (or the officer's designee) for resolution. If the Parties fail to reach an agreement within 15 days after such referral, each Party shall have the right to pursue any and all remedies provided in this Agreement and as afforded by applicable law.

                  (c) The existence of any dispute or controversy under this Agreement or the pendency of the dispute settlement or resolution procedures set forth herein shall not in and of itself relieve or excuse either Party from its ongoing duties and obligations under this Agreement.

                  10.15 WAIVER OF JURY TRIAL. THE PARTIES HEREBY EXPRESSLY WAIVE ALL RIGHTS TO TRIAL BY JURY ON ANY CAUSE OF ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY INVOLVING OR RELATED TO THE TERMS, COVENANTS OR CONDITIONS

         OF THIS AGREEMENT OR ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH OR RELATED TO THIS AGREEMENT. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY OR ANY CREDIT SUPPORT PROVIDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND PROVIDE FOR ANY CREDIT SUPPORT DOCUMENTS, AS APPLICABLE, BY AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THE PROVISIONS OF THIS AGREEMENT RELATING TO WAIVER OF JURY TRIAL SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS AGREEMENT.

                  10.16 No Third Party Beneficiaries. The provisions of this Agreement are for the benefit of the Parties hereto, and as to any other person or entity, this Agreement shall not be construed as a third party beneficiary contract.

                  10.17.Fixed Rate Contract; Mobile-Sierra Clause. The Parties hereby stipulate and agree that, under the facts and circumstances known to them at this time, this Agreement was entered into as a result of arms'-length negotiations between the Parties. Further, the Parties believe that the rates, terms and conditions of this Agreement are just and reasonable within the meaning of Sections 205 and 206 of the Federal Power Act, 16 U.S.C. Sections 824d and 824e, and that the rates, terms and conditions of this Agreement will remain so over the life of the Agreement. The Parties waive all rights to challenge the validity of this Agreement or whether it is just and reasonable for and with respect to the entire term thereof, including any rights under Sections 205 and 206 of the Federal Power Act to request the FERC to revise the terms and conditions and the rates or services specified in this Agreement, and hereby agree to make no filings at the FERC or with any other state or federal agency, board, court or tribunal challenging the rates, terms and conditions of this Agreement as to whether they are just and reasonable or in the public interest under the Federal Power Act. The Parties hereby further stipulate and agree that neither Party may bring any action, proceeding or complaint under Section 205 or 206 of the Federal Power Act, 16 U.S.C. 824d or 824e, seeking to modify, cancel, suspend, or abrogate the rates, terms and conditions of this Agreement or any Transaction hereunder, or to prevent this Agreement or any Transaction hereunder from taking effect. It is further agreed that, in the event any of the Parties challenges this Agreement for any other reason, they will not dispute the applicability of the public interest standard as that term has been defined and interpreted under the Federal Power Act and the cases of United Gas Pipe Line Co. v. Mobile Gas Corp., 350 U.S. 332 (1956), and FPC v. Sierra Pacific Power Co., 350 U.S. 348 (1956), and subsequent cases.

                  10.18 Novation. Notwithstanding the foregoing limitations on assignment, at any time after January 1, 2003, the Seller shall, upon the written request of Department, enter into one or more Replacement Agreements as may be agreed to by one or more Qualified Electric Corporations. This Agreement shall terminate upon effective date of a Replacement Agreement. The effectiveness of the Replacement Agreement shall constitute a novation that shall relieve Department of any liability or obligation arising after the date of termination of the Agreement. Such Replacement Agreement shall state that it is a Replacement Agreement within the meaning of the Agreement and that it constitutes a novation for which there is adequate consideration. The effectiveness of such Replacement Agreement shall be subject to the condition precedent that the California Public Utilities Commission shall have conducted a just and reasonable review under Section 451 of the Public Utilities Code with respect to such Replacement Agreement and shall have issued an order determining that the charges under such Replacement Agreement are just and reasonable.

(u) SCHEDULE M. Schedule M shall be amended as follows:

         (1) In Section A, "Act" will mean Sections 80000, 80002, 80002.5, 80003, 80004, 80010, 80012, 80014, 80016, 80100, 80102, 80104, 80106,
         80108, 80110, 80112, 80116, 80120, 80122, 80130, 80132, 80134, 80200,
         80250, 80260 and 80270 of the Water Code, as amended.

         (2)      "Special Fund" will mean the Fund.

         (3) In Section A, the defined term "Governmental Entity or Public Power System" shall be replaced with the term "Governmental Entity" using the following definition "`Governmental Entity' means the State of California, any State governmental board, public power authority, public utility district, joint action agency, or other similar political subdivision or public entity of the State of California, the State of California Department of Water Resources, or any combination thereof"; and all references to (A) "Governmental Entity or Public Power System" (and cognates) and (B) "Public Power System" (and cognates) in Schedule M shall be replaced with the new defined term "Governmental Entity" (using the applicable cognate).

         (4) In Section B, the sentence to be added to the end of the definition of "Force Majeure" in Article One shall be replaced with the following: "If the Claiming Party is a Governmental Entity, Force Majeure does not include any act or omission of a Governmental Entity (or any branch, subdivision, agency, officer or representative thereof) in its governmental capacity or any other act or omission of any Governmental Entity (including judicial action or inaction) and such act or omission shall be deemed to be an action of Party B.

         (5)      In Section C add the following representations and warranties:

         (i) "Party B represents and warrants that a Rate Agreement By and Between State of California Department of Water Resources and State of California Public Utilities Commission adopted by the California Public Utilities Commission on February 21, 2001 in Decision 02-02-051 (the "rate Agreement") is binding and in effect."

         (ii) Party B represents and warrants that, unless determined otherwise by a court or body of appropriate jurisdiction, each of this Amended and Restated Master Power Purchase and Sale Agreement and the Product D Transaction is a "Priority Long-Term Power Contract" as that term is defined in the Rate Agreement.

         (6) In Section D, delete Section 3.5 and replace it with the following:

                  "Section 3.5 No Immunity Claim. California law authorizes suits based on contract against the State or its agencies, and Party B agrees that it will not assert any immunity it may have as a state agency against such lawsuits filed in California state court."

         (7) In Section G, specify that the laws of the State of California will apply.

         (8)      Add a new Section H, which shall read as follows:

                  Section 3.6. Payments Under Agreement an Operating Expense. To the extent that this Transaction shall constitute a "Priority Long Term Power Contract" as that term is defined in the Rate Agreement between Party B and State of California Public Utilities Commission ("CPUC") adopted by the CPUC on February 21, 2001 in Decision 02-02-051, payments under this Agreement shall constitute an operating expense of the Fund payable prior to all bonds, notes or other indebtedness secured by a pledge or assignment of the Trust Estate or payments to the general fund."

         (9)      Add a new Section I, which shall read as follows:

     Section 3.7. Rate Covenant; No Impairment. Party B covenants that it will, at least annually, and more frequently as required, establish and revise revenue requirements sufficient, together with any moneys on deposit in the Fund, to provide for the timely payment of all obligations which it has incurred, including any payments required to be made by Party B pursuant to this Agreement. While any obligations of Party B pursuant this Agreement remain outstanding and not fully performed or discharged, the rights, powers, duties and existence of Party B and the Public Utilities Commission shall not be diminished or impaired in any manner that will affect adversely the interests and rights of Party A under this Agreement.

         (10)     Add a new Section J, which shall read as follows:

                  Section 3.8. Sources of Payment; No Debt of State. Party B's obligation to make payments hereunder shall be limited solely to the Fund. Any liability of Party B arising in connection with this Agreement or any claim based thereon or with respect thereto, including, but not limited to, any Termination Payment arising as the result of any breach or Potential Event of Default or Event of Default under this Agreement, and any other payment obligation or liability of or judgment against Party B hereunder, shall be satisfied solely from the Special Fund. NEITHER THE FULL FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF CALIFORNIA ARE OR MAY BE PLEDGED FOR ANY PAYMENT UNDER THIS AGREEMENT. Revenues and assets of the State Water Resources Development System shall not be liable for or available to make any payments or satisfy any obligation arising under this Agreement.

         (11) Section 3.9. No More Favorable Terms. Party B shall not provide in any power purchase agreement payable from the Trust Estate for (i) collateral or other security or credit support with respect thereto, (ii) a pledge or assignment of the Trust Estate for the payment thereof, or (iii) payment priority with respect thereto superior to that of Party A, without in each case offering such arrangements to Party A; provided, however, that Party B shall not be deemed to be in violation of this Section 3.9, and Party B shall not be required to offer Party A payment priority equal to that of the Priority Long Term Power Contracts, to the extent that this Transaction shall not constitute a "Priority Long Term Power Contract" as that term is defined in the Rate Agreement.

         (12)     Add a new Section L, which shall read as follows:

                  "Section 3.10. Application of Government Code and the Public Contracts Code. Party A has stated that, because of the administrative burden and delays associated with such requirements, it would not enter into this Agreement if the provisions of the Government Code and the Public Contracts Code applicable to state contracts, including, but not limited to, advertising and competitive bidding requirements and prompt payment requirements would apply to or be required to be incorporated in this Agreement. Accordingly, pursuant to Section 80014(b) of the Water Code, Party B has determined that it would be detrimental to accomplishing the purposes of Division 27 (commencing with Section 80000) of the Water Code to make such provisions applicable to this Agreement and that such provisions and requirements are therefore not applicable to or incorporated in this Agreement."

         (13)  Add a new Section M, which shall read as follows:

                  "Section 3.11. Deposit of Proceeds of Bonds. The proceeds of any bonds issued by Party B shall be deposited and applied in accordance with the resolution or indenture providing for the issuance thereof."

         (14)  Add a new Section N, which shall read as follows:

                  "Section 3.12. Transfers of Power Charge Revenues and Bond Charge Revenues. The indenture providing for the issuance of any bonds or other indebtedness by Party B will provide for the application of Power Charge Revenues and Bond Charge Revenues in accordance with the document entitled "California Department of Water Resources Summary of Material Terms of Financing Documents (Submitted in connection with
         Section 7.10 of a proposed Rate Agreement between California Department of Water Resources and the California Public Utilities Commission)" under the captions "III. Flow of Funds - Power Charge Revenues; Bond Charge Revenues as modified and amended by the Amended and Restated Addendum to Summary of Material Terms of Financing Documents dated as of August 8, 2002, as further amended or supplemented, and according to
         Section 7.10 of the Rate Agreement as adopted by the California Public Utilities Commission in Decision No. 02-02-051"

(w) CONDITIONS PRECEDENT. The effectiveness of this Agreement (including the Product D Transaction) is subject to and conditioned upon:

         (1) delivery to Party A of a legal opinion from the General Counsel of the California Department of Water Resources in the form attached hereto as Exhibit A; and

         (2) delivery to Party A of a legal opinion from the Attorney General of the State of California in the form attached hereto as Exhibit B.

         (3) unless waived by Party A, receipt by Party A of consents and agreements from the AES Subsidiaries as Party A deems necessary or beneficial in its sole discretion, such consents and agreements to be received on or prior to December 31, 2002; and

         (4) unless waived by Party A, receipt by Party A of required consents and agreements from the California Independent System Operator Corporation, such consents and agreements to be received on or prior to December 31, 2002.

                 [BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

Unless otherwise determined by a court or other body of appropriate jurisdiction, this Product D Master Agreement amends and supercedes that certain Master Power Purchase and Sale Agreement dated February 16, 2001 (the "Prior Agreement") by and between the Parties. As of the effective date of this Product D Master Agreement, the Prior Agreement, together with any transaction thereunder, shall be of no force or effect.

IN WITNESS WHEREOF, the Parties have caused this Product D Master Agreement to be duly executed as of the date first above written.

WILLIAMS ENERGY MARKETING &        CALIFORNIA DEPARTMENT OF WATER
TRADING COMPANY                    RESOURCES separate and apart from its powers
                                   and responsibilities with respect to the State Water Resources Development System

By:____________________________    By: _____________________________

Name:__________________________    Name:____________________________

Title:_________________________    Title:___________________________

DISCLAIMER: THIS MASTER POWER PURCHASE AND SALE AGREEMENT WAS PREPARED BY A COMMITTEE OF REPRESENTATIVES OF EDISON ELECTRIC INSTITUTE ("EEI") AND NATIONAL ENERGY MARKETERS ASSOCIATION ("NEM") MEMBER COMPANIES TO FACILITATE ORDERLY TRADING IN AND DEVELOPMENT OF WHOLESALE POWER MARKETS. NEITHER EEI NOR NEM NOR ANY MEMBER COMPANY NOR ANY OF THEIR AGENTS, REPRESENTATIVES OR ATTORNEYS SHALL BE RESPONSIBLE FOR ITS USE, OR ANY DAMAGES RESULTING THEREFROM. BY PROVIDING THIS AGREEMENT EEI AND NEM DO NOT OFFER LEGAL ADVICE AND ALL USERS ARE URGED TO CONSULT THEIR OWN LEGAL COUNSEL TO ENSURE THAT THEIR COMMERCIAL OBJECTIVES WILL BE ACHIEVED AND THEIR LEGAL INTERESTS ARE ADEQUATELY PROTECTED.

                                 ACKNOWLEDGMENTS

State of Oklahoma      )
                       )SS
County of Tulsa        )

BEFORE ME, the undersigned authority, a notary public, on this day personally appeared ____________________, ____________________ of Williams Energy Marketing
& Trading Company, a Delaware corporation, known to me that he executed this Master Power Purchase And Sale Agreement Cover Sheet for the purposes and consideration herein expressed, in the capacity therein set forth and as the act and deed of said corporation.

GIVEN UNDER MY HAND AND SEAL of office, this the _____ day of November, 2002.

                                      ______________________________
                                      Notary Public

My Commission Expires:_____________

[ S E A L ]

State of California    )
                       )SS
County of _________    )

BEFORE ME, the undersigned authority, a notary public, on this day personally appeared ____________________, _____________________ of the California
Department of Water Resources, a ____________________, known to me that he executed this Master Power Purchase And Sale Agreement Cover Sheet for the purposes and consideration therein expressed, in the capacity therein set forth and as the act and deed of said ______________.

GIVEN UNDER MY HAND AND SEAL of office, this the _____ day of November, 2002.

                                      ______________________________
                                      Notary Public

My Commission Expires:_____________

[ S E A L ]

                    MASTER POWER PURCHASE AND SALE AGREEMENT
                               CONFIRMATION LETTER
                              PRODUCT D TRANSACTION

   This confirmation letter shall confirm the Product D Transaction agreed to on November 11, 2002 between WILLIAMS ENERGY MARKETING & TRADING COMPANY ("Party A") and CALIFORNIA DEPARTMENT OF WATER RESOURCES separate and apart from its powers and responsibilities with respect to the State Water Resources Development System ("Party B") regarding the sale/purchase of the Product under the terms and conditions as follows:

Seller:    Party A

Buyer:     Party B

Product:

[ ]      Into _________________, Seller's Daily Choice

[ ]      Firm (LD)

[ ]      Firm (No Force Majeure)

[ ]      System Firm

(Specify System:_______________________________________________________________)

[ ]      Unit Firm

(Specify Unit(s):______________________________________________________________)

[X]      Other

         All capacity and energy from the Designated Units as provided in the AES Agreement and Schedule 1 hereto, subject to Force Majeure as provided in the Product D Master Agreement (defined below). All capitalized terms not otherwise defined herein shall have the meanings set forth in Schedule 1.

[ ]      Transmission Contingency (If not marked, no transmission contingency)

         [ ] FT-Contract Path Contingency     [ ] Seller     [ ] Buyer

         [ ] FT-Delivery Point Contingency    [ ] Seller     [ ] Buyer

         [ ] Transmission Contingent          [ ] Seller     [ ] Buyer

         [x] Other transmission contingency

   (Specify: Buyer shall be responsible for transmission contingencies at and after the Delivery Point and Seller shall be responsible for transmission contingencies prior to the Delivery Point.)

Contract Quantity:

         All Dependable Capacity of the Designated Units and associated energy during the periods as provided in Schedule 1 as follows, subject to adjustment pursuant to the Settlement Agreement:

         Start Date through June 30, 2003 from HB 1 and HB 2

         July 1, 2003 through December 31, 2007 from AL 5, AL 6 and HB 1

         January 1, 2008 through Dec. 31, 2010 from AL 1, AL 5, HB 1 and RB6

Delivery Point:  As specified as in the AES Agreement.

Contract Price: As provided in Schedule 1, subject to adjustment pursuant to the Settlement Agreement.

Energy Price: As provided in Schedule 1.

Other Charges: As provided in Schedule 1.

Delivery Period: Start Date through Dec. 31, 2010

Special Conditions: See Schedule 1 hereto.

Option Buyer:  N/A

Option Seller: N/A

         Type of Option: _______________________________________________________

         Strike Price: _________________________________________________________

         Premium: ______________________________________________________________

         Exercise Period: ______________________________________________________

   This Product D confirmation letter is being provided pursuant to and in accordance with the Amended and Restated Master Power Purchase and Sale Agreement, dated November 11, 2002 (the "Product D Master Agreement") between Party A and Party B, and constitutes part of and is subject to the terms and provisions of such Product D Master Agreement.

   This Product D confirmation letter, together with the Product D Master Agreement and the Amended and Restated Master Power Purchase and Sale Agreement and related amended and restated Product A, B, and C confirmation letter (both of even date herewith), collectively supersedes the Amended and Restated Master Power Purchase and Sale Agreement dated February 16, 2001, and related amended and restated confirmation dated February 21, 2001. Terms used but not defined herein shall have the meanings ascribed to them in the Product D Master Agreement or in Schedule 1 hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

WILLIAMS ENERGY MARKETING &                CALIFORNIA DEPARTMENT OF WATER
TRADING COMPANY                            RESOURCES separate and apart from its
                                           powers and responsibilities with
                                           respect to the State Water Resources
                                           Development System

Name:  /s/ William E. Hobbs                Name:  Signature Illegible

Title:  William E. Hobbs, President        Title:  Deputy Director
& CEO

Phone No:  918/573-4608                    Phone No:  916 574 2733

Fax:       918/573-1717                    Fax:       916 574 2512

                                                                      Schedule 1

         Section 1. Definitions. All capitalized terms in this Schedule 1 not otherwise defined herein shall have the meanings set forth in the Capacity and Tolling Agreement (the "AES Agreement"), dated as of May 1, 1998, among AES Alamitos, L.L.C., AES Huntington Beach, L.L.C., AES Redondo Beach L.L.C. and Party A, (f/k/a Williams Energy Services Company), as amended by Amendment No. 1, dated May 1, 1998, and Amendment No. 2, dated March 5, 2002, a copy of which is attached hereto as Appendix A and any other amendments.

         "AL 1" means Alamitos Unit No. 1.

         "AL 5" means Alamitos Unit No. 5.

         "AL 6" means Alamitos Unit No. 6.

         "AL 7" means Alamitos Unit No. 7.

         "ADC" means

                  with respect to AL 1, the Dependable Capacity in excess of 175 MW;

                  with respect to AL 5, the Dependable Capacity in excess of 480 MW;

                  with respect to AL 6, the Dependable Capacity in excess of 480 MW;

                  with respect to HB 1, the Dependable Capacity in excess of 215 MW;

                  with respect to HB 2, the Dependable Capacity in excess of 215 MW;

                  with respect to RB 6, the Dependable Capacity in excess of 175 MW;

         "Additional Capacity Payment" means for the period from the Start Date to Dec. 31, 2010, with respect to a given month, the sum of the Fixed Payments for the Designated Unit(s) for such month attributable to the ADC.

         "Adjustment Factor" means, when used with respect to any particular "nth" Contract Year, shall be determined as follows:

                  AF       =        1 + [(CPI(n-1) - CPI(n-2)) / CPI(n-2)]

                  Where,

                  CPI(n-1) =        The average of the 12 monthly CPI values
                                    occurring in the Contract Year preceding the Contract Year with respect to which a calculation is to be made hereunder.

                  CPI(n-2) =        The average of the 12 monthly CPI values
                                    for the Contract Year two years preceding the Contract Year for which a determination is to be made.

         "Base Capacity Payment" means:

                  For the period from the Start Date to December 31, 2007, a monthly capacity payment, payable in arrears, of $11.67/kW-month times the total Base Dependable Capacity of the Designated Units.

                  For the period from January 1, 2008- Dec. 31, 2010, a monthly capacity payment, payable in arrears, of $9.75/kW-month times the total Base Dependable Capacity of the Designated Units.

         "Base Dependable Capacity" shall mean the Dependable Capacity as defined in the AES Agreement with respect to each Designated Unit, minus such Unit's ADC.

         "Capacity Payment" means the Base Capacity Payment and the Additional Capacity Payment.

         "Contract Year" means any period of June 1 to May 31 during the Delivery Period.

         "CPI" means the Consumer Price Index as defined in the AES Agreement.

         "Default Fuel Supply Plan" means the Gas supply plan attached hereto as Appendix B.

         "Designated Unit(s)" means any of AL 1, AL 5, AL 6, HB 1, HB 2, and RB 6, but only to the extent such Units are obligated to provide Contract Quantity hereunder, subject to change as provided in Section 8(f).

         "Extended-Term Obligations" means obligations provided by either Party that extend beyond the then current Fuel Supply Period.

         "Event of Default" means, with respect to this Transaction, any Event of Default as set forth in Section 5.1 of the Product D Master Agreement; provided, however, that Event of Default shall not include any determination by any court or regulatory authority that this Transaction is not a Priority Long Term Power Contract.

         "Fuel Payment" means (a) a fuel management fee of one cent (1cent) per decatherm of Hourly Fuel Consumption for all hours during such month, plus
(b) in the event Party A is responsible for supplying Gas to the Designated Units, the amount payable by Party B to Party A pursuant to a Fuel Supply Plan pursuant to Section 6, or, in the absence of a Fuel Supply Plan, the amount payable to Party A pursuant to the Default Fuel Supply Plan.

         "Fuel Supply Period" means the twelve-month period commencing on the termination of the Initial Fuel Supply Period and the anniversary thereof.

         "HB 1" means Huntington Beach No. 1.

         "HB 2" means Huntington Beach No. 2.

         "HB 5" means Huntington Beach No. 5.

         "Hourly Fuel Consumption" means with respect to a Designated Unit the hourly fuel consumption as metered at such Designated Unit adjusted back on a pro rata basis to the total quantity metered at the revenue meter of Southern California Gas Company or its successor ("RMT"), calculated as follows:

                  Hourly Fuel Consumption = RMT * (DM/FMT)

                  Where:

                           "DM" means with respect to a Designated Unit the
                  hourly fuel consumption as metered at such Designated Unit;
                  and

                           "FMT" means the sum of the hourly fuel consumption
                  quantities at each Unit at a Facility connected to the same revenue meter as the Designated Unit.

         "Initial Fuel Supply Period" means the period commencing on the Start Date and continuing until June 30, 2003.

         "Initial Fuel Supply Plan" means the Gas supply plan attached hereto as Appendix C.

         "MRA" means Must Run Agreement between Party A or Party B and CAISO for a generating unit on an individual unit basis.

         "RB 6" means Redondo Beach No. 6.

         "Scheduling Coordinator Fee" means $16,667 per month payable in arrears as adjusted annually by the Adjustment Factor each June commencing June, 2004.

         "Settlement Agreement" means the Settlement Agreement, dated as of November 11, 2002, among the parties thereto, including the parties hereto.

         "Start Date" means January 1, 2003.

         Section 2. Intent of the Parties. Party A and Party B acknowledge and agree that (i) this Transaction has resulted from and is a part of the renegotiation of the Master Power Purchase and Sale Agreement, dated as of February 16, 2001, between Party A and Party B and the related Amended and Restated Confirmation Letter dated February 21, 2001 referred to in the Rate Agreement ("Rate Agreement") between Party B and State of California Public Utilities Commission ("CPUC") adopted by the CPUC on February 21, 2001 in Decision 02-02-051 (such Amended and Restated Master Power Purchase and Sale Agreement and related amended and restated confirmation being referred to as the "Existing Transaction"), and (ii) because of certain benefits to be derived by Party A, constituting part of the consideration for the renegotiation of the Existing Transaction, Party A and Party B have determined to set forth the agreements resulting from the renegotiation of the Existing Transaction as two separate Transactions, including this Transaction. It is further the intent of Party A and Party B that both resulting Transactions, including this Transaction, each constitute a "Priority Long Term Power Contract" as that term is defined in the Rate Agreement.

         Section 3. Scheduling and Dispatch. (a) Subject only to the limitations set forth herein and in the AES Agreement, Party B shall have (i) all of Party A's rights to Dispatch the Designated Units, utilize the Net Electric Energy and Ancillary Services associated with the Dependable Capacity of the Designated Units and market the Dependable Capacity of the Designated Units, the associated Net Electric Energy and the associated Ancillary Services as set forth in
Section 8.2 of the AES Agreement and Party A shall Dispatch the Designated Units as directed by Party B except to the extent a Designated Unit is dispatched by the CAISO or any successor entity, and (ii) subject to the provisions of subsection 3(d), any and all related and ancillary rights of Party A under the AES Agreement that in any way bear on, affect or relate to the Dispatch and scheduling of the Designated Units or otherwise affect the value thereof to Party B.

         (b) Party A shall Dispatch the Designated Units as directed by Party B, subject to the limitations set forth in the AES Agreement and except as otherwise required in applicable laws or regulations, or any requirements of the CAISO or any successor entity.

         (c) Party B will not Dispatch or cause Party A to Dispatch the Designated Units in violation of the limitations set forth in the AES Agreement or of any applicable laws, regulations or any requirements of the CAISO or any successor entity.

         (d) (i) Party A shall not change June, July, August, September, and October as Designated Months for any Facility which includes a Designated Unit without the written approval of Party B. Party A shall consult with Party B before selecting the remaining two Designated Months for any Facility which includes a Designated Unit as permitted by the AES Agreement (which as of the Start Date is a single selected month: May).

         (ii) Party A shall consult with Party B before agreeing to any alternative index or method for determining the Hourly Gas Price with respect to a Designated Unit pursuant to Section 1.54 of the AES Agreement.

         (iii) Except as specifically provided for in Section 3(d)(i) or (ii), if at any time the exercise of any rights by Party B pursuant to Section 3(a)(ii) interferes with or adversely affects Party A's rights with respect to any Units which are not Designated Units, Party A shall notify Party B thereof in writing. If the Parties are unable to establish mutually agreeable procedures for the exercise of such rights, the Parties shall submit the question of the reasonable and equitable apportionment of Party B's ancillary rights pursuant to
Section 3(a)(ii) and Party A rights with respect to any Units which are not Designated Units to binding arbitration pursuant to Section 15.

         Section 4. Notices, Information and Other Documentation. (a) Party A shall provide to Party B any all notices, information and other documentation and material provided to Party A by the AES Subsidiaries under the AES Agreement, pertaining to the Designated Units, including, but not limited to, any (i) Availability Notices for the Designated Units received by Party A pursuant to Sections 8.1 or 8.2(a) of the AES Agreement, (ii) each weekly Unit status Notice for each Designated Unit, (iii) any monthly reports of outage hours (Maintenance Outage Notice, Force Outage Notice), Start-ups, commodities consumed, actual Net Electric Energy delivered and actual MVARs, (iv) all availability and status notices, including Unit Status Change Notice for each Designated Unit, (v) any notice of inability to meet scheduled dispatch of a Designated Unit, (vi) any certificate of compliance delivered pursuant to
Section 9.7 of the AES Agreement, (vii) any certificates of insurance pursuant to Section 16.3 of the AES

Agreement, (viii) any forecasts of Planned Outages or Planned Outage Schedules for the Designated Units and updates thereof, any notice of Maintenance Outages and Maintenance Deratings, (ix) notice of any other event which could result in the inability of a Designated Unit to return to schedule service, (x) notice of any Forced Outages or Forced Deratings or any change thereto, (xi) any outage request, (xii) response rates received pursuant to Section 9.4 of the AES Agreement, (xiii) all other notices, requests and information delivered pursuant to Schedule 8.2 of the AES Agreement, and (xiv) any Notice of an Event of Default pursuant to Section 18.2(a) of the AES Agreement.

         (b) To the extent any notices, information and other documentation and material are not provided, but may be requested by Party A under the AES Agreement with respect to the Designated Units, Party A shall, upon the request of Party B, request any such notices, information and other documentation and material under the AES Agreement and deliver any such notices, information and other documentation and material received under the AES Agreement to Party B, including, but not limited to, all Planned Outage and operation and maintenance records pertaining to the Designated Units pursuant to the AES Agreement.

         (c) Party B shall be responsible for all incremental out of pocket costs and expenses incurred by Party A with respect to requests made by Party B pursuant to subsections 4(a) and (b) above, including but not limited to, costs of additional meters, communications software and equipment, and other equipment required to provide gas and electric meter data. Party B shall not be responsible for any of Party A's personnel or general overhead costs allocable to complying with subsections 4(a) and 4(b) above.

         (d) The time period for the delivery of notices, information or other material hereunder shall be established by the Operating Committee established pursuant to Section 14 hereof. To the extent that a specific time or time period is not expressly specified by the Operating Committee with respect to any particular notice, action, consent or right hereunder, Party A shall provide to Party B all notices, or afford Party B the opportunity to take actions, give consents, or otherwise exercise the rights of Party A contracted to Party B hereunder as soon as reasonably possible.

         Section 5. Exercise of Rights and Performance of Obligations. (a) In order to accomplish the purpose of Section 3 hereof, Party A shall not exercise any of the rights referred to in Section 3 hereof, including in cases where Party B does not Dispatch any Designated Unit, without the approval of Party B (which shall be in writing except with respect to subsection 5(a)(v), which may be an oral approval), including, but not limited to, the rights to (i) agree to any amendment of Schedule 8.2 of the AES Agreement with respect to or affecting the Designated Units in accordance with Section 8.2(a) thereof, or (ii) give consent pursuant to Section 8.2(d) of the AES Agreement with respect to or affecting the Designated Units, (iii) agree to the operation of any Designated Unit using any fuel other than Gas pursuant to Section 8.9 of the AES Agreement,
(iv) designate an alternate or additional Delivery Point with respect to any Designated Unit pursuant to Section 8.10 of the AES Agreement, (v) approve or change any dispatch request with respect to the Designated Units, (vi) consent to the reduction of Dependable Capacity of the Designated Units pursuant to
Section 4.5 of the AES Agreement, (vii) approve the schedule of Planned Outages for the Designated Units, any proposed 15-month Planned Outage Schedule, any request for 24-hour approval and confirmation of a Planned Outage, or any preferred outage dates, with respect to the Designated Units, (viii) waive any right or remedy with respect to an Event of Default by any AES Subsidiary with respect to a Designated Unit other that Party A's right to terminate the AES Agreement which Party A may waive at any time without the approval of Party B, (ix) use of the maximum ramp rate in bidding spinning reserve as provided in Section 9.4(b) of the AES Agreement with respect to the Designated Units, (x) change or modify any performance standards such as heat rate guarantees and availability guarantees of the Designated Units, and (xi) exercise any other or similar right to approve, consent, agree, direct or cause an AES Subsidiary to act with respect to the Designated Units.

         (b) In order to accomplish the purpose of Section 3 hereof, Party B may direct or cause Party A to exercise such rights, take such actions or otherwise perform under the AES Agreement with respect to the Designated Units, including but not limited to, the rights to direct Party A to (i) provide written consent pursuant to Section 8.2(d) of the AES Agreement, (ii) agree to the operation of any Designated Unit using any fuel other than Gas pursuant to Section 8.9 of the AES Agreement (provided, however, Party A shall not be required to incur any additional expense as a result), (iii) designate an alternate or additional Delivery Point with respect to any Designated Unit pursuant to Section 8.10 of the AES Agreement (provided, however, Party A shall not be required to incur any additional expense as a result), (iv) provide the AES Subsidiaries with any anticipated daily Unit forecast for each Designated Unit received from Party B,
(v) approve or change any dispatch request with respect to the Designated Units,
(vi) approve the schedule of Planned Outages for the Designated Units, any proposed 15-month Planned Outage Schedule for the Designated Units, any request for 24-hour approval and confirmation of a Planned Outage for the Designated Units, or any preferred outage dates for the Designated Units, (vii) direct Party A to make use of the maximum ramp rate in bidding spinning reserve as provided in Section 9.4(b) of the AES Agreement with respect to the Designated Units, (viii) direct Party A regarding operation of Designated Units with automatic generating control equipment in service pursuant to the last sentence of Section 9.3 of the AES Agreement, and (ix) take any other or similar actions under the AES Agreement to approve, consent, agree, direct or cause an AES Subsidiary to act with respect to the Designated Units. Notwithstanding the foregoing provisions or any other provision herein, in no event shall Party B have the right to direct Party A to amend the AES Agreement.

         (c) In addition to obligations specified elsewhere herein, Party B shall with respect to the Designated Units: (i) provide to Party A a three-year unit forecast (or such shorter forecast if the remaining time in the Deliver Period is less than three (3) years) for run hours, megawatt hours, and starts, and (ii) to the extent applicable to Party B, comply with all CAISO and other regulatory requirements related to dispatch and bidding, including without limitation any "must offer requirements".

         (d) Party B shall treat as confidential any information provided by Party A to Party B hereunder with respect to the Designated Units to the extent that such information would be treated as confidential pursuant to Section 23.5 of the AES Agreement. If any person requests the disclosure of any such confidential information, Party B shall provide notice thereof to Party A as soon as reasonably possible after receipt by Party B of such request and if Party B is not California Department of Water Resources, Party B shall defend against any such request. If Party B is California Department of Water Resources, upon Party A's request, California Department of Water Resources shall use its reasonable efforts to assist Party A in defending against any such request, provided Party A shall reimburse Party B for its reasonable out of pocket expenses for such assistance.

         Section 6. Gas. As further set forth in this Section 6, either Party A or Party B shall provide all Gas with respect to the Dispatch of any of the Designated Units as required by and in accordance with Article VI and Section
8.4 of the AES Agreement; provided, in no event shall

Party A be deemed obligated to install additional Gas meters. Party A shall act as fuel manager hereunder for the Delivery Period.

         (a) Initial Fuel Supply Period. During the Initial Fuel Supply Period, Party A will supply Gas to the Designated Units pursuant to the Initial Fuel Supply Plan. The Initial Fuel Supply Plan will provide information such that Party B can evaluate the expected cost of Gas needed to generate energy provided under this Schedule 1. Party A shall act in accordance with the Initial Fuel Supply Plan.

         (b) Subsequent Fuel Supply Periods. At least ninety (90) Days prior to the commencement of each succeeding Fuel Supply Period, Party A shall provide for Party B's approval a proposed Fuel Supply Plan for the next succeeding Fuel Supply Period.

         (c) Parties' Failure to Execute Fuel Supply Plan.

         (i) In the event the Parties do not agree to a Fuel Supply Plan by sixty (60) Days prior to the next succeeding Fuel Supply Period, Party B may elect, at Party B's sole option, to provide, or cause to be provided, for the next succeeding Fuel Supply Period, as appropriate, Gas necessary to supply the Designated Units hereunder from Party B's own Gas purchases. Party B's election to provide, or cause to be provided, Gas to the Designated Units under this
Section 6(c)(i) shall be expressed in writing to Party A no later than thirty
(30) Days prior to the commencement of the next succeeding Fuel Supply Period.

         (ii) If the Parties do not agree on a Fuel Supply Plan and Party B does not timely elect to provide Gas to the Designated Units from Party B's own Gas purchases pursuant to Section 6(c)(i), Party A will provide, pursuant to the Default Fuel Supply Plan, Gas necessary to supply the Designated Units hereunder during the next succeeding Fuel Supply Period, or until the Parties have agreed to and executed a Fuel Supply Plan for such Fuel Supply Period. However, in the event that the Parties are involved in good faith negotiations with respect to a Fuel Supply Plan for a Fuel Supply Period, then Party B may elect to, and upon making such election Party B shall, provide Gas necessary to supply the Designated Units hereunder until (x) the Parties have agreed to and executed a Fuel Supply Plan for such Fuel Supply Period, (y) the Parties have discontinued negotiations with respect to the Fuel Supply Plan for such Fuel Supply Period, or (z) Party B has elected pursuant to Section 6(c)(i) to provide Gas to the Designated Units from Party B's own Gas purchases.

         (iii) In the event the Parties have not agreed to and executed a Fuel Supply Plan, Party B has not elected to provide Gas to the Designated Units from Party B's own Gas purchases for the entire Fuel Supply Period pursuant to
Section 6(c)(i), Party B has not elected to supply Gas from its own Gas purchases during continuing negotiations with respect to a Fuel Supply Plan pursuant to Section 6(c)(ii), and Party A is unable, using commercially reasonable efforts, at any time during the Fuel Supply Period, to provide Gas necessary to supply the Designated Units hereunder, then Party B will provide Gas necessary to supply the Designated Units hereunder. In the event Party A is unable to provide Gas necessary to supply the Designated Units hereunder, and Party B is unable to provide Gas necessary to supply the Designated Units hereunder, such inability to provide Gas shall constitute a Force Majeure.

         (d) Party B Delivery of Gas Notwithstanding Agreed Fuel Supply Plan. If Party A is unable to provide Gas to the Designated Units during any Fuel Supply Period for which the Parties have executed a Fuel Supply Plan, Party B may provide Gas to the Designated Units.

         (e) Extended-Term Obligations. The Parties acknowledge that any Fuel Supply Plan may include Extended-Term Obligations. Extended-Term Obligations may include, but are not limited to, long-term commitments for pipeline capacity, storage rights, or financial risk products pertaining to the commodity price (such as fixed prices, costless collars, basis purchases, caps, or other price management mechanisms). Any Extended-Term Obligation that the Parties specifically approve in a separate binding agreement shall be deemed effective and approved for the duration of the period to which it applies, regardless of whether such period extends beyond the term of any Fuel Supply Plan.

         (f) Fuel Cost Responsibility. Party B shall be solely responsible, without reimbursement from Party A, for any costs or charges imposed on or associated with Gas it provides the Designated Units pursuant to Sections 6(c) or 6(d). In no event shall Party B pay more than one cent per decatherm for fuel manager's services. Party A shall cause AES to maintain all gas meters in good working order and in compliance with the requirements of the AES Agreement; provided, to the extent Party A is responsible for metering costs under the AES Agreement, Party B shall pay Party A for all such metering costs associated with the Designated Units and a pro rata share of costs associated with shared meters at the Facilities.

         (g) Fuel Imbalances. The Parties shall use commercially reasonable efforts to avoid imposition of any Imbalance Charges. If Party A or Party B receives an invoice from a Transporter that includes Imbalance Charges, the Parties shall determine the validity as well as the cause of such Imbalance Charges. If the Imbalance Charges were incurred as a result of Party A's actions or inactions (which shall include, but not be limited to, Party A's failure to accept scheduled quantities of Gas), then Party A shall pay for such Imbalance Charges, or reimburse Party B for such Imbalance Charges paid by the Party B to the Transporter. If the Imbalance Charges were incurred as a result of Party B's actions or inactions (which shall include, but shall not be limited to, Party B's failure to deliver scheduled quantities of Gas), then Party B shall pay for such Imbalance Charges, or reimburse Party A for such Imbalance Charges paid by the Party A to the Transporter. Any imbalance penalties require documentation of penalty assessment by a non-related third party applicable to the imbalance determination. Party B may direct Party A to use Party B's gas storage to minimize imbalances. Party B shall have the right to direct the fuel manager to use Party B's gas buying pool (including storage) to minimize imbalance charges to Party B. It is the Parties' intent that services provided by the fuel manager shall include balancing provisions within each month that offer no less benefit than the then-effective applicable local natural gas distribution utility tariff would provide for the same period for the Designated Units. Party A shall allow Party B to nominate through the fuel manager all Gas volumes required for Energy Dispatched by Party B and fuel manager shall be available to Party B to coordinate Party B's Gas activity for all four gas nomination cycles each Day. If a transporter curtailment is in existence during any period during which Party B is supplying Gas to the Designated Units, the available gas volumes under the transporter curtailment shall be apportioned between Party B and Party A in proportion to Party B's Energy Dispatched for that period and Party A's scheduled dispatch for that period.

         (h) Curtailments. To the extent there is a curtailment of gas deliveries on the applicable transporters, the available gas volumes under the transporter curtailment shall be apportioned between Party B and Party A in proportion to the Party's respective dispatch schedules for the curtailment period.

         (i) Authorization and Effectiveness of Fuel Plan as to Party B; Conflicts. Party B's acceptance of a Fuel Plan shall be evidenced by written acceptance thereof an authorized representative of Party B and upon acceptance thereof by such authorized representative Party B shall be bound by the terms of such Fuel Plan; provided, however, that such authorized representative of Party B shall not have any authority to agree to any terms and provisions of a Fuel Plan that conflict with the provisions of this Section 6 and in the event any Fuel Plan contains terms and provisions that conflict with this Section 6, such terms and provisions shall be void and the provisions of this Section 6 shall govern such Fuel Plan.

         Section 7. Payments. (a) Each month of the Delivery Period of this Transaction, Party B shall, subject to the provisions of subsection (c) of this
Section 7, pay to Party A, the following:

                  (i) the Capacity Payment, as adjusted pursuant to Section 8 and Section 12.

                  (ii) any Variable Payment applicable to the Designated Units payable in such month pursuant to Section 5.2 of the AES Agreement;

                  (iii) any Startup Payment applicable to the Designated Units payable in such month pursuant to Section 5.4 of the AES Agreement;

                  (iv) the Fuel Payment;

                  (v) any Additional Ancillary Services Payment applicable to the Designated Units payable in such month pursuant to Section 5.3 of the AES Agreement;

                  (vi) any amount payable in such month pursuant to Article VI of the AES Agreement, associated with the Designated Unit(s); and

                  (vii) the Scheduling Coordinator Fee.

                  (b) amounts payable pursuant to subsection (a) of this Section 7 shall be in addition to amounts payable by Party B to Party A pursuant to the Product D Master Agreement.

                  (c) Amounts payable in such month by Party B to Party A pursuant to subsection (a) of this Section 7 in each month shall be reduced by the following amounts:

                  (i) any amount paid or payable in such month by the AES Subsidiaries to Party A pursuant to Article VI of the AES Agreement, associated with the Designated Unit(s).

                  (ii) where Party A is serving as scheduling coordinator, an amount equal to [A + B] - C

                  Where,

                           A = Amounts paid or payable in such month to Party A
                  by the CAISO for such month as a result of Party A acting as scheduling coordinator for the Designated Unit(s) in accordance with tariffs established by CAISO.

                           B = Amounts not otherwise already reflected in "A"
                  above, paid or payable in such month to CAISO or withheld by CAISO from payments due Party

                  A or Party B due to the negligence or willful misconduct of Party A or the breach by Party A of its scheduling coordinator agreement with respect to the Designated Unit(s).

                           C = Amounts paid or payable in such month by Party A
                  as a result of Party A acting as scheduling coordinator for the Designated Unit(s) in accordance with tariffs established by CAISO.

                  (iii) where a MRA entered into pursuant to Section 8(f) with respect to the Designated Unit(s) is in effect, an amount equal to [A + B + C] - [D+ E + F]

                           Where:
                           A = Amounts paid or payable in such month to Party A
                  by the CAISO under the terms of any MRA with respect to the Designated Unit(s).

                           B = Amounts not otherwise already reflected in "A"
                  above, paid or payable in such month by Party A to the CAISO with respect to the Designated Unit(s) under the terms of an MRA to the extent such amounts paid or payable in such month are due to the negligence or willful misconduct of Party A or the breach by Party A of such MRA.

                           C = Amounts not otherwise already reflected in "A"
                  above, paid or payable in such month by the CAISO for Gas under such MRA with respect to such Designated Unit(s) to the extent that such Gas has been has paid for by Party B or provided from storage by Party B or Party B is otherwise economically obligated with respect thereto.

                           D = Amounts paid or payable in such month by Party A
                  to the CAISO with respect to the Designated Unit(s) under the terms of such MRA.

                           E = Amounts not otherwise already reflected in "D"
                  above, paid or payable in such month to the AES Subsidiaries for capital improvements to such Designated Unit(s) to the extent such improvements were made with the approval of CAISO and added to the cost recovery formulae.

                           F = Amounts not otherwise already reflected in "D"
                  above, paid or payable in such month by the CAISO for Gas under such MRA with respect to such Designated Unit(s) to the extent that such Gas has been has paid for by Party A or provided from storage by Party A or Party A is otherwise economically obligated with respect thereto.

         (d) If in any month the amounts payable by Party B in a month is less than an amount of aggregate of reductions permitted to Party B under this Transaction, any portion of such reductions not made in such month shall be made in the following month(s); provided, however, that any reductions permitted to Party B which are not made in full by the month following the final month of the Delivery Period shall be settled in such month by a payment in the amount of the reduction not made from Party A to Party B.

         Section 8. Reliability Provisions. (a) Non-Dispatch. Any amounts received (through payment or netting) from the AES Subsidiaries pursuant to
Section 8.6 of the AES Agreement as
the result of the Non-Dispatch of any Designated Unit shall be automatically netted against amounts payable by Party B to Party A pursuant to Section 7(a). Such pass through shall be in lieu of any liability of Party A to Party B pursuant to Article Four of the Product D Master Agreement with respect to delivery of energy hereunder by Party A. Party A shall not, without the approval of Party B, which shall not be unreasonable withheld, waive its right to receive any amounts from the AES Subsidiaries pursuant to Section 8.6 of the AES Agreement. To the extent required by the provisions of Section 8.6 of the AES Agreement to receive payment thereunder, Party B may, but shall not be obligated to, make such purchases and Party A shall not be required to make any purchases pursuant to said section with respect to any Dispatch Notice provided by Party
B. Any amounts that Party A shall be obligated to pass through to Party B shall be net of (i) any amounts payable by Party A to CAISO which are the direct result of the failure of Party B to make any purchase required by Section 8.6 of the AES Agreement and which are not otherwise paid by the AES Subsidiaries, provided, however, in no event shall Party B be required to make a payment to Party A pursuant to this Section 8(a) and (ii), to the extent that Party A and the AES Subsidiaries apply the provisions of Section 8.6 of the AES Agreement to require actual purchases to be made in order for the AES Subsidiaries to be obligated to make a payment to Party A thereunder, any portion of a purchase price of a purchase made by Party B in excess of the price of a purchase made in a commercially reasonable manner.

         (b) Capacity Payment Adjustments. (i) The Capacity Payment payable by Party B shall be adjusted pursuant to the provisions of Section 4.3 of the AES Agreement, except that Section 1.79 of the AES Agreement shall be replaced by the following with respect to the Designated Units:

         "Non-Availability Discount" means, as of the end of each month, if a Unit's Year-to-Date Availability shall be less than its Guaranteed Availability, the amount computed in accordance with the following formula:

         (GA-YTDA)/GA x ((FP/12) x ADC + BCP x BDC) x M x Shortfall Factor

         where: "GA" is Guaranteed Availability; "YTDA" is Year-to-Date Availability (except for periods prior to June 1, 2003, it shall be measured from the Start Date); "FP" is the Fixed Payment for such Unit ($/kWyr.); "BCP" is the relevant dollar per kW-month rate for the Base Capacity Payment; "M" is the number of months elapsed in the then-current Contract Year (except for periods prior to June 1, 2003, it shall be measured from the Start Date); "ADC" is the additional capacity made available as defined in Section 1; "BDC" is Base Dependable Capacity; and the Shortfall Factor applicable to the amount of Availability Shortfall is determined from Schedule 4.3 of the AES Agreement. The term "Availability Shortfall" refers to (i) GA minus YTDA, divided by (ii) GA. For this formula, a negative numeric value (i.e., when YTDA is greater than GA) shall be treated as zero.

         (ii) In the event of an Availability Shortfall under the AES Agreement with respect to a Designated Unit of less than 50 percent (50%) resulting in amounts payable by the AES Subsidiaries to Party A with respect to the Designated Units, Party A shall be obligated only to pass through to Party B (through payment or netting) any such amounts received (through payment or netting) from the AES Subsidiaries as the result of the application of Section
4.3 of the AES Agreement to the Designated Units, and in no event shall Party A be liable to Party B for an amount in excess of ten percent (10%) of the Fixed Payment for such Designated Unit.

         (iii) Party A shall not otherwise be obligated to make payments or adjustments to Party B as the result of the operation of this subsection 8(b) related to such Capacity Payment. Adjustment of the Capacity Payment pursuant to this subsection 8(b) shall be in lieu of any liability of Party A to Party B pursuant to Article Four of the Product D Master Agreement with respect to Party A's providing capacity and ancillary services hereunder. Party A shall not, without the approval of Party B, which shall not be unreasonable withheld, waive its right to receive any amounts from the AES Subsidiaries pursuant to Section
4.3 of the AES Agreement.

         (c) Availability Bonus.

         (i) The Capacity Payment payable by Party B shall be increased by an amount (the "Availability Bonus") calculated as follows: if the Availability of any Designated Unit during Peak Times of any Designated Month (each, in respect of the relevant Designated Unit, the "Peak Time Unit Availability") is greater than 86%, then, subject to Section 8(c)(ii), the Availability Bonus for such Designated Unit in respect of such Designated Month shall equal:

         For AL 1 $4,039 multiplied by (Peak Time Unit Availability minus 86%),

         For AL 5 $11,077 multiplied by (Peak Time Unit Availability minus 86%),

         For AL 6 $11,077 multiplied by (Peak Time Unit Availability minus 86%),

         For HB 1 $5,000 multiplied by (Peak Time Unit Availability minus 86%),

         For HB 2 $5,000 multiplied by (Peak Time Unit Availability minus 86%), and

         For RB 6 $4,008 multiplied by (Peak Time Unit Availability minus 86%).

         If the Peak Time Unit Availability is less than 86%for a Designated Unit, then the Availability Bonus for such Designated Unit for such Designated Month shall be zero.

         (ii) From the Start Date through calendar year 2004, Availability Bonus amounts calculated pursuant to Section 8(c)(i) shall be reduced by 50%.

         (d) Contract Quantity Adjustments. In the event of (i) the exercise by AES Subsidiaries of the buyout rights with respect to a Designated Unit pursuant to Section 18.3 of the AES Agreement, or (ii) termination of all or a portion of the AES Agreement with respect to a Designated Unit(s) pursuant to Article XVIII of the AES Agreement, or (iii) termination of this Agreement with respect to a Designated Unit pursuant to Section 5.8 of the Product D Master Agreement or
Section 12(a) of this Transaction, such Designated Units shall be deleted from the Contract Quantity and Party B's obligations hereunder with respect to such Contract Quantity correspondingly reduced. Party B shall not be entitled to receive any payment payable by the AES Subsidiaries to Party A pursuant to
Section 18.3 of the AES Agreement.

         (e) CAISO Stage Emergencies. For any hour in which a CAISO stage emergency alert has been issued or remains in effect, if, after the close of the CAISO hour-ahead scheduling window for such hour, Party A has uncommitted energy and/or capacity available from its Facilities other than the Designated Units, unless otherwise required by the CAISO or the FERC, Party A shall bid such uncommitted energy and capacity from all such Facilities into the CAISO imbalance energy market or shall otherwise make such capacity or energy available to CAISO pursuant to any applicable CAISO tariff provisions, provided, the foregoing shall not be construed to prohibit Party A from also bidding Ancillary Services into the CAISO market. From time to time (but not more frequently than monthly) at Party B's request, for the purposes of determining compliance with this subsection 8(e), Party A shall provide Party B information reasonably satisfactory to Party B in sufficient detail to enable Party B to verify that undelivered energy and/or capacity from such Facilities was previously sold, scheduled, and/or bid into the CAISO imbalance energy market or has otherwise been made available to CAISO pursuant to any applicable CAISO tariff provisions.

         (f) Reliability Must-Run Agreements. (i) Notwithstanding any provision herein, Party B's rights and obligations shall at all times be subject to any MRA applicable to any Designated Unit.

         (ii) (A) For any calendar year after 2003, to the extent that any Designated Unit may be subject to any MRA (a "MRA Designated Unit"), Party A may, subject to the limitations set forth in this subsection (f), designate alternate Unit(s) with Dependable Capacity approximately equal to the Base Dependable Capacity for such calendar year, at least sixth (60) days prior to the date established for entering into the MRA for such MRA Designated Unit. If Party A in fact designates such alternate Unit(s) and the Designated Unit in question in fact become subject to a MRA for such calendar year, the alternate Unit(s) designated by Party A pursuant to this subsection (f)(ii) shall be the Designated Unit for all purposes of this Transaction for such calendar year and the MRA Designated Unit shall not be treated as a Designated Unit for the purposes of this Transaction for such calendar year. For the purposes of this Transaction, the Dependable Capacity as set forth in Schedule 4.1 to the AES Agreement for any alternate Unit(s) designated pursuant to this subsection
(f)(ii) shall be the Base Dependable Capacity and ADC shall be the Dependable Capacity in excess thereof.

         (B) Any alternate Unit designated pursuant to this subsection (f)(ii) must be an entire alternate Unit.

         (C) Any alternate Unit designated pursuant to this subsection (f)(ii) shall not be subject to a Force Majeure claim at the time designated or any other Unit specific encumbrance to which the MRA Designated Unit is not subject that would prevent Party B from realizing the benefits of this Transaction.

         (D) Any designation of a alternate Unit(s) pursuant to this subsection
(f)(ii) shall be subject to Party B's reasonable approval; provided, however, that Party A shall not designate AL 7 or HB 5. It is the intention of the Parties that any alternate Unit designated shall be of at least equal performance as the MRA Designated Unit.

         (iii) In the event alternate Unit(s) are not designated by Party A with respect to a MRA Designated Unit pursuant to subsection (f)(ii) for any reason, Party A may, but shall not be obligated to enter into a MRA with respect to such MRA Designated Unit. Party A shall notify Party B of its intention to enter into such MRA with respect to a MRA Designated Unit at least thirty (30) days prior to the date established for entering into such MRA for such MRA Designated Unit. The terms and provisions of any such MRA shall be subject to Party B's reasonable approval. Party B acknowledges and agrees that even if a Designated Unit at a Facility is not under an MRA, Party A may have a alternate Unit which is not a Designated Unit under MRA at that Facility.

         (iv) In the event that Party A does not either designate alternate Unit(s) with respect to a MRA Designated Unit pursuant to subsection (f)(ii) or elect to enter into a MRA with respect to a MRA Designated Unit pursuant to subsection (f)(iii) for any reason, Party B may directly enter into any MRA with respect to a Designated Unit. Party B shall not propose any Discretionary Capital Expenditures to the CAISO pursuant to the MRA unless (1) the Party A shall be reasonably compensated for such Discretionary Capital Expenditures, and
(2) in Party A's reasonable judgment, the implementation of such Discretionary Capital Expenditure shall not have a material adverse effect on Party A. Party B shall comply with the terms and provisions of any MRA.

         Section 9. Inspection Rights. Upon request of Party B, Party A will exercise all inspection rights under the AES Agreement on behalf of Party B and with such personnel as Party B may reasonably designate.

         Section 10. Scheduling Coordinator. Party A shall serve as scheduling coordinator for the Designated Units. Party B shall be required to pay the Scheduling Coordinator Fee only so long as Party A is the scheduling coordinator. Party B may become scheduling coordinator for the Designated Units upon not less than sixty (60) days prior written notice to Party A, at no additional cost to Party B; provided that Party B shall negotiate reasonable provisions to protect Party A while Party B serves as scheduling coordinator. In the event Party A and Party B cannot agree on such provisions within thirty (30) days of the notice referred to above, the Party A and Party B shall resolve any disagreement by binding arbitration pursuant to Section 15. It is the intent of the Parties that Party B acting in the capacity of scheduling coordinator hereunder not be able to cause Party A to be in default under the AES Agreement with respect to the Designated Units.

         Section 11. Amendment, Assignment of the AES Agreement. Party A shall provide a copy of any proposed amendment or waiver of the provisions of the AES Agreement to Party B and (except with respect to waivers under Section 8(a) or 8(b)) not fewer than thirty (30) days prior to the effective date of such amendment or waiver. Except as provided in Section 8(a) or 8(b), Party A shall not agree to any amendment of, or waiver of any of Party A's rights pursuant to, the AES Agreement with respect to the Designated Units or any Unit that may become a Designated Unit during the Delivery Period without the written approval of Party B, which shall not be unreasonably withheld. Party B shall provide written approval or specify the reason for the withholding thereof as soon as reasonably possible after receipt of notice of any proposed amendment or waiver. Party A shall not assign the AES Agreement without simultaneously assigning this Agreement to the same party in accordance with the provisions of Section 10.5 of the Product D Master Agreement.

         Section 12. Additional Termination Right; Event of Default.

         (a) Termination for Availability Shortfall. If, after June 1, 2003, the average Availability of all Designated Units shall be below 70% for any two consecutive six month periods of May through October, (i) the relevant dollar per kW-month rate for the Capacity Payment for Designated Unit with the lowest availability shall be divided by two for the one (1) year period immediately following such shortfall, and (ii) Party B shall be entitled to terminate this Product D Transaction with respect to such Designated Unit if the average Availability of such Designated Unit is below its Guaranteed Availability during such one (1) year period following such shortfall. In the event of early termination under this Section 12, the MW allocable to such

Designated Unit shall be deleted from the Contract Quantity for Product D and neither Party shall be liable to the other for the payment of damages related to such early termination.

         (b) Additional Event of Default. Except as provided in Section 3(a), Party A shall not for economic reasons intentionally and without reasonable belief that such action was excused or otherwise permitted:

                  (i) dispatch any of the Designated Units for sale or delivery of energy to any Person other than Party B, including in cases where Party B does not Dispatch a Designated Unit; or

                  (ii) enter into sale or commitment of capacity of a Designated Unit during the Delivery Period to any Person other than Party B.

                  Upon the first or second violation of this subsection 12(b), other than during a CAISO stage emergency alert, Party A shall terminate any transaction resulting in such violation and shall pay to Party B as liquidated damages and not as a penalty 5 times the amount payable to Party A under any such transaction.

                  A third violation of this subsection 12(b) or any violation during a CAISO stage emergency alert, shall constitute an Event of Default and Party B shall be entitled to damages set forth in Article V of the Product D Master Agreement.

         Section 13. Confidential Information. The Parties agree, as soon as is practicable, but no later than twelve (12) months after the effective date of this Agreement, to take such action as is necessary to ensure the protection of confidential business information from one another and shall establish protective barriers and procedures to ensure that sensitive non-public operational and bidding information is shielded from the Parties respective marketing and trading personnel.

         Section 14. Operations Committee. (a) Party A and Party B shall each designate a person to address implementation of this Transaction. The Operations Committee may adopt such procedures it considers necessary or appropriate for its operations. The Operations Committee shall meet from time to time as it deems necessary.

         (b) Issues the Operations Committee will address include:

                  COMMUNICATION PROTOCOLS

                  -   Contact lists

                  -   Job responsibilities

                  -   Fax numbers

                  -   Emergency communications

                  -   Dispatch Notices

                  DATA EXCHANGE

                  -   Gas

                  -   Power

                  -   Real-time (instantaneous) data

                  -   Telemetry issues

                  SCHEDULING AND DISPATCH PROCEDURES

                  -   Format

                  -   Notifications (schedule changes, unit status)

         (c) The responsibilities and authority of the Operations Committee shall be limited to the development of operating procedures and shall not include altering any terms of this Agreement. Failure of the Operations Committee to reach agreement shall in no event excuse either Party A or Party B of its obligations hereunder.

         Section 15. Arbitration. The Parties agree to resolve the specific matters set forth in Section 3(d)(iii) or Section 10 by binding arbitration. Arbitration shall be conducted in accordance with the Complex Commercial Arbitration Rules of the American Arbitration Association. The validity, construction, and interpretation of this agreement to arbitrate, and all procedural aspects of the arbitration conducted pursuant hereto shall be decided by the arbitrators. In deciding the substance of the Parties' claims, the arbitrators shall refer to California law. It is agreed that the arbitrators shall be limited solely to resolving the matters specifically set for in either
Section 3(d)(iii) or Section 10. The arbitrators shall have no authority to take any other action or provide any remedy, including, but limited to, the award of damages, under either Section 3(d)(iii) or Section 10 or to consider any matter or dispute hereunder not specifically referred to in said Section 3(d)(iii) or
Section 10. The arbitration proceeding shall be conducted in Los Angeles, California. Within twenty (20) days of the notice of initiation of the arbitration procedure, the respondent shall file a response in writing. Within thirty (30) days after the response, each party shall select one arbitrator. Within twenty (20) days thereafter, the two (2) arbitrators shall select a third arbitrator. All three arbitrators are required to be neutral and impartial and shall take an oath at the first session of the arbitration affirming same. None of the three arbitrators shall have business, professional or social relationships with any of the parties. However, upon full disclosure of such relationships, all parties may agree that the arbitrator may serve as an arbitrator. The arbitration shall proceed within sixty (60) days after the appointment of the last of the three arbitrators. The arbitrators shall render their decision (by majority rule) within twenty (20) days after the conclusion of the arbitration. California law shall apply to the subject matter of the arbitration.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               BASE CONTRACT FOR SALE AND PURCHASE OF NATURAL GAS

         This Base Contract is entered into as of the following date: November 11, 2002. The parties to this Base Contract are the following:

STATE OF CALIFORNIA DEPARTMENT OF WATER RESOURCES                and   WILLIAMS ENERGY MARKETING & TRADING COMPANY__________________
separate and apart from its powers and responsibilities                _____________________________________________________________
with respect to the State Water Resources
Development System
Duns Number:              02-480-6957                                  Duns Number:             82-467-8478
Contract Number:  ____________________________________________         Contract Number:  ___________________________________________
U.S. Federal Tax ID Number:  52-1692634                                U.S. Federal Tax ID Number:  73-1423657

Notices:
California Department of water Resources/CERS
3310 El Camino Avenue, Suite 120, Sacramento CA 95821                  Williams Energy Marketing & Trading Company
Attn: Executive Manager Power Systems________________________          P.O. Box 2848, MD WRC 2-6, Tulsa, OK 74101-2848
Phone: (916) 574-0339               Fax: (916) 574-2512                Attn: Contract Management
                                                                       Phone: (918) 573-4188               Fax: (918) 732-0269

                                                                       * and *

                                                                       Williams Energy Marketing & Trading Company
                                                                       P.O. Box 2848, MD 41-3, Tulsa, OK 74101-2848
                                                                       Attn: Assistant General Counsel
                                                                       Phone: (918) 573-2459               Fax: (918) 573-6928
Confirmations:

                                                                       Williams Energy Marketing & Trading Company

______________________________________________________________
Attn:  _______________________________________________________         Attn: Natural Gas Confirmations Analyst
Phone:  _____________               Fax: _____________________         Phone: (918) 573-1409               Fax: (918) 732-0247

Invoices and Payments:
DWR/CERS SETTLEMENTS UNIT
Attn: Doreen Singh                                                     Williams Energy Marketing & Trading Company
Phone: (916) 574-0309               Fax: (916) 574-1239                Attn: EMT Gas & Power Operations Accounting

                                                                       Phone: (918) 573-6242               Fax: (918) 573-1965
Wire Transfer or ACH Numbers (if applicable):

BANK: Bank of America (Sacramento main branch)                         BANK: Bank One, NA, Chicago, Illinois
ABA:  Routing # 121000358                                              ABA: 071-0000-13
ACCT:  # 14365-80598                                                   ACCT: as invoiced
Other Details:  for Dept. of Water Resources                           Other Details:_______________________________________________

This Base Contract incorporates by reference for all purposes the General Terms and Conditions for Sale and Purchase of Natural Gas published by the North American Energy Standards Board. The parties hereby agree to the following provisions offered in said General Terms and Conditions. In the event the parties fail to check a box, the specified default provision shall apply. Select only one box from each section:

SECTION 1.2      [ ]  Oral (default)                              SECTION 7.2         x    25th Day of Month following Month of
Transaction       x   Written                                     Payment Date       delivery.
Procedure                                                                            [ ] _ Day of Month following Month of delivery
------------------------------------------------------------------------------------------------------------------------------------
SECTION 2.5       x   2 Business Days after receipt (default)     SECTION 7.2         x    Wire transfer (default)
Confirm          [ ]  5 Business Days after receipt               Method of          [ ]   Automated Clearinghouse Credit (ACH)
Deadline                                                          Payment            [ ]   Check
------------------------------------------------------------------------------------------------------------------------------------
SECTION 2.6      [ ]  Seller (default)                            SECTION 7.7         x    Netting applies (default)
Confirming       [ ]  Buyer                                       Netting            [ ]   Netting does not apply
Party             x   Both
------------------------------------------------------------------------------------------------------------------------------------
SECTION 3.2       x   Cover Standard (default)                    SECTION 10.3.1      x    Early Termination Damages Apply (default)
Performance           Spot Price Standard                         Early              [ ]   Early Termination Damages Do Not Apply
Obligation                                                        Termination
                                                                  Damages

------------------------------------------------------------------------------------------------------------------------------------
                                                                  SECTION 10.3.2     [ ]   Other Agreement Setoffs Apply (default)
NOTE: THE FOLLOWING SPOT PRICE PUBLICATION APPLIES TO BOTH OF     Other Agreement     x    Other Agreement Setoffs Do Not Apply
THE IMMEDIATELY PRECEDING.                                        Setoffs
------------------------------------------------------------------------------------------------------------------------------------

SECTION 2.26      x    Gas Daily Midpoint (default)               SECTION 14.5
Spot Price       [ ]   ____________________________               Choice Of Law           California
Publication
------------------------------------------------------------------------------------------------------------------------------------
SECTION 6         x    Buyer Pays At and After Delivery Point     SECTION 14.10      [ ]    Confidentiality applies (default)
Taxes             (default)                                       Confidentiality     x     Confidentiality does not apply
                 [ ]    Seller Pays Before and At Delivery Point

------------------------------------------------------------------------------------------------------------------------------------
 x  SPECIAL PROVISIONS Number of sheets attached: 7
[ ] ADDENDUM(S):___________________________________________________________________________________________

IN WITNESS WHEREOF, the parties hereto have executed this Base Contract in duplicate.

____________________________________     _______________________________________
                    Party Name                Party Name

By  ________________________________          By _______________________________
Name:                                         Name:
Title:                                        Title:

                          GENERAL TERMS AND CONDITIONS

               BASE CONTRACT FOR SALE AND PURCHASE OF NATURAL GAS

Section 1.        PURPOSE AND PROCEDURES

1.1 These General Terms and Conditions are intended to facilitate purchase and sale transactions of Gas on a Firm or Interruptible basis. "Buyer" refers to the party receiving Gas and "Seller" refers to the party delivering Gas. The entire agreement between the parties shall be the Contract as defined in Section 2.7.

THE PARTIES HAVE SELECTED EITHER THE "ORAL TRANSACTION PROCEDURE" OR THE "WRITTEN TRANSACTION PROCEDURE" AS INDICATED ON THE BASE CONTRACT.

ORAL TRANSACTION PROCEDURE:

1.2 The parties will use the following Transaction Confirmation procedure. Any Gas purchase and sale transaction may be effectuated in an EDI transmission or telephone conversation with the offer and acceptance constituting the agreement of the parties. The parties shall be legally bound from the time they so agree to transaction terms and may each rely thereon. Any such transaction shall be considered a "writing" and to have been "signed". Notwithstanding the foregoing sentence, the parties agree that Confirming Party shall, and the other party may, confirm a telephonic transaction by sending the other party a Transaction Confirmation by facsimile, EDI or mutually agreeable electronic means within three Business Days of a transaction covered by this Section 1.2 (Oral Transaction Procedure) provided that the failure to send a Transaction Confirmation shall not invalidate the oral agreement of the parties. Confirming Party adopts its confirming letterhead, or the like, as its signature on any Transaction Confirmation as the identification and authentication of Confirming Party. If the Transaction Confirmation contains any provisions other than those relating to the commercial terms of the transaction (i.e., price, quantity, performance obligation, delivery point, period of delivery and/or transportation conditions), which modify or supplement the Base Contract or General Terms and Conditions of this Contract (e.g., arbitration or additional representations and warranties), such provisions shall not be deemed to be accepted pursuant to
Section 1.3 but must be expressly agreed to by both parties; provided that the foregoing shall not invalidate any transaction agreed to by the parties.

WRITTEN TRANSACTION PROCEDURE:

1.2. The parties will use the following Transaction Confirmation procedure. Should the parties come to an agreement regarding a Gas purchase and sale transaction for a particular Delivery Period, the Confirming Party shall, and the other party may, record that agreement on a Transaction Confirmation and communicate such Transaction Confirmation by facsimile, EDI or mutually agreeable electronic means, to the other party by the close of the Business Day following the date of agreement. The parties acknowledge that their agreement will not be binding until the exchange of nonconflicting Transaction Confirmations or the passage of the Confirm Deadline without objection from the receiving party, as provided in Section 1.3.

1.3 If a sending party's Transaction Confirmation is materially different from the receiving party's understanding of the agreement referred to in Section 1.2, such receiving party shall notify the sending party via facsimile, EDI or mutually agreeable electronic means by the Confirm Deadline, unless such receiving party has previously sent a Transaction Confirmation to the sending party. The failure of the receiving party to so notify the sending party in writing by the Confirm Deadline constitutes the receiving party's agreement to the terms of the transaction described in the sending party's Transaction Confirmation. If there are any material differences between timely sent Transaction Confirmations governing the same transaction, then neither Transaction Confirmation shall be binding until or unless such differences are resolved including the use of any evidence that clearly resolves the differences in the Transaction Confirmations. In the event of a conflict among the terms of
(i) a binding Transaction Confirmation pursuant to Section 1.2, (ii) the oral agreement of the parties which may be evidenced by a recorded conversation, where the parties have selected the Oral Transaction Procedure of the Base Contract, (iii) the Base Contract, and (iv) these General Terms and Conditions, the terms of the documents shall govern in the priority listed in this sentence.

1.4 The parties agree that each party may electronically record all telephone conversations with respect to this Contract between their respective employees, without any special or further notice to the other party. Each party shall obtain any necessary consent of its agents and employees to such recording. Where the parties have selected the Oral Transaction Procedure in
Section 1.2 of the Base Contract, the parties agree not to contest the validity or enforceability of telephonic recordings entered into in accordance with the requirements of this Base Contract. However, nothing herein shall be construed as a waiver of any objection to the admissibility of such evidence.

Section 2.        DEFINITIONS

         The terms set forth below shall have the meaning ascribed to them below. Other terms are also defined elsewhere in the Contract and shall have the meanings ascribed to them herein.

2.1 "Alternative Damages" shall mean such damages, expressed in dollars or dollars per MMBtu, as the parties shall agree upon in the Transaction Confirmation, in the event either Seller or Buyer fails to perform a Firm obligation to deliver Gas in the case of Seller or to receive Gas in the case of Buyer.

2.2 "Base Contract" shall mean a contract executed by the parties that incorporates these General Terms and Conditions by reference; that specifies the agreed selections of provisions contained herein; and that sets forth other information required herein and any Special Provisions and addendum(s) as identified on page one.

2.3 "British thermal unit" or "Btu" shall mean the International BTU, which is also called the Btu (IT).

2.4 "Business Day" shall mean any day except Saturday, Sunday or Federal Reserve Bank holidays.

2.5 "Confirm Deadline" shall mean 5:00 p.m. in the receiving party's time zone on the second Business Day following the Day a Transaction Confirmation is received or, if applicable, on the Business Day agreed to by the parties in the Base Contract; provided, if the Transaction Confirmation is time stamped after 5:00 p.m. in the receiving party's time zone, it shall be deemed received at the opening of the next Business Day.

2.6 "Confirming Party" shall mean the party designated in the Base Contract to prepare and forward Transaction Confirmations to the other party.

2.7      "Contract" shall mean the legally-binding relationship established by
(i) the Base Contract, (ii) any and all binding Transaction Confirmations and
(iii) where the parties have selected the Oral Transaction Procedure in Section
1.2 of the Base Contract, any and all transactions that the parties have entered into through an EDI transmission or by telephone, but that have not been confirmed in a binding Transaction Confirmation.

2.8 "Contract Price" shall mean the amount expressed in U.S. Dollars per MMBtu to be paid by Buyer to Seller for the purchase of Gas as agreed to by the parties in a transaction.

2.9 "Contract Quantity" shall mean the quantity of Gas to be delivered and taken as agreed to by the parties in a transaction.

2.10 "Cover Standard", as referred to in Section 3.2, shall mean that if there is an unexcused failure to take or deliver any quantity of Gas pursuant to this Contract, then the performing party shall use commercially reasonable efforts to (i) if Buyer is the performing party, obtain Gas, (or an alternate fuel if elected by Buyer and replacement Gas is not available), or (ii) if Seller is the performing party, sell Gas, in either case, at a price reasonable for the delivery or production area, as applicable, consistent with: the amount of notice provided by the nonperforming party; the immediacy of the Buyer's Gas consumption needs or Seller's Gas sales requirements, as applicable; the quantities involved; and the anticipated length of failure by the nonperforming party.

2.11 "Credit Support Obligation(s)" shall mean any obligation(s) to provide or establish credit support for, or on behalf of, a party to this Contract such as an irrevocable standby letter of credit, a margin agreement, a prepayment, a security interest in an asset, a performance bond, guaranty, or other good and sufficient security of a continuing nature.

2.12 "Day" shall mean a period of 24 consecutive hours, coextensive with a "day" as defined by the Receiving Transporter in a particular transaction.

2.13 "Delivery Period" shall be the period during which deliveries are to be made as agreed to by the parties in a transaction.

2.14 "Delivery Point(s)" shall mean such point(s) as are agreed to by the parties in a transaction.

2.15 "EDI" shall mean an electronic data interchange pursuant to an agreement entered into by the parties, specifically relating to the communication of Transaction Confirmations under this Contract.

2.16 "EFP" shall mean the purchase, sale or exchange of natural Gas as the "physical" side of an exchange for physical transaction involving gas futures contracts. EFP shall incorporate the meaning and remedies of "Firm", provided that a party's excuse for nonperformance of its obligations to deliver or receive Gas will be governed by the rules of the relevant futures exchange regulated under the Commodity Exchange Act.

2.17 "Firm" shall mean that either party may interrupt its performance without liability only to the extent that such performance is prevented for reasons of Force Majeure; provided, however, that during Force Majeure interruptions, the party invoking Force Majeure may be responsible for any Imbalance Charges as set forth in Section 4.3 related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by the Transporter.

2.18 "Gas" shall mean any mixture of hydrocarbons and noncombustible gases in a gaseous state consisting primarily of methane.

2.19 "Imbalance Charges" shall mean any fees, penalties, costs or charges (in cash or in kind) assessed by a Transporter for failure to satisfy the Transporter's balance and/or nomination requirements.

2.20 "Interruptible" shall mean that either party may interrupt its performance at any time for any reason, whether or not caused by an event of Force Majeure, with no liability, except such interrupting party may be responsible for any Imbalance Charges as set forth in Section 4.3 related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by Transporter.

2.21 "MMBtu" shall mean one million British thermal units, which is equivalent to one dekatherm.

2.22 "Month" shall mean the period beginning on the first Day of the calendar month and ending immediately prior to the commencement of the first Day of the next calendar month.

2.23 "Payment Date" shall mean a date, as indicated on the Base Contract, on or before which payment is due Seller for Gas received by Buyer in the previous Month.

2.24 "Receiving Transporter" shall mean the Transporter receiving Gas at a Delivery Point, or absent such receiving Transporter, the Transporter delivering Gas at a Delivery Point.

2.25 "Scheduled Gas" shall mean the quantity of Gas confirmed by Transporter(s) for movement, transportation or management.

2.26 "Spot Price " as referred to in Section 3.2 shall mean the price listed in the publication indicated on the Base Contract, under the listing applicable to the geographic location closest in proximity to the Delivery Point(s) for the relevant Day; provided, if there is no single price published for such location for such Day, but there is published a range of prices, then the Spot Price shall be the average of such high and low prices. If no price or range of prices is published for such Day, then the Spot Price shall be the average of the following: (i) the price (determined as stated above) for the first Day for which a price or range of prices is published that next precedes the relevant Day; and (ii) the price (determined as stated above) for the first Day for which a price or range of prices is published that next follows the relevant Day.

2.27 "Transaction Confirmation" shall mean a document, similar to the form of Exhibit A, setting forth the terms of a transaction formed pursuant to
Section 1 for a particular Delivery Period.

2.28 "Termination Option" shall mean the option of either party to terminate a transaction in the event that the other party fails to perform a Firm obligation to deliver Gas in the case of Seller or to receive Gas in the case of Buyer for a designated number of days during a period as specified on the applicable Transaction Confirmation.

2.29 "Transporter(s)" shall mean all Gas gathering or pipeline companies, or local distribution companies, acting in the capacity of a transporter, transporting Gas for Seller or Buyer upstream or downstream, respectively, of the Delivery Point pursuant to a particular transaction.

Section 3.        PERFORMANCE OBLIGATION

3.1 Seller agrees to sell and deliver, and Buyer agrees to receive and purchase, the Contract Quantity for a particular transaction in accordance with the terms of the Contract. Sales and purchases will be on a Firm or Interruptible basis, as agreed to by the parties in a transaction.

THE PARTIES HAVE SELECTED EITHER THE "COVER STANDARD" OR THE "SPOT PRICE STANDARD" AS INDICATED ON THE BASE CONTRACT.

COVER STANDARD:

3.2 The sole and exclusive remedy of the parties in the event of a breach of a Firm obligation to deliver or receive Gas shall be recovery of the following: (i) in the event of a breach by Seller on any Day(s), payment by Seller to Buyer in an amount equal to the positive difference, if any, between the purchase price paid by Buyer utilizing the Cover Standard and the Contract Price, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the Contract Quantity and the quantity actually delivered by Seller for such Day(s); or (ii) in the event of a breach by Buyer on any Day(s), payment by Buyer to Seller in the amount equal to the positive difference, if any, between the Contract Price and the price received by Seller utilizing the Cover Standard for the resale of such Gas, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the Contract Quantity and the quantity actually taken by Buyer for such Day(s); or (iii) in the event that Buyer has used commercially reasonable efforts to replace the Gas or Seller has used commercially reasonable efforts to sell the Gas to a third party, and no such replacement or sale is available, then the sole and exclusive remedy of the performing party shall be any unfavorable difference between the Contract Price and the Spot Price, adjusted for such transportation to the applicable Delivery Point, multiplied by the difference between the Contract Quantity and the quantity actually delivered by Seller and received by Buyer for such Day(s). Imbalance Charges shall not be recovered under this Section 3.2, but Seller and/or Buyer shall be responsible for Imbalance Charges, if any, as provided in Section 4.3. The amount of such unfavorable difference shall be payable five Business Days after presentation of the performing party's invoice, which shall set forth the basis upon which such amount was calculated.

SPOT PRICE STANDARD:

3.2. The sole and exclusive remedy of the parties in the event of a breach of a Firm obligation to deliver or receive Gas shall be recovery of the following: (i) in the event of a breach by Seller on any Day(s), payment by Seller to Buyer in an amount equal to the difference between the Contract Quantity and the actual quantity delivered by Seller and received by Buyer for such Day(s), multiplied by the positive difference, if any, obtained by subtracting the Contract Price from the Spot Price; or (ii) in the event of a breach by Buyer on any Day(s), payment by Buyer to Seller in an amount equal to the difference between the Contract Quantity and the actual quantity delivered by Seller and received by Buyer for such Day(s), multiplied by the positive difference, if any, obtained by subtracting the applicable Spot Price from the Contract Price. Imbalance Charges shall not be recovered under this Section 3.2, but Seller and/or Buyer shall be responsible for Imbalance Charges, if any, as provided in Section 4.3. The amount of such unfavorable difference shall be payable five Business Days after presentation of the performing party's invoice, which shall set forth the basis upon which such amount was calculated.

3.3 Notwithstanding Section 3.2, the parties may agree to Alternative Damages in a Transaction Confirmation executed in writing by both parties.

3.4 In addition to Sections 3.2 and 3.3, the parties may provide for a Termination Option in a Transaction Confirmation executed in writing by both parties. The Transaction Confirmation containing the Termination Option will designate the length of nonperformance triggering the Termination Option and the procedures for exercise thereof, how damages for nonperformance will be compensated, and how liquidation costs will be calculated.

Section 4.        TRANSPORTATION, NOMINATIONS, AND IMBALANCES

4.1 Seller shall have the sole responsibility for transporting the Gas to the Delivery Point(s). Buyer shall have the sole responsibility for transporting the Gas from the Delivery Point(s).

4.2 The parties shall coordinate their nomination activities, giving sufficient time to meet the deadlines of the affected Transporter(s). Each party shall give the other party timely prior Notice, sufficient to meet the requirements of all Transporter(s) involved in the transaction, of the quantities of Gas to be delivered and purchased each Day. Should either party become aware that actual deliveries at the Delivery Point(s) are greater or lesser than the Scheduled Gas, such party shall promptly notify the other party.

4.3 The parties shall use commercially reasonable efforts to avoid imposition of any Imbalance Charges. If Buyer or Seller receives an invoice from a Transporter that includes Imbalance Charges, the parties shall determine the validity as well as the cause of such Imbalance Charges. If the Imbalance Charges were incurred as a result of Buyer's receipt of quantities of Gas greater than or less than the Scheduled Gas, then Buyer shall pay for such Imbalance Charges or reimburse Seller for such Imbalance Charges paid by Seller. If the Imbalance Charges were incurred as a result of Seller's delivery of quantities of Gas greater than or less than the Scheduled Gas, then Seller shall pay for such Imbalance Charges or reimburse Buyer for such Imbalance Charges paid by Buyer.

Section 5.        QUALITY AND MEASUREMENT

         All Gas delivered by Seller shall meet the pressure, quality and heat content requirements of the Receiving Transporter. The unit of quantity measurement for purposes of this Contract shall be one MMBtu dry. Measurement of Gas quantities hereunder shall be in accordance with the established procedures of the Receiving Transporter.

Section 6.        TAXES

THE PARTIES HAVE SELECTED EITHER "BUYER PAYS AT AND AFTER DELIVERY POINT" OR "SELLER PAYS BEFORE AND AT DELIVERY POINT" AS INDICATED ON THE BASE CONTRACT.

BUYER PAYS AT AND AFTER DELIVERY POINT:

Seller shall pay or cause to be paid all taxes, fees, levies, penalties, licenses or charges imposed by any government authority ("Taxes") on or with respect to the Gas prior to the Delivery Point(s). Buyer shall pay or cause to be paid all Taxes on or with respect to the Gas at the Delivery Point(s) and all Taxes after the Delivery Point(s). If a party is required to remit or pay Taxes that are the other party's responsibility hereunder, the party responsible for such Taxes shall promptly reimburse the other party for such Taxes. Any party entitled to an exemption from any such Taxes or charges shall furnish the other party any necessary documentation thereof.

SELLER PAYS BEFORE AND AT DELIVERY POINT:

Seller shall pay or cause to be paid all taxes, fees, levies, penalties, licenses or charges imposed by any government authority ("Taxes") on or with respect to the Gas prior to the Delivery Point(s) and all Taxes at the Delivery Point(s). Buyer shall pay or cause to be paid all Taxes on or with respect to the Gas after the Delivery Point(s). If a party is required to remit or pay Taxes that are the other party's responsibility hereunder, the party responsible for such Taxes shall promptly reimburse the other party for such Taxes. Any party entitled to an exemption from any such Taxes or charges shall furnish the other party any necessary documentation thereof.

Section 7.        BILLING, PAYMENT, AND AUDIT

7.1 Seller shall invoice Buyer for Gas delivered and received in the preceding Month and for any other applicable charges, providing supporting documentation acceptable in industry practice to support the amount charged. If the actual quantity delivered is not known by the billing date, billing will be prepared based on the quantity of Scheduled Gas. The invoiced quantity will then be adjusted to the actual quantity on the following Month's billing or as soon thereafter as actual delivery information is available.

7.2 Buyer shall remit the amount due under Section 7.1 in the manner specified in the Base Contract, in immediately available funds, on or before the later of the Payment Date or 10 Days after receipt of the invoice by Buyer; provided that if the Payment Date is not a Business Day, payment is due on the next Business Day following that date. In the event any payments are due Buyer hereunder, payment to Buyer shall be made in accordance with this Section 7.2.

7.3 In the event payments become due pursuant to Sections 3.2 or 3.3, the performing party may submit an invoice to the nonperforming party for an accelerated payment setting forth the basis upon which the invoiced amount was calculated. Payment from the nonperforming party will be due five Business Days after receipt of invoice.

7.4 If the invoiced party, in good faith, disputes the amount of any such invoice or any part thereof, such invoiced party will pay such amount as it concedes to be correct; provided, however, if the invoiced party disputes the amount due, it must provide supporting documentation acceptable in industry practice to support the amount paid or disputed. In the event the parties are unable to resolve such dispute, either party may pursue any remedy available at law or in equity to enforce its rights pursuant to this Section.

7.5 If the invoiced party fails to remit the full amount payable when due, interest on the unpaid portion shall accrue from the date due until the date of payment at a rate equal to the lower of (i) the then-effective prime rate of interest published under "Money Rates" by The Wall Street Journal, plus two percent per annum; or (ii) the maximum applicable lawful interest rate.

7.6 A party shall have the right, at its own expense, upon reasonable Notice and at reasonable times, to examine and audit and to obtain copies of the relevant portion of the books, records, and telephone recordings of the other party only to the extent reasonably necessary to verify

                                  Page 4 pf 10
the accuracy of any statement, charge, payment, or computation made under the Contract. This right to examine, audit, and to obtain copies shall not be available with respect to proprietary information not directly relevant to transactions under this Contract. All invoices and billings shall be conclusively presumed final and accurate and all associated claims for under- or overpayments shall be deemed waived unless such invoices or billings are objected to in writing, with adequate explanation and/or documentation, within two years after the Month of Gas delivery. All retroactive adjustments under
Section 7 shall be paid in full by the party owing payment within 30 Days of Notice and substantiation of such inaccuracy.

7.7      Unless the parties have elected on the Base Contract not to make this
Section 7.7 applicable to this Contract, the parties shall net all undisputed amounts due and owing, and/or past due, arising under the Contract such that the party owing the greater amount shall make a single payment of the net amount to the other party in accordance with Section 7; provided that no payment required to be made pursuant to the terms of any Credit Support Obligation or pursuant to
Section 7.3 shall be subject to netting under this Section. If the parties have executed a separate netting agreement, the terms and conditions therein shall prevail to the extent inconsistent herewith.

Section 8.        TITLE, WARRANTY, AND INDEMNITY

8.1 Unless otherwise specifically agreed, title to the Gas shall pass from Seller to Buyer at the Delivery Point(s). Seller shall have responsibility for and assume any liability with respect to the Gas prior to its delivery to Buyer at the specified Delivery Point(s). Buyer shall have responsibility for and any liability with respect to said Gas after its delivery to Buyer at the Delivery Point(s).

8.2 Seller warrants that it will have the right to convey and will transfer good and merchantable title to all Gas sold hereunder and delivered by it to Buyer, free and clear of all liens, encumbrances, and claims. EXCEPT AS PROVIDED IN THIS SECTION 8.2 AND IN SECTION 14.8, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE, ARE DISCLAIMED.

8.3 Seller agrees to indemnify Buyer and save it harmless from all losses, liabilities or claims including reasonable attorneys' fees and costs of court ("Claims"), from any and all persons, arising from or out of claims of title, personal injury or property damage from said Gas or other charges thereon which attach before title passes to Buyer. Buyer agrees to indemnify Seller and save it harmless from all Claims, from any and all persons, arising from or out of claims regarding payment, personal injury or property damage from said Gas or other charges thereon which attach after title passes to Buyer.

8.4 Notwithstanding the other provisions of this Section 8, as between Seller and Buyer, Seller will be liable for all Claims to the extent that such arise from the failure of Gas delivered by Seller to meet the quality requirements of Section 5.

Section 9.        NOTICES

9.1 All Transaction Confirmations, invoices, payments and other communications made pursuant to the Base Contract ("Notices") shall be made to the addresses specified in writing by the respective parties from time to time.

9.2 All Notices required hereunder may be sent by facsimile or mutually acceptable electronic means, a nationally recognized overnight courier service, first class mail or hand delivered.

9.3 Notice shall be given when received on a Business Day by the addressee. In the absence of proof of the actual receipt date, the following presumptions will apply. Notices sent by facsimile shall be deemed to have been received upon the sending party's receipt of its facsimile machine's confirmation of successful transmission. If the day on which such facsimile is received is not a Business Day or is after five p.m. on a Business Day, then such facsimile shall be deemed to have been received on the next following Business Day. Notice by overnight mail or courier shall be deemed to have been received on the next Business Day after it was sent or such earlier time as is confirmed by the receiving party. Notice via first class mail shall be considered delivered five Business Days after mailing.

Section 10.       FINANCIAL RESPONSIBILITY

10.1 If either party ("X") has reasonable grounds for insecurity regarding the performance of any obligation under this Contract (whether or not then due) by the other party ("Y") (including, without limitation, the occurrence of a material change in the creditworthiness of Y), X may demand Adequate Assurance of Performance. "Adequate Assurance of Performance" shall mean sufficient security in the form, amount and for the term reasonably acceptable to X, including, but not limited to, a standby irrevocable letter of credit, a prepayment, a security interest in an asset or a performance bond or guaranty (including the issuer of any such security).

10.2 In the event (each an "Event of Default") either party (the "Defaulting Party") or its guarantor shall: (i) make an assignment or any general arrangement for the benefit of creditors; (ii) file a petition or otherwise commence, authorize, or acquiesce in the commencement of a proceeding or case under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it; (iii) otherwise become bankrupt or insolvent (however evidenced); (iv) be unable to pay its debts as they fall due; (v) have a receiver, provisional liquidator, conservator, custodian, trustee or other similar official appointed with respect to it or substantially all of its assets; (vi) fail to perform any obligation to the other party with respect to any Credit Support Obligations relating to the Contract; (vii) fail to give Adequate Assurance of Performance under Section
10.1 within 48 hours but at least one Business Day of a written request by the other party; or (viii) not have paid any amount due the other party hereunder on or before the second Business Day following written Notice that such payment is due; then the other party (the "Non-Defaulting Party") shall have the right, at its sole election, to immediately withhold and/or suspend deliveries or payments upon Notice and/or to terminate and liquidate the transactions under the Contract, in the manner provided in Section 10.3, in addition to any and all other remedies available hereunder.

10.3 If an Event of Default has occurred and is continuing, the Non-Defaulting Party shall have the right, by Notice to the Defaulting Party, to designate a Day, no earlier than the Day such Notice is given and no later than 20 Days after such Notice is given, as an early termination date (the "Early Termination Date") for the liquidation and termination pursuant to Section
10.3.1 of all transactions under the Contract, each a "Terminated Transaction". On the Early Termination Date, all transactions will terminate, other than those transactions, if any, that may not be liquidated and terminated under applicable law or that are, in the reasonable opinion of the Non-Defaulting Party, commercially impracticable to liquidate and terminate ("Excluded Transactions"), which Excluded Transactions must be liquidated and terminated as soon thereafter as is reasonably practicable, and upon termination shall be a Terminated Transaction and be valued consistent with Section 10.3.1 below. With respect to each Excluded Transaction, its actual termination date shall be the Early Termination Date for purposes of Section 10.3.1.

THE PARTIES HAVE SELECTED EITHER "EARLY TERMINATION DAMAGES APPLY" OR "EARLY TERMINATION DAMAGES DO NOT APPLY" AS INDICATED ON THE BASE CONTRACT.

EARLY TERMINATION DAMAGES APPLY:

10.3.1 As of the Early Termination Date, the Non-Defaulting Party shall determine, in good faith and in a commercially reasonable manner, (i) the amount owed (whether or not then due) by each party with respect to all Gas delivered and received between the parties under Terminated Transactions and Excluded Transactions on and before the Early Termination Date and all other applicable charges relating to such deliveries and receipts (including without limitation any amounts owed under Section 3.2), for which payment has not yet been made by the party that owes such payment under this Contract and (ii) the Market Value, as defined below, of each Terminated Transaction. The Non-Defaulting Party shall
(x) liquidate and accelerate each Terminated Transaction at its Market Value, so that each amount equal to the difference between such Market Value and the Contract Value, as defined below, of such Terminated Transaction(s) shall be due to the Buyer under the Terminated Transaction(s) if such Market Value exceeds the Contract Value and to the Seller if the opposite is the case; and (y) where appropriate, discount each amount then due under clause (x) above to present value in a commercially reasonable manner as of the Early Termination Date (to take account of the period between the date of liquidation and the date on which such amount would have otherwise been due pursuant to the relevant Terminated Transactions).

For purposes of this Section 10.3.1, "Contract Value" means the amount of Gas remaining to be delivered or purchased under a transaction multiplied by the Contract Price, and "Market Value" means the amount of Gas remaining to be delivered or purchased under a transaction multiplied by the market price for a similar transaction at the Delivery Point determined by the Non-Defaulting Party in a commercially reasonable manner. To ascertain the Market Value, the Non-Defaulting Party may consider, among other valuations, any or all of the settlement prices of NYMEX Gas futures contracts, quotations from leading dealers in energy swap contracts or physical gas trading markets, similar sales or purchases and any other bona fide third-party offers, all adjusted for the length of the term and differences in transportation costs. A party shall not be required to enter into a replacement transaction(s) in order to determine the Market Value. Any extension(s) of the term of a transaction to which parties are not bound as of the Early Termination Date (including but not limited to "evergreen provisions") shall not be considered in determining Contract Values and Market Values. For the avoidance of doubt, any option pursuant to which one party has the right to extend the term of a transaction shall be considered in determining Contract Values and Market Values. The rate of interest used in calculating net present value shall be determined by the Non-Defaulting Party in a commercially reasonable manner.

EARLY TERMINATION DAMAGES DO NOT APPLY:

10.3.1. As of the Early Termination Date, the Non-Defaulting Party shall determine, in good faith and in a commercially reasonable manner, the amount owed (whether or not then due) by each party with respect to all Gas delivered and received between the parties under Terminated Transactions and Excluded Transactions on and before the Early Termination Date and all other applicable charges relating to such deliveries and receipts (including without limitation any amounts owed under Section 3.2), for which payment has not yet been made by the party that owes such payment under this Contract.

THE PARTIES HAVE SELECTED EITHER "OTHER AGREEMENT SETOFFS APPLY" OR "OTHER AGREEMENT SETOFFS DO NOT APPLY" AS INDICATED ON THE BASE CONTRACT.

OTHER AGREEMENT SETOFFS APPLY:

10.3.2. The Non-Defaulting Party shall net or aggregate, as appropriate, any and all amounts owing between the parties under Section 10.3.1, so that all such amounts are netted or aggregated to a single liquidated amount payable by one party to the other (the "Net Settlement Amount"). At its sole option and without prior Notice to the Defaulting Party, the Non-Defaulting Party may setoff (i) any Net Settlement Amount owed to the Non-Defaulting Party against any margin or other collateral held by it in connection with any Credit Support Obligation relating to the Contract; or (ii) any Net Settlement Amount payable to the Defaulting Party against any amount(s) payable by the Defaulting Party to the Non-Defaulting Party under any other agreement or arrangement between the parties.

OTHER AGREEMENT SETOFFS DO NOT APPLY:

10.3.2. The Non-Defaulting Party shall net or aggregate, as appropriate, any and all amounts owing between the parties under Section 10.3.1, so that all such amounts are netted or aggregated to a single liquidated amount payable by one party to the other (the "Net Settlement Amount"). At its sole option and without prior Notice to the Defaulting Party, the Non-Defaulting Party may setoff any Net Settlement Amount owed to the Non-Defaulting Party against any margin or other collateral held by it in connection with any Credit Support Obligation relating to the Contract.

10.3.3 If any obligation that is to be included in any netting, aggregation or setoff pursuant to Section 10.3.2 is unascertained, the Non-Defaulting Party may in good faith estimate that obligation and net, aggregate or setoff, as applicable, in respect of the estimate, subject to the Non-Defaulting Party accounting to the Defaulting Party when the obligation is ascertained. Any amount not then due which is included in any netting, aggregation or setoff pursuant to Section 10.3.2 shall be discounted to net present value in a commercially reasonable manner determined by the Non-Defaulting Party.

10.4 As soon as practicable after a liquidation, Notice shall be given by the Non-Defaulting Party to the Defaulting Party of the Net Settlement Amount, and whether the Net Settlement Amount is due to or due from the Non-Defaulting Party. The Notice shall include a written statement explaining in reasonable detail the calculation of such amount, provided that failure to give such Notice shall not affect the validity or enforceability of the liquidation or give rise to any claim by the Defaulting Party against the Non-Defaulting Party. The Net Settlement Amount shall be paid by the close of business on the second Business Day following such Notice, which date shall not be earlier than the Early Termination Date. Interest on any unpaid portion of the Net Settlement Amount shall accrue from the date due until the date of payment at a rate equal to the lower of (i) the then-effective prime rate of interest published under "Money Rates" by The Wall Street Journal, plus two percent per annum; or (ii) the maximum applicable lawful interest rate.

10.5 The parties agree that the transactions hereunder constitute a "forward contract" within the meaning of the United States Bankruptcy Code and that Buyer and Seller are each "forward contract merchants" within the meaning of the United States Bankruptcy Code.

10.6 The Non-Defaulting Party's remedies under this Section 10 are the sole and exclusive remedies of the Non-Defaulting Party with respect to the occurrence of any Early Termination Date. Each party reserves to itself all other rights, setoffs, counterclaims and other defenses that it is or may be entitled to arising from the Contract.

10.7 With respect to this Section 10, if the parties have executed a separate netting agreement with close-out netting provisions, the terms and conditions therein shall prevail to the extent inconsistent herewith.

Section 11.       FORCE MAJEURE

11.1     Except with regard to a party's obligation to make payment(s) due under
Section 7, Section 10.4, and Imbalance Charges under Section 4, neither party shall be liable to the other for failure to perform a Firm obligation, to the extent such failure was caused by Force Majeure. The term "Force Majeure" as employed herein means any cause not reasonably within the control of the party claiming suspension, as further defined in Section 11.2.

11.2 Force Majeure shall include, but not be limited to, the following: (i) physical events such as acts of God, landslides, lightning, earthquakes, fires, storms or storm warnings, such as hurricanes, which result in evacuation of the affected area, floods, washouts, explosions, breakage or accident or necessity of repairs to machinery or equipment or lines of pipe; (ii) weather related events affecting an entire geographic region, such as low temperatures which cause freezing or failure of wells or lines of pipe; (iii) interruption and/or curtailment of Firm transportation and/or storage by Transporters; (iv) acts of others such as strikes, lockouts or other industrial disturbances, riots, sabotage, insurrections or wars; and (v) governmental actions such as necessity for compliance with any court order, law, statute, ordinance, regulation, or policy having the effect of law promulgated by a governmental authority having jurisdiction. Seller and Buyer shall make reasonable efforts to avoid the adverse impacts of a Force Majeure and to resolve the event or occurrence once it has occurred in order to resume performance.

11.3 Neither party shall be entitled to the benefit of the provisions of Force Majeure to the extent performance is affected by any or all of the following circumstances: (i) the curtailment of interruptible or secondary Firm transportation unless primary, in-path, Firm transportation is also curtailed;
(ii) the party claiming excuse failed to remedy the condition and to resume the performance of such covenants or obligations with reasonable dispatch; or (iii) economic hardship, to include, without limitation, Seller's ability to sell Gas at a higher or more advantageous price than the Contract Price, Buyer's ability to purchase Gas at a lower or more advantageous price than the Contract Price, or a regulatory agency disallowing, in whole or in part, the pass through of costs resulting from this Agreement; (iv) the loss of Buyer's market(s) or Buyer's inability to use or resell Gas purchased hereunder, except, in either case, as provided in Section 11.2; or (v) the loss or failure of Seller's gas supply or depletion of reserves, except, in either case, as provided in Section
11.2. The party claiming Force Majeure shall not be excused from its responsibility for Imbalance Charges.

11.4 Notwithstanding anything to the contrary herein, the parties agree that the settlement of strikes, lockouts or other industrial disturbances shall be within the sole discretion of the party experiencing such disturbance.

11.5 The party whose performance is prevented by Force Majeure must provide Notice to the other party. Initial Notice may be given orally; however, written Notice with reasonably full particulars of the event or occurrence is required as soon as reasonably possible. Upon providing written Notice of Force Majeure to the other party, the affected party will be relieved of its obligation, from the onset of the Force Majeure event, to make or accept delivery of Gas, as applicable, to the extent and for the duration of Force Majeure, and neither party shall be deemed to have failed in such obligations to the other during such occurrence or event.

11.6 Notwithstanding Sections 11.2 and 11.3, the parties may agree to alternative Force Majeure provisions in a Transaction Confirmation executed in writing by both parties.

Section 12.       TERM

This Contract may be terminated on 30 Day's written Notice, but shall remain in effect until the expiration of the latest Delivery Period of any transaction(s). The rights of either party pursuant to Section 7.6 and Section 10, the obligations to make payment hereunder, and the obligation of either party to indemnify the other, pursuant hereto shall survive the termination of the Base Contract or any transaction.

Section 13.       LIMITATIONS

FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY. A PARTY'S LIABILITY HEREUNDER SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN OR IN A TRANSACTION, A PARTY'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY. SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

Section 14.       MISCELLANEOUS

14.1 This Contract shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, and heirs of the respective parties hereto, and the covenants, conditions, rights and obligations of this Contract shall run for the full term of this Contract. No assignment of this Contract, in whole or in part, will be made without the prior written consent of the non-assigning party (and shall not relieve the assigning party from liability hereunder), which consent will not be unreasonably withheld or delayed; provided, either party may (i) transfer, sell, pledge, encumber, or assign this Contract or the accounts, revenues, or proceeds hereof in connection with any financing or other financial arrangements, or (ii) transfer its interest to any parent or affiliate by assignment, merger or otherwise without the prior approval of the other party. Upon any such assignment, transfer and assumption, the transferor shall remain principally liable for and shall not be relieved of or discharged from any obligations hereunder.

14.2 If any provision in this Contract is determined to be invalid, void or unenforceable by any court having jurisdiction, such determination shall not invalidate, void, or make unenforceable any other provision, agreement or covenant of this Contract.

14.3 No waiver of any breach of this Contract shall be held to be a waiver of any other or subsequent breach. 14.4 This Contract sets forth all understandings between the parties respecting each transaction subject hereto, and any prior contracts, understandings and representations, whether oral or written, relating to such transactions are merged into and superseded by this Contract and any effective transaction(s). This Contract may be amended only by a writing executed by both parties.

14.5 The interpretation and performance of this Contract shall be governed by the laws of the jurisdiction as indicated on the Base Contract, excluding, however, any conflict of laws rule which would apply the law of another jurisdiction.

14.6 This Contract and all provisions herein will be subject to all applicable and valid statutes, rules, orders and regulations of any governmental authority having jurisdiction over the parties, their facilities, or Gas supply, this Contract or transaction or any provisions thereof.

14.7     There is no third party beneficiary to this Contract.

14.8 Each party to this Contract represents and warrants that it has full and complete authority to enter into and perform this Contract. Each person who executes this Contract on behalf of either party represents and warrants that it has full and complete authority to do so and that such party will be bound thereby.

14.9 The headings and subheadings contained in this Contract are used solely for convenience and do not constitute a part of this Contract between the parties and shall not be used to construe or interpret the provisions of this Contract.

14.10    Unless the parties have elected on the Base Contract not to make this
Section 14.10 applicable to this Contract, neither party shall disclose directly or indirectly without the prior written consent of the other party the terms of any transaction to a third party (other than the employees, lenders, royalty owners, counsel, accountants and other agents of the party, or prospective purchasers of all or substantially all of a party's assets or of any rights under this Contract, provided such persons shall have agreed to keep such terms confidential) except (i) in order to comply with any applicable law, order, regulation, or exchange rule, (ii) to the extent necessary for the enforcement of this Contract , (iii) to the extent necessary to implement any transaction, or (iv) to the extent such information is delivered to such third party for the sole purpose of calculating a published index. Each party shall notify the other party of any proceeding of which it is aware which may result in disclosure of the terms of any transaction (other than as permitted hereunder) and use reasonable efforts to prevent or limit the disclosure. The existence of this Contract is not subject to this confidentiality obligation. Subject to Section 13, the parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with this confidentiality obligation. The terms of any transaction hereunder shall be kept confidential by the parties hereto for one year from the expiration of the transaction.

         In the event that disclosure is required by a governmental body or applicable law, the party subject to such requirement may disclose the material terms of this Contract to the extent so required, but shall promptly notify the other party, prior to disclosure, and shall cooperate (consistent with the disclosing party's legal obligations) with the other party's efforts to obtain protective orders or similar restraints with respect to such disclosure at the expense of the other party.

14.11 The parties may agree to dispute resolution procedures in Special Provisions attached to the Base Contract or in a Transaction Confirmation executed in writing by both parties.

DISCLAIMER: The purposes of this Contract are to facilitate trade, avoid misunderstandings and make more definite the terms of contracts of purchase and sale of natural gas. Further, NAESB does not mandate the use of this Contract by any party. NAESB DISCLAIMS AND EXCLUDES, AND ANY USER OF THIS CONTRACT ACKNOWLEDGES AND AGREES TO NAESB'S DISCLAIMER OF, ANY AND ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS, EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THIS CONTRACT OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE (WHETHER OR NOT NAESB KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING. EACH USER OF THIS CONTRACT ALSO AGREES THAT UNDER NO CIRCUMSTANCES WILL NAESB BE LIABLE FOR ANY DIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY USE OF THIS CONTRACT.

                                                                       EXHIBIT A
                            TRANSACTION CONFIRMATION
                             FOR IMMEDIATE DELIVERY

        Letterhead/Logo            Date:__________________________, __________
                                   Transaction Confirmation #: _______________

This Transaction Confirmation is subject to the Base Contract between Seller and Buyer dated ______________________. The terms of this Transaction Confirmation are binding unless disputed in writing within 2 Business Days of receipt unless otherwise specified in the Base Contract.

SELLER:                                                           BUYER:
_______________________________________________                   _______________________________________________
_______________________________________________                   _______________________________________________
_______________________________________________                   _______________________________________________
Attn: _________________________________________                   Attn: _________________________________________
Phone: ________________________________________                   Phone: ________________________________________
Fax: __________________________________________                   Fax: __________________________________________
Base Contract No. _____________________________                   Base Contract No. _____________________________
Transporter: __________________________________                   Transporter: __________________________________
Transporter Contract Number: __________________                   Transporter Contract Number: __________________

Contract Price:  $____________/MMBtu or ________________________________________

Delivery Period:  Begin: ____________________             End:__________________

PERFORMANCE OBLIGATION AND CONTRACT QUANTITY:  (Select One)

FIRM (FIXED QUANTITY):                            FIRM (VARIABLE QUANTITY):                      INTERRUPTIBLE:
______________MMBtus/day                          ______________MMBtus/day Minimum               Up to _____________MMBtus/day
    [ ] EFP                                       ______________MMBtus/day Maximum
                                                  subject to Section 4.2. at election of
                                                  [ ] Buyer or [ ] Seller

DELIVERY POINT(S): ________________________
(If a pooling point is used, list a specific geographic and pipeline location):

SPECIAL CONDITIONS:

Seller: _________________________        Buyer: _________________________

By: _____________________________        By: ____________________________

Title: __________________________        Title: _________________________

Date: ___________________________        Date: __________________________

                            TRANSACTION CONFIRMATION

                             FOR IMMEDIATE DELIVERY

            DWR(CERS)                    Date: November 11, 2002

                                         Transaction Confirmation #: ___________

This Transaction Confirmation is subject to the Base Contract between Seller and Buyer dated ___November 11, 2002_____. The terms of this Transaction Confirmation are binding unless disputed in writing within 2 Business Days of receipt unless otherwise specified in the Base Contract.

SELLER:                                               BUYER:
WILLIAMS ENERGY MARKETING &
TRADING COMPANY.                                      CALIFORNIA DEPARTMENT OF WATER
                                                      RESOURCES, P. O. Box 219001
             One Williams Center, Tulsa, OK 74172       3310 El Camino Avenue Suite 120, Sacramento, CA 95821
                  Attn: Contract Administration       Attn: Garney L. Hargan
                                                      Phone: 916-574-0290
                   Phone: (918) 573-4188              Fax: 916-574-0301
                                                      Base Contract No._______________________________
                   Fax: (918) 732-0269                Transporter: ___________________________________
                                                      Transporter Contract Number:_____________________
Base Contract No. _________________________
Transporter: ______________________________
Transporter Contract Number:_______________

Contract Price: As indicated in Special Conditions below.

Delivery Period:  Begin: January 1, 2004                  End: December 31, 2010

PERFORMANCE OBLIGATION AND CONTRACT QUANTITY:
FIRM

November through April: 1,200,000 MMBtu/month. Ratable daily takes; must take entire quantity, but allocable on a monthly basis for delivery to either or both of Southern California Border or point(s) on Kern River Pipeline pursuant to Special Conditions below.

May through October: 1,800,000 MMBtu/month. Ratable daily takes; must take entire quantity, but allocable on a monthly basis for delivery to either or both of Southern California Border or point(s) on Kern River Pipeline pursuant to Special Conditions below.

DELIVERY POINT(S): Southern California Border delivery points into Southern California Gas Pipeline (50 - 100% of Contract Quantity) and Kern River Pipeline delivery points (0 - 50% of Contract Quantity), as described in Special Conditions. (If a pooling point is used, list a specific geographic and pipeline location):

SPECIAL CONDITIONS:

1. Contract Price for each year ($/MMBtu) as follows:

2004     3.98          2008     4.21
2005     3.85          2009     4.32
2006     3.96          2010     4.39
2007     4.09

3. Monthly Allocation. Not later than the earlier of monthly nominations deadline and 3 business days prior to the beginning of each month during the Term, Buyer shall provide Seller notice of Buyer's requested allocation of volumes of natural gas for delivery during such month to (i) the Southern California Border and (ii) delivery point(s) Kern River Pipeline; provided, Buyer shall not request allocation of more than 50% of the Contract Quantity to Kern River Pipeline. With respect to the volumes requested to be delivered on Kern River Pipeline, Buyer's notice shall also state Buyer's requested delivery points on Kern River Pipeline where, subject to available operational capacity and subject to Buyer's responsibility for any incremental cost incurred by Seller, Buyer requests that Seller deliver such volumes during such month.

Gas nominated into Southern California Gas Company will be designated as the "Southern California Border" nomination.

4. Daily Delivery Point Option on Kern River Pipeline. Subject to available operational capacity and subject to Buyer's responsibility for any incremental cost incurred by Seller, to the extent Buyer shall have allocated all or a portion of the volumes purchased hereunder for delivery on Kern River Pipeline, Buyer will be allowed to change the volumes to other Kern River Pipeline delivery points on a day ahead basis as long as operational capacity at those points is available for that day. Buyer shall provide notice of such changes to Buyer's monthly nomination notice (previously provided to Seller pursuant to Special Provision #3, above) to Seller by not later than the earlier of day-ahead nominations deadline and 8:30 AM Central Standard Time the business day prior to the day of gas flow.

5. Limited Ability to Deliver Kern to SoCalBorder Intramonth. Changes of nominations from Kern River Pipeline to Southern California Border or Southern California Border to Kern River Pipeline during the month will not be allowed except where the original nominations on Kern River Pipeline can be delivered off Kern to a Southern California delivery point, including, but not limited to, Wheeler Ridge and Kramer Junction.

6. Limitations. Buyer's right to allocate between pipelines and delivery points as described in Special Conditions 3, 4, and 5 above shall also be subject to all of the terms and conditions of the applicable pipeline tariff(s).

Seller: WILLIAMS ENERGY MARKETING &      Buyer: CALIFORNIA DEPARTMENT OF WATER
TRADING COMPANY.                         RESOURCES
By: ________________________________     By: ___________________________________

Title: _____________________________     Title: ________________________________

Date:             November 11, 2002      Date:             November 11, 2002
        ----------------------------                 -------------------------

                               SPECIAL PROVISIONS

                            to the BASE CONTRACT FOR

                        SALE AND PURCHASE OF NATURAL GAS

                  (NAESB Standard 6.3.1, Dated April 19, 2002)

                                     between

                    CALIFORNIA DEPARTMENT OF WATER RESOURCES
                                P. O. Box 219001
                              3310 El Camino Avenue

                              Sacramento, CA 95821

                                     ("DWR")

                                       and

                   WILLIAMS ENERGY MARKETING & TRADING COMPANY
                               One Williams Center

                                 Tulsa, OK 74172

                                  ("Williams ")

                            Dated: November 11, 2002

The parties agree to amend the General Terms and Conditions of the Base Contract as follows:

1. The penultimate sentence of Section 1.2 WRITTEN TRANSACTION PROCEDURE shall be amended as follows:

                  "EDI" shall be deleted.

2.       Section 2.15 shall be deleted.

3.       The following shall be added immediately following Section 2.29:

         2.30. "Buyer" shall mean the purchaser of Gas in a Transaction formed pursuant to this Base Contract.

         2.31. "Buyer Replacement Agreement" means any agreement identical to this Base Contract (including any Transactions hereunder) between Williams and a Qualified Electrical Corporation, excluding provisions relating to DWR's status as a governmental agency or to the original start date(s) of this Base Contract, and together with such changes as Sellers and such Qualified Electrical Corporation may agree.

         2.32. "Fund" shall mean Department of Water Resources Electric Power Fund established by Section 80200 of the Water Code of the State of California (the "Water Code").

         2.33. "Qualified Electric Corporation" means an electrical corporation as defined by AB 1X, codified at California Water Code Section 80100 et seq (the "Act"), whose long-term unsecured senior debt on the effective date of any Buyer Replacement Agreement is rated BBB or better by S&P and Baa2 or better by Moody's and is not on negative outlook or Credit Watch from either rating agency; provided that with the exception of San Diego Gas and Electric Company, Southern California Edison Company and Pacific gas and Electric Company, no electrical corporation shall be a Qualified Electrical Corporation without the prior written agreement of Williams.

         2.34. "Seller" shall mean the seller of Gas in a Transaction formed pursuant to this Base Contract.

         2.35 "Transaction" shall mean a purchase and sale transaction formed pursuant to Section 1 for a particular delivery period.

         2.36 "Trust Estate" means all revenues received by Buyer under any obligation entered into, and rights to receive the same, and moneys on deposit in the Fund and income or revenue derived from the investment thereof.

4. The following sentence shall be added immediately following the last sentence of Section 8.3:

         However, DWR's obligation to indemnify Williams pursuant to the provisions of this Section 8.3 shall apply only to the extent expressly permitted by law.

5. Section 10.3.1 shall be deleted and replaced in its entirety with the following:

     10.3.1 (a) Upon termination of this Base Contract and the Transactions hereunder as the result of an Event of Default, the Non-Defaulting Party shall be entitled to a payment (the "Termination Payment") which shall be calculated as of the Early Termination Date in accordance with (b) below. As soon as practicable after the Early Termination Date, the Non-Defaulting Party shall give notice to the Defaulting Party of the amount of the Termination Payment, if any, due to the Non-Defaulting Party. The notice shall include a written statement explaining in reasonable detail the calculation of such amount. Termination

     Payment is to be made no later than thirty (30) days after receipt of written notice of an Early Termination Date, except in the event that DWR is the Defaulting Party, in which case the Termination Payment is to be one hundred eighty (180) days after receipt of written notice of an Early Termination Date. Interest on any unpaid portion of the Net Settlement Amount shall accrue from the date due until the date of payment at a rate equal to the lower of (i) the then effective prime rate of interest published under "Money Rates" by the Wall Street Journal, plus two percent per annum; or (ii) the maximum applicable lawful interest rate.

     Notwithstanding Section 7.4 hereof, if the Defaulting Party disagrees with the calculation of the Termination Payment and the parties cannot otherwise resolve their differences, pending resolution of the dispute, the Defaulting Party shall pay the full amount of the Termination Payment calculated by the Non-Defaulting Party in accordance with the timetable as provided above.

     (b) The Non-Defaulting Party shall calculate the Termination Payment as follows:

     The Termination Payment, if any, shall be (i) in the case Buyer is the Non-Defaulting Party, the present value of the positive difference, if any, of (A) Market Value, and (B) Contract Value, or (ii) in the case Seller is the Non-Defaulting Party, the present value of the positive difference, if any, of (A) Contract Value, and (B) Market Value, in each case using the Present Value Rate as of the time of termination (to take account of the period between the time notice of termination was effective and when such amount would have otherwise been due pursuant to the relevant transaction). The "Present Value Rate" shall mean the sum of 0.50% plus the yield reported on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) at 11:00 a.m. (New York City, New York time) for the United States government securities having a maturity that matches the average remaining term of this Agreement.

     For purposes of this Section 10.3.1, "Contract Value" means the amount of Gas remaining to be delivered or purchased under a transaction multiplied by the Contract Price, and "Market Value" means the amount of Gas remaining to be delivered or purchased under a Transaction multiplied by the market price for a similar transaction at the Delivery Point determined by the Non-Defaulting Party in a commercially reasonable manner. To ascertain Market Value, the Non-Defaulting Party may consider, among other valuations, any or all of the settlement prices of NYMEX Gas futures contracts, quotations from leading dealers in energy swap contracts or physical gas trading markets, similar sales or purchases and any bona fide third party offers, all adjusted for the length of the term and the difference in transportation costs. A party shall not be required to enter into a replacement transaction (s) in order to determine "Market Value". Any extensions(s) of the term of a transaction to which parties are not bound as of the Early Termination Date (including but not limited to "evergreen provisions") shall not be considered in determining Contract Values and Market Values.

     (c) Notwithstanding the other provisions of this Base Contract, if the Non-Defaulting Party has the right to liquidate or terminate all obligations arising under the Transaction under the provisions of this
     Section 10 because of the circumstances listed in items (i) through (v) of
     Section 10.2, then this Base Contract and the Transactions hereunder shall automatically terminate, without notice, as if the Early Termination Date was the day immediately preceding the events listed in Section 10.2.

6.       Section 10.4 shall be deleted.

7. For so long as DWR is a party to the Base Contract, Section 10.5 shall be deleted, provided, however that Section 10.5 shall be included in any Buyer Replacement Agreement as defined in Section 2.31.

8.       The following shall be added immediately following Section 10.7:

         10.8. DWR's obligation to make payments hereunder shall be limited solely to the Fund. Any liability of DWR arising in connection with this Base Contract or any claim based thereon or with respect thereto, including, but not limited to, any payment pursuant to Section 3.2 hereof arising as the result of any breach or event of default under this Base Contract, and any other payment obligation or liability of or judgment against DWR hereunder, shall be satisfied solely from the Fund. NEITHER THE FULL FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF CALIFORNIA ARE OR MAY BE PLEDGED FOR ANY PAYMENT UNDER THIS BASE CONTRACT. Revenues and assets of the State Water Resources Development System shall not be liable for or available to make any payments or satisfy any obligation arising under this Base Contract.

9.       The following shall be added immediately following Section 10.8:

         10.9. In accordance with Section 80134 of the Water Code, DWR covenants that it will, at least annually, and more frequently as required, establish and revise revenue requirements sufficient, together with any moneys on deposit in the Fund, to provide for the timely payment of all obligations which it has incurred, including any payments required to be made by DWR pursuant to this Base Contract. As provided in Section 80200 of the Water Code, while any obligations of DWR pursuant to this Base Contract remain outstanding and not fully performed or discharged, the rights, powers, duties and existence of DWR and the California Public Utilities Commission shall not be diminished or impaired in any manner that will affect adversely the interests and rights of the Seller under this Base Contract.

10.      The following shall be added immediately following Section 14.11:

         14.12. Seller has stated that, because of the administrative burden and delays associated with such requirements, it would not enter into this Base Contract if the provisions of the Government Code of California and the Public Contracts Code of California applicable to state contracts, including, but not limited to, advertising and competitive bidding requirements and prompt payment requirements would apply to or be required to be incorporated in this Base Contract. Accordingly, pursuant to Section 80014(b) of the Water Code, DWR has determined that it would be detrimental to accomplishing the purposes of Division 27 (commencing with Section 80000) of the Water Code to make such provisions applicable to this Base Contract and that such provisions and requirements are therefore not applicable to or incorporated in this Base Contract.

11.      The following shall be added immediately following Section 14.12:

         14.13. It is understood by the parties that, with respect to the DWR, only the following persons or such other persons as designated in writing by DWR shall be authorized to enter into any transaction, other than the 2002A Transaction, contemplated hereunder on behalf of DWR:
         (1) Garney Hargan; (2) Robert Grow; and (3) George Baldini.

12.      The following shall be added immediately following Section 14.13:

         14.14. It is understood by the parties that the California Department of Water Resources means the California Department of Water Resources, acting solely under the authority and powers created by AB1-X, codified as Sections 80000 through 80270 of the Water Code of California, AS AMENDED, and not under its powers and responsibilities with respect to the State Water Resources Development System.

13.      The following shall be added immediately following Section 14.14:

         14.15. Notwithstanding the foregoing limitations on assignment, at any time after January 1, 2003, the Seller shall, upon the written request of DWR, enter into one or more Buyer Replacement Agreements as may be agreed to by one or more Qualified Electric Corporations. This Base Contract and any Transactions hereunder shall terminate upon execution of a Buyer Replacement Agreement. The execution of the Buyer Replacement Agreement shall constitute a novation that shall relieve DWR of any liability or obligation arising after the date of termination of this Base Contract and Transactions hereunder. Such Replacement Agreement shall state that it is a Replacement Agreement within the meaning of the Agreement. The effectiveness of such Buyer Replacement Agreement shall be subject to the condition precedent that the California Public Utilities Commission shall have conducted a just and reasonable review under Section 451 of the Public Utilities Code with respect to such Buyer Replacement Agreement and shall have issued an order determining that the charges under such Buyer Replacement Agreement are just and reasonable.

15.      The following shall be added immediately following Section 14.15:

         14.16. California law authorizes suits based on contract against the State or its agencies, and Buyer agrees that it will not assert any immunity it may have as a state agency against such lawsuits filed in California state court.

16.      The following shall be added immediately following Section 14.16:

     14.17. Payments by Buyer under this Base Contract shall constitute an operating expense of the Fund payable prior to all bonds, notes or other indebtedness secured by a pledge or assignment of the Trust Estate or payments to the general fund.

17.      The following shall be added immediately following Section 14.17:

     14.18. Buyer covenants that it will, at least annually, and more frequently as required, establish and revise revenue requirements sufficient, together with any moneys on deposit in the Fund, to provide for the timely payment of all obligations which it has incurred, including any payments required to be made by Buyer pursuant to this Base Contract. While any obligations of Buyer pursuant this Base Contract remain outstanding and not fully performed or discharged, the rights, powers, duties and existence of Buyer and the California Public Utilities Commission shall not be diminished or impaired in any manner that will affect adversely the interests and rights of Seller under this Base Contract.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Parties have caused this Special Provisions to The Base Contract for Sale and Purchase of Natural Gas to be duly executed as of the date first above written.

WILLIAMS ENERGY MARKETING &                CALIFORNIA DEPARTMENT OF WATER
TRADING COMPANY                            RESOURCES separate and apart from its
                                           Powers and responsibilities with
                                           respect to the State Water Resources
                                           Development System

By:_____________________________           By:______________________________

Name:___________________________           Name:____________________________

Title:__________________________           Title:___________________________

                                 ACKNOWLEDGMENTS

State of Oklahoma   )
                    ) SS
County of Tulsa)

BEFORE ME, the undersigned authority, a notary public, on this day personally appeared ____________________, ____________________ of Williams Energy Marketing
& Trading Company, a Delaware corporation, known to me that he executed this Special Provisions to The Base Contract for Sale and Purchase of Natural Gas for the purposes and consideration herein expressed, in the capacity therein set forth and as the act and deed of said corporation.

GIVEN UNDER MY HAND AND SEAL of office, this the _____ day of November, 2002.

                                     ________________________________________
                                     Notary Public

My Commission Expires:     ________________

Commission Number:      ______________

[ S E A L ]

State of California    )
                       ) SS
County of _________    )

BEFORE ME, the undersigned authority, a notary public, on this day personally appeared ____________________, _____________________ of the California
Department of Water Resources, a ____________________, known to me that he executed this Special Provisions to The Base Contract for Sale and Purchase of Natural Gas for the purposes and consideration therein expressed, in the capacity therein set forth and as the act and deed of said ______________.

GIVEN UNDER MY HAND AND SEAL of office, this the _____ day of November, 2002.

                                     ________________________________________
                                     Notary Public

My Commission Expires:     ________________

Commission Number:      ______________

[ S E A L ]